UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

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Media General, Inc.

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Notice of 2015

Annual Meeting

and

Proxy Statement

Thursday, April 23, 2015

11:00 a.m.

WKRN-TV

441 Murfreesboro Road

Nashville, Tennessee 37210

Media General, Inc.   333 East Franklin Street   Richmond, Virginia 23219   (804) 887-5000   www.mediageneral.com

J. Stewart Bryan III

Chairman

March 13, 2015

Dear Stockholder:

I am pleased to forward our 2015 Proxy Statement as I cordially invite you to attend Media General’s 2015 Annual Meeting on Thursday, April 23, 2015.

Our Annual Meeting will be held at the offices of WKRN-TV, 441 Murfreesboro Road, Nashville, Tennessee 37210.

We are pleased once again to be taking advantage of the Securities and Exchange Commission rule allowing Stockholders to receive proxy materials over the Internet. This environmentally responsible e-proxy process expedites receipt of our proxy materials and lowers costs for the Company.

Whether or not you plan to be present at the Annual Meeting, we value your vote. Most Stockholders have a choice of voting over the Internet, by telephone, or by using a traditional proxy card. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. However you choose to vote, please do so at your earliest convenience.

Thank you for being a Media General Stockholder. I look forward to seeing you on April 23.

Yours sincerely, J. Stewart Bryan III

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

To the Holders of Voting Common Stock

    of Media General, Inc.

The 2015 Annual Meeting of Stockholders of Media General, Inc. will be held at the offices of WKRN-TV, 441 Murfreesboro Road, Nashville, Tennessee 37210, on Thursday, April 23, 2015, at 11:00 a.m. C.T. for the following purposes:

1.	To elect a Board of Directors;

2.	To approve the Media General, Inc. Amended and Restated Long-Term Incentive Plan;

3.	To approve the Media General, Inc. Employee Stock Purchase Plan;

4.	To hold an advisory vote on executive compensation; and

5.	To act upon such other matters as properly may come before the meeting.

Holders of the Company’s Voting Common Stock of record at the close of business on February 27, 2015, are entitled to notice of and to vote at the meeting.

Stockholders are requested to vote by the Internet, by telephone or, for those who have received paper copies of the proxy card, by completing and returning the accompanying proxy card in the envelope provided, whether or not they expect to attend the meeting in person. Internet and telephone voting facilities will close at 11:59 p.m. E.T. on April 22, 2015. A proxy may be revoked at any time before it is voted.

By Order of the Board of Directors, ANDREW C. CARINGTON, Secretary

Richmond, Virginia

March 13, 2015

PROXY STATEMENT

2015 Annual Meeting of Stockholders

SOLICITATION OF PROXIES

This statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Media General, Inc., to be used at the 2015 Annual Meeting of Stockholders to be held at the offices of WKRN-TV, 441 Murfreesboro Road, Nashville, Tennessee 37210, on Thursday, April 23, 2015, at 11:00 a.m. C.T. All shares entitled to vote and represented by properly completed proxies received prior to the meeting and not revoked will be voted in accordance with their instructions. Internet and telephone voting facilities will close at 11:59 p.m. E. T. on April 22, 2015. A proxy may be revoked by a Stockholder at any time before it is voted.

A notice containing instructions on how to access this Proxy Statement and our Annual Report online was mailed to some of the Company’s Stockholders on March 13, 2015. On that date, we also began mailing a full set of proxy materials to other Stockholders and to those Stockholders who had requested paper copies of our proxy materials.

Only holders of record of Voting Common Stock at the close of business on February 27, 2015 will be entitled to vote, and each share of Voting Common Stock will be entitled to one vote on each matter being voted upon. As of the close of business on February 27, 2015, there were 130,096,348 shares of Voting Common Stock outstanding.

For purposes of this proxy statement, references to the Company, Media General and the Board of Directors refer to Media General, Inc. (Old Media General), the former public reporting company, and its Board of Directors, with respect to the periods prior to its merger with LIN Media, LLC (LIN Media) consummated in December 2014, and to Media General, Inc. (formerly, Mercury New Holdco, Inc.), which became the new the public reporting company in connection with the merger, and its Board of Directors, with respect to periods after the consummation of the combination.

DIRECTOR INDEPENDENCE

All non-management members of the Company’s Board of Directors are independent, in accordance with the rules of the New York Stock Exchange (the NYSE) and the Company’s more stringent Director Independence Standards. The Board affirmatively has determined that the Company’s non-management Directors and Director nominees, J. Stewart Bryan III, Diana F. Cantor, Royal W. Carson, III, H.C. Charles Diao, Dennis J. FitzSimons, Soohyung Kim, Douglas W. McCormick, John R. Muse, Wyndham Robertson, and Thomas J. Sullivan are independent and have no relationship with the Company that would interfere with their exercise of independent judgment in carrying out the responsibilities of a Director. In making this determination with respect to J. Stewart Bryan III, the Board considered that Mr. Bryan was an employee of the Company until 2008, was the Company's Chief Executive Officer until 2005 and was the controlling Stockholder of the Company until the consummation of the Company's merger with New Young Broadcasting Holding Co., Inc. (Young) in November 2013. In making this determination with respect to Soohyung Kim, the Board considered that Mr. Kim is the Chief Executive Officer and the Chief Investment Officer of Standard General, L.P. (Standard General), which exercises voting and investment control over approximately 20.6% of the outstanding shares of the Voting Common Stock of the Company that are held by investment funds for which Standard General serves as investment manager. In making this determination with respect to Thomas J. Sullivan, the Board considered that Mr. Sullivan was the Executive Chairman of Young until it merged with the Company in November 2013, was Young's Chief Financial Officer in 2012 and continued to receive severance payments until November 2014 (not conditioned on his continued service as a Director of the Company) in respect of his prior service as Young's Executive Chairman. In making this determination with respect to John R. Muse, the Board considered that Mr. Muse, a former director of LIN Media who joined the Board in December 2014 in connection with the Company’s merger with LIN Media, is the Chairman of Kainos Capital, LLC, successor to Hicks, Muse & Co., and has shared voting and dispositive power with respect to approximately 8.9% of the outstanding shares of the Voting Common Stock of the Company that are held by investment funds for which Kainos Capital serves as investment manager. In making its determination with respect to Diana F. Cantor, the Board considered that in September 2014, Ms. Cantor's spouse joined Moelis & Company (Moelis) as a Managing Director and Vice Chairman and as a director, and that, in April 2014, prior to the time Ms. Cantor's spouse joined Moelis, Old Media General had retained Moelis to serve as its financial advisor in connection with the sale and swap of television stations required to be divested to satisfy regulatory requirements in connection with the combination with LIN Media for which Moelis received a fee of approximately $4 million in connection with the consummation of the merger. Ms. Cantor's spouse had no involvement in Moelis' provision of services to Old Media General. The Company’s Director Independence Standards are available at the Company website, www.mediageneral.com.

THE BOARD AND ITS COMMITTEES

The Chairman of the Board of Directors presides over the meetings of the Board and, as described in the Company’s Principles of Corporate Governance and establishes the agenda for each meeting. Senior management, led by the Chief Executive Officer, is responsible for conducting the day-to-day operations of the Company and keeping the Board informed of the status of the Company’s operations. In adopting this leadership structure, the Board additionally has determined that the Board and the Company presently are best managed by separating the roles of the Chairman and the Chief Executive Officer.

The Board of Directors held twelve (12) meetings during 2014. The Company’s non-management Directors meet regularly in executive session. The presiding position at these executive sessions is rotated among the chairs of the Audit, Compensation and Nominating & Governance Committees, a practice the Board believes is more advantageous than having a single “presiding director.” All Directors attended, during the period in which they were members of the Board during 2014, 75% or more of the meetings of the Board and the Board committees on which they served.

The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee, the Finance Committee and the Nominating & Governance Committee. Each of these Committees, with the exception of the Finance Committee, has a written charter, which is available at the Company’s website, www.mediageneral.com.

The Audit Committee consists of Mrs. Cantor, as Chairman of the Committee, and Messrs. Diao and FitzSimons, each of whom is independent under the rules of the NYSE and the Securities and Exchange Commission. As discussed more fully below, each member of the Committee also is an “audit committee financial expert.” This Committee has been established in accordance with the rules of the NYSE and the Securities Exchange Act of 1934 (Exchange Act) and oversees the audit function of the Company with regard to its internal auditors and its independent registered public accounting firm. The Committee meets with these internal and independent auditors, has sole authority to retain and terminate the Company’s independent auditors and reviews all quarterly and annual SEC filings made by the Company. The Audit Committee met twelve (12) times during 2014.

The Compensation Committee consists of Miss Robertson and Messrs. Carson, FitzSimons, and Kim. Mr. FitzSimons is Chairman of the Committee. Mr. Carson, a former director of LIN Media, joined the Committee in December 2014 in connection with the consummation of the Company’s merger with LIN Media. All of the members of the Committee are independent under the rules of the NYSE, taking into account the additional factors required to be considered under the NYSE rules with respect to such members. The Committee has general responsibility for employee compensation and makes recommendations to the Board with respect to the compensation of all Directors, officers and other key executives, including incentive compensation plans and equity-based plans. The Committee receives recommendations from the Chief Executive Officer, and it receives reports and recommendations from the compensation consultants it has retained directly on both short-term and long-term executive and Director compensation matters. The Committee has the sole authority to retain, terminate and fix the compensation of any advisor it deems appropriate to assist it in the fulfillment of its responsibilities. In 2014, the Committee selected and directly retained the services of Pearl Meyer & Partners, LLC (PM&P), an independent executive compensation consulting firm. PM&P does not provide any other services to the Company and works with the Company’s management only on matters at the direction and under the supervision of the Compensation Committee. The Committee has assessed the independence of PM&P pursuant to SEC rules and concluded that no conflict of interest exists that would prevent PM&P from serving as an independent consultant to the Compensation Committee. The Compensation Committee periodically seeks input from PM&P on a range of external market factors, including evolving compensation trends, appropriate peer companies and market survey data. PM&P also provides general observations on the Company’s compensation programs, but it does not determine or recommend the amount or form of compensation for the named executive officers. The Compensation Committee met six (6) times during 2014.

The Finance Committee consists of Messrs. Diao, Kim, Muse and Sullivan. Mr. Kim is the Chairman of the Committee. The Committee was established upon the consummation of the Company’s merger with LIN Media on December 19, 2014. The Committee has general responsibility and oversight of certain financial affairs and policies of the Company, including such matters as the capital structure of the Company, dividends, external financing, investment and debt policies and complex financial transactions, including potential mergers, acquisitions or divestitures of the Company and its subsidiaries and their assets. The Finance Committee did not meet in 2014.

The Nominating & Governance Committee consists of Mrs. Cantor, Miss Robertson and Messrs. Diao, Kim and McCormick. Mr. Diao is Chairman of the Committee. Mr. McCormick, a former director of LIN Media, joined the Committee in December 2014 in connection with the Company’s merger with LIN Media. All of the members of the Committee are independent under the rules of the NYSE. The Committee assists the Board with the identification and consideration of, and recommends to the Board, candidates qualified to become nominees for election as Directors of the Company. The Committee additionally is responsible for developing policies and practices relating to corporate governance, including the Company’s Principles of Corporate Governance and its Code of Business Conduct and Ethics. The Nominating & Governance Committee met four (4) times during 2014.

Compensation Risk

The primary components of compensation of the Company’s employees are base salary, sales commissions, annual incentives and long-term incentives. The Company believes that none of these compensation components encourages excessive risk-taking. Accordingly, the Company does not believe that its compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

The Board’s Role in Risk Oversight

The Board of Directors receives regular reports from the Chief Executive Officer and members of senior management on operational, financial, legal and regulatory issues and risks. The Audit Committee of the Board additionally is charged under its Charter with oversight of financial risk, including the Company’s internal controls, and it receives regular reports from management, the Company’s internal auditors and the Company’s independent auditors. Whenever a Committee of the Board receives a report involving risk identification, risk management or risk mitigation, the Chairman of the Committee reports on that discussion, as appropriate, to the full Board during the next Board meeting.

PRINCIPAL HOLDERS OF THE COMPANY’S VOTING COMMON STOCK

The following table shows the stock ownership as of the most recent practicable date of all persons known by the Company to have been the beneficial owners of more than 5% of the Company’s Voting Common Stock and the stock ownership of the Directors and officers of the Company. All such information is based on information furnished by or on behalf of the persons listed, who have sole voting power and sole dispositive power as to all shares listed, unless noted to the contrary.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Ownership

Soohyung Kim, Standard General L.P. and affiliates(1)	26,698,209	20.5%
767 Fifth Avenue, 12th Floor
New York, NY 10153

John R. Muse, Hicks, Muse, Tate & Furst Equity Fund III, L.P. and affiliates(2)	11,505,851	8.8%
2100 McKinney Avenue, Suite 1600
Dallas, TX 75201

Mario Gabelli, GAMCO Investors, Inc. and affiliates(3)	10,284,921	7.9%
One Corporate Center
Rye, NY 10590

James D. Dondero, NexPoint Credit Strategies Fund and affiliates(4)	7,538,971	5.8%
300 Crescent Court, Suite 700
Dallas, TX 75201

Oppenheimer Funds, Inc. and affiliate(5)	7,366,080	5.7%
Two World Financial Center
225 Liberty Street
New York, NY 10281

Neuberger Berman Group, LLC and affiliate(6)	6,628,129	5.1%
605 3rd Avenue
New York, NY 10016

Executive Officers:
	(7)
Vincent L. Sadusky, President and Chief Executive Officer(8)	1,105,540	*
James F. Woodward, Senior Vice President, Chief Financial Officer(9)	81,469	*
Deborah A. McDermott, Senior Vice President and Chief Operating Officer(10)	590	*
Robert S. Richter, Senior Vice President, Chief Digital Officer(11)	222,871	*
Andrew C. Carington, Vice President, General Counsel and Secretary(12)	40,350	*
Timothy J. Mulvaney, Controller and Chief Accounting Officer(13)	41,551	*

Outside Directors:
	(14)
J. Stewart Bryan III, Chairman	969,114	*
Diana F. Cantor	90,192	*
Royal W. Carson, III	107,403	*
H.C. Charles Diao	101,878	*
Dennis J. FitzSimons	64,035	*
Soohyung Kim(15)	26,698,209	20.5%
Douglas W. McCormick	223,804	*
John R. Muse(16)	11,505,851	8.8%
Wyndham Robertson	31,611	*
Thomas J. Sullivan	9,318	*

Directors and Officers as a group	41,293,786	31.7%

*     Less than 1%

(1)

The share information is as of December 30, 2014, and is derived from a Schedule 13D filed by Standard General L.P. (“Standard General”) and affiliates, as amended on December 31, 2014. According to the Schedule 13D as amended, of the 26,698,209 shares listed, Standard General Communications LLC (“SG Communications”) directly holds, beneficially owns, shares voting and dispositive power with respect to 22,948,683 shares, and Standard General Fund L.P. (the “SG Fund”) directly holds, beneficially owns, and shares voting and dispositive power with respect to 3,749,526 shares. The SG Fund, of which SG Communications is a wholly owned subsidiary, may also be deemed to have beneficial ownership of, and share voting and dispositive power with respect to, the 22,948,683 shares held directly by SG Communications. Standard General serves as investment manager to each of the SG Fund and SG Communications and, in that capacity, exercises voting and investment control over the shares held by the SG Fund and SG Communications, and Soohyung Kim, a director of the Company, is a director of the general partner of the general partner of Standard General. By virtue of the foregoing, Standard General and Mr. Kim may be deemed to beneficially own , and have share voting and dispositive power over, all of the 26,698,209 shares listed. Each of Mr. Kim, Standard General, the SG Fund and SG Communications disclaims beneficial ownership of the shares reported except to the extent of its or his pecuniary interest in such shares.

(2)

The share information is as of December 29, 2014, and is derived from a Schedule 13D filed by Hicks, Muse, Tate & Furst Equity Fund III, L.P. (“Fund III”) and affiliates. According to the Schedule 13D, of the 11,505,851 shares listed: (1) Fund III may be deemed to beneficially own, and has shared voting and dispositive power with respect to, 8,855,759 shares; (2) HM3/GP Partners, L.P. may be deemed to beneficially own, and has shared voting and dispositive power with respect to, 8,855,759 shares; (3) Hicks Muse GP Partners III, L.P. may be deemed to beneficially own, and has shared voting and dispositive power with respect to, 8,971,563 shares; (4) Hicks Muse Fund III Incorporated may be deemed to beneficially own, and has shared voting and dispositive power with respect to, 8,971,563 shares; (5) HM3 Coinvestors, L.P. may be deemed to beneficially own, and has shared voting and dispositive power with respect to, 115,804 shares; (6) Hicks, Muse &Co. Partners, L.P. may be deemed to beneficially own, and has shared voting and dispositive power with respect to, 123,198 shares; (7) HM Partners, Inc. may be deemed to beneficially own, and has shared voting and dispositive power with respect to, 123,198 shares; (8) Hicks, Muse, Tate & Furst Equity Fund IV, L.P. may be deemed to beneficially own, and has shared voting and dispositive power with respect to, 2,293,007 shares; (9) Hicks, Muse, Tate & Furst Private Equity Fund IV, L.P. may be deemed to beneficially own, and has shared voting and dispositive power with respect to, 15,423 shares; (10) HM4 Partners, L.P. may be deemed to beneficially own, and has shared voting and dispositive power with respect to, 2,308,430 shares; (11) Hicks, Muse GP Partners L.A., L.P. may be deemed to beneficially own, and has shared voting and dispositive power with respect to, 2,308,430 shares; (12) Hicks, Muse Latin America Fund I Incorporated may be deemed to beneficially own, and has shared voting and dispositive power with respect to, 2,308,430 shares; (13) HM4-EQ Coinvestors, L.P. may be deemed to beneficially own, and has shared voting and dispositive power with respect to, 35,584 shares; (14) Hicks, Muse GP Partners IV, L.P. may be deemed to beneficially own, and has shared voting and dispositive power with respect to, 35,584 shares; (15) Hicks, Muse Fund IV, LLC may be deemed to beneficially own, and has shared voting and dispositive power with respect to, 35,584 shares; (16) Muse Family Enterprises, Ltd. may be deemed to beneficially own, and has shared voting and dispositive power with respect to, 685 shares; (17) JRM Interim Investors, L.P. may be deemed to beneficially own, and has shared voting and dispositive power with respect to, 4,927 shares; (18) JRM Management Company, LLC may be deemed to beneficially own, and has shared voting and dispositive power with respect to 5,612 shares; (19) John R. Muse, a director of the Company, may be deemed to beneficially own 11,505,851 shares, has sole voting and dispositive power with respect to 56,635 shares, and has shared voting and dispositive power with respect to 11,449,216 shares; and (20) Andrew S. Rosen may be deemed to beneficially own, and has shared voting and dispositive power with respect to, 11,443,604 shares.

(3)

The share information is as of December 30, 2014, and is derived from a Schedule 13D filed by GAMCO Investors, Inc. (“GBL”) and affiliates, as amended on December 30, 2014. According to the Schedule 13D as amended, of the 10,284,921 shares listed, Gabelli Funds, LLC (“Gabelli Funds”) beneficially owns 3,060,381 shares, has sole voting power with respect to 13,000 shares, and has sole dispositive power with respect to 3,060,381 shares; GAMCO Asset Management Inc. (“GAMCO”) beneficially owns, has sole dispositive power with respect to, 5,985,888 shares, and has sole voting power with respect to 5,608,686 shares; MJG Associates, Inc. (“MJG Associates”) beneficially owns, and has sole voting and dispositive power with respect to, 3,007 shares; and Teton Advisors, Inc. (“Teton Advisors”) beneficially owns, and has sole voting and dispositive power with respect to, 1,188,889 shares; Gabelli Securities, Inc. (“GSI”) beneficially owns, and has sole voting and dispositive power with respect to, 44,513 shares; and GBL beneficially owns, and has sole voting and dispositive power with respect to, 2,243 shares. Each of GBL, GGCP, Inc. and Mario J. Gabelli is deemed to beneficially own, and has indirect sole voting and dispositive power with respect to the shares beneficially owned by Gabelli Funds, GAMCO, MJG Associates, Teton Advisors and GBL.

(4)

The share information is as of December 31, 2014, and derived from a Schedule 13G filed by NexPoint Credit Strategies Fund (the “Credit Fund”) and its affiliates as amended on February 17, 2015. According to the Schedule 13G, as amended, of the 7,538,971 shares listed, the Credit Fund is the beneficial owner of, and has sole voting and dispositive power with respect to, 4,938,971 shares that it holds directly; NexPoint Advisors, L.P. (“NexPoint”), as the investment advisor to the Credit Fund, and NexPoint Advisors GP, LLC (“NexPoint GP”), as the general partner of NexPoint, may be deemed the beneficial owners of, and have shared voting and dispositive power with respect to those 4,938,971 shares; a series of Highland Funds I (the “Floating Rate Fund” and together with the Credit Fund, the “Funds”) is the beneficial owner of, and has sole voting and dispositive power with respect to 2,600,000 shares that it holds directly; Highland Capital Management Fund Advisors, L.P. (“Highland Fund Advisors”), as the investment advisor to the Floating Rate Fund, and Strand XVI, Inc. (“Strand XVI”), as the general partner of Highland Fund Advisors, may be deemed the beneficial owners of, and have shared voting and dispositive power with respect to those 2,600,000 shares; and James D. Dondero may be deemed the beneficial owner of, and has shared voting and dispositive power with respect to the 7,538,971 shares held by the Funds.

(5)

The share information is as of December 31, 2014, and derived from a Schedule 13G filed by OppenheimerFunds, Inc. and Oppenheimer Senior Floating Rate Fund on January 29, 2015. According to the Schedule 13G, of the 7,366,080 shares listed, OppenheimerFunds, Inc. may be deemed to beneficially own, and has shared voting and dispositive power with respect to, 7,366,080 shares; and Oppenheimer Senior Floating Rate Fund may be deemed to beneficially own, and has sole voting and shared dispositive power with respect to, 6,819,744 shares.

(6)

The share information is as of December 31, 2014, and derived from a Schedule 13G filed by Neuberger Berman Group, LLC and Neuberger Berman, LLC on February 12, 2015. According to the Schedule 13G, of the 6,628,129 shares listed, Neuberger Berman Group, LLC may be deemed to beneficially own, and has shared dispositive power with respect to, 6,628,129 shares, and has shared voting a power with respect to 6,611,455 shares; and Neuberger Berman, LLC may be deemed to beneficially own, and has shared dispositive power with respect to, 6,628,129 shares, and has shared voting a power with respect to 6,611,455 shares.

(7)	Includes shares held in the 401(k) Plan as of February 27, 2015.

(8)

The share information is as of February 27, 2015. Shares listed for Mr. Sadusky include 159,904 shares subject to currently exercisable options (and any stock options exercisable within 60 days) and 312,156 restricted shares granted prior to the LIN Media merger under the LIN Media LLC Stock Plan which shares remain subject to forfeiture until vested.

(9)

The share information is as of February 27, 2015. Shares listed for Mr. Woodward include 44,167 shares subject to currently exercisable options (and stock options exercisable within 60 days) and 29,000 shares registered in his name under the Media General Restricted Stock Plan.

(10)

The share information is as of February 27, 2015. Shares listed for Mrs. McDermott include no shares subject to currently exercisable options (and stock options exercisable within 60 days) and no shares registered in her name under the Media General Restricted Stock Plan.

(11)

The share information is as of February 27, 2015. Shares listed for Mr. Richter include 47,709 shares subject to currently exercisable options (and stock options exercisable within 60 days) and 72,613 restricted shares granted under the LIN Media LLC Stock Plan prior to the LIN Media merger which remain subject to forfeiture until vested.

(12)

The share information is as of February 27, 2015. Shares listed for Mr. Carington include 28,367 shares subject to currently exercisable options (and stock options exercisable within 60 days) and 8,300 shares registered in his name under the Media General Restricted Stock Plan.

(13)

The share information is as of February 27, 2015. Shares listed for Mr. Mulvaney include 22,967 shares subject to currently exercisable options (and any stock options exercisable within 60 days) and 6,800 shares registered in his name under the Media General Restricted Stock Plan.

(14)	Includes deferred stock units earned, as of December 31, 2014, pursuant to the Media General, Inc., Directors’ Deferred Compensation Plan as indicated in “Director Compensation.”

(15)	See (1) above.

(16)	See (2) above.

 EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion & Analysis

Introduction

This Compensation Discussion & Analysis (CD&A) provides an overview of our executive compensation program and fiscal 2014 pay determination for our named executive officers (NEOs), who are listed below:

Name	Title
Vincent L. Sadusky	President and Chief Executive Officer
George L. Mahoney	Former President and Chief Executive Officer
James F. Woodward	Senior Vice President and Chief Financial Officer
Deborah A. McDermott	Senior Vice President and Chief Operating Officer
James R. Conschafter	Former Vice President, Broadcast Markets
John R. Cottingham	Former Vice President, Broadcast Markets
Andrew C. Carington	Vice President, General Counsel and Secretary
Timothy J. Mulvaney	Controller and Chief Accounting Officer

Mr. Sadusky was the President and Chief Executive Officer of LIN Media. On December 19, 2014, upon the consummation of the combination with LIN Media, Mr. Sadusky became the President and Chief Executive Officer of the Company. Mr. Mahoney resigned his position as the President and Chief Executive Officer of the Company on December 19, 2014. Messrs. Conschafter and Cottingham terminated their employment with the Company on December 31, 2014 and November 30, 2014, respectively. All three former executives received severance payouts based on their employment agreements and related separation agreements.

As part of our ongoing effort to enhance shareholder communications, we have streamlined and reformatted our CD&A to consist of the following three sections:

Section I:	Executive Summary: 2014 in Review
Section II:	Overview of the Executive Compensation Program
Section III:	Details and Analysis of the 2014 Executive Compensation Program

Section I: Executive Summary: 2014 in Review

In this Executive Summary, we discuss a number of significant changes in 2014, which included changes to our corporate structure as well as the methods by which we will compensate our NEOs in the future. In the sections below, we discuss the following subjects:

●

Another Year of Transition – During 2013, the Company's merger with Young had a significant impact on Media General’s corporate structure. The Company completed another strategic transaction when it merged with LIN Media in December 2014 to form one of the nation’s largest cross-screen multimedia companies.

●

Pay Outcomes – Our pay outcomes for our NEOs for 2014 are primarily the result of discretionary annual incentive payments made to both the Media General and LIN Media executives included in this proxy statement, as we did not increase salaries or issue any equity grants in 2014 to any of our NEOs.

●

Looking Forward – The Compensation Committee of the Board of Directors expects to engage in an extensive examination of the newly combined company’s executive pay programs with the intent of evaluating the necessity of each program and combining the best aspects of both companies’ programs with a focus on pay-for-performance.

Our Board of Directors strongly believes in improving both financial and shareholder return performance. As such, the Board is supporting management’s ongoing development of business strategies for realizing such objectives. Concurrently, the Committee is developing an executive compensation philosophy and related programs designed to support and drive the business strategies in a manner beneficial to all shareholders.

Another Year of Transition

2014 continued the significant transformation of Media General, culminating in the LIN Media merger, which was announced in March and consummated in December, with the following major outcomes for the Company:

●	the creation of a new, combined company with 71 television stations operating in 48 markets reaching 23% of U.S. TV households;

●	a more geographically diverse company with balanced network affiliations across more potential political “battleground” states;

●	a strong balance sheet, significant cash flow and ownership of marquee stations in attractive markets along with industry-leading news and digital operations;

●	more than $70 million in expected annual run-rate synergies by the end of three years; and

●	the continuing opportunity to further participate in the consolidation of the television broadcasting industry.

The last two years have been important transition years for Media General as they followed upon another important, recent transformation, the sale of its newspapers and the recapitalization of the Company in 2011-2012. While we expected that 2014 would be an important year of transition for our executive pay programs, the integration of executive pay programs from Young and Media General was deferred given the focus on the LIN merger. The Committee has once again taken up consideration of the Company’s executive pay programs and is reevaluating its philosophy and incentive programs in light of the new opportunities presented by the continuing transformation of Media General in 2014, all in an effort to sharpen its focus on shareholder return.

Pay Outcomes

With respect to fiscal 2014, our Committee made the following pay decisions with respect to NEOs:

●

Salaries remained the same for 2014 for Mrs. McDermott, Messrs. Carington, Conschafter, Cottingham, Mahoney, Mulvaney and Woodward. Mr. Sadusky’s salary was established in the Employment Agreement he signed in March 2014, at the time the LIN Media merger was announced.

●	Annual incentives payouts for 2014 were discretionary and were made at levels that approximated target for most participants based on:

	●	For Mr. Sadusky, final results associated with LIN Media financial outcomes.

	●	For Messrs. Carington and Mulvaney, annual incentive payouts were at essentially target with no discretionary adjustments.

	●	For Messrs. Mahoney, Conschafter and Cottingham, annual incentive payouts were below target, and in the case of Messrs. Mahoney and Cottingham, pro-rated as well to reflect their termination dates of December 19, 2014 and November 30, 2014, respectively.

	●	For Mrs. McDermott and Mr. Woodward, annual incentive payouts were just below target, based on discretionary adjustments.

●	No equity incentives were granted by the Committee to any executives in 2014.

The above pay outcomes generally reflect the Committee’s focus on managing the integration of Media General and Young following their November 2013 merger and the pending and then consummated LIN Media merger in December 2014.

Looking Forward

Our Committee, which includes Directors from Old Media General and LIN Media, has restarted the process of examining all of the executive pay programs from each company and is strongly focused on ensuring the programs have a robust pay-for-performance orientation. We believe the examination will manifest itself in future pay philosophies as follows:

●	Salary increases will be considered in the context of the achievement of budgeted financial objectives and/or an increase in overall responsibilities.[1]

●	Annual incentives for the NEOs will be focused on the achievement of financial and individual objectives.

●

Long-term incentives will be mostly performance-based and will be provided to a more limited number of our employees than was our practice prior to 2014. For 2015, the Committee has approved restricted stock units (75% performance-based and 25% time-based) for the NEOs under the LTIP, subject to shareholder approval.

●	Retention objectives will be met primarily through individual components of the compensation programs.

●	Executive perquisites will likely be largely eliminated over time.

We provide greater detail on all of the above issues in the remainder of this CD&A.

 Section II: Overview of the Executive Compensation Program

Compensation Philosophy and Objectives

Historically, our compensation philosophy was designed to support and reinforce the achievement of key operating and strategic goals. The philosophy was applied consistently to the NEOs identified in the Summary Compensation Table, as well as to all salaried employees.

Media General’s executive compensation programs were designed to:

●	link individual performance with compensation opportunities, and

●	align the interests of the individual with those of shareholders.

These elements were intended to motivate the executives and the Committee believed a tightly administered compensation system that rewarded appropriate performance was a constructive way to attract and retain talented personnel.

As noted above, in 2015 and beyond, our Committee expects to have a pay philosophy that is more directly based on pay-for-performance, which will manifest itself in both the design of the programs and the method by which they are administered on a year-by-year basis. For 2014, our Committee essentially focused on providing annual incentives that, in its judgment, were directionally correct for the performance achieved in the context of a fiscal year that included the integration of Media General and Young as well as the negotiation and consummation of the LIN Media merger.

1 In February 2015, the Board approved base salary and target bonus amounts for each of the NEOs, which included increases for the following executives: (i) for Mr. Sadusky, a base salary of $900,000 and a target bonus of $1,125,000, and (ii) for Mr. Mulvaney, a base salary of $269,000 and a target bonus of $94,000. The base salary and target bonus amounts for the remaining NEOs are the same as 2014 amounts.

Primary Components of the Executive Compensation Program

For 2014, our executive compensation program included the following major components designed to achieve the purposes and objectives indicated:

Component	Purpose/Objective	Performance Linkage	Form of Payout
Salaries	Provide a fixed, competitive level of pay based on responsibility, qualifications, experience and performance.	Moderate; merit increases are based on a combination of Company performance, experience, market pay levels and internal pay equity.	Cash.
Annual Incentives	Align annual incentives with annual performance against budgeted objectives.	Strong; no awards are paid for performance below a defined threshold.	Cash.
Long-Term Incentives	Align long-term incentives with longer-term performance and shareholder value creation, enhance executive retention and provide an equity stake to further align executive and shareholder interests.	No equity grants were made in 2014, but outstanding prior awards continued to provide performance linkage. Equity grants have been made for 2015, subject to the approval of shareholders.	Cash or equity-based instruments.
Retirement and Other Benefits	Provide for competitive health, welfare and retirement needs to further enhance executive retention. Our NEOs are also eligible for certain perquisites to enhance retention.	Limited.	Retirement benefits are paid in cash following a qualifying separation from service.

 The Committee and its Role in Determining Executive Pay

Our Committee is responsible for the design and oversight of our executive compensation programs covering the NEOs. Each of the Committee members is independent, as defined by the rules of the New York Stock Exchange. The Committee makes policy and strategic recommendations to the Board and has authority delegated from the Board to:

●	make recommendations to the Board with respect to executive pay decisions;

●	design and recommend to the Board the salary, incentive pay and benefit programs for the NEOs; and

●	oversee the Company’s equity incentive plans.

The Committee met six (6) times in 2014, and in three (3) of those meetings, the Committee met in executive session during which management was not present. Most compensation decisions are finalized in the first and fourth quarter of each fiscal year. The Committee Charter, which sets forth the Committee's responsibilities on a more comprehensive basis, is available under the “Corporate Governance” tab at www.mediageneral.com and is reviewed on an annual basis to ensure it continues to satisfy changing corporate governance requirements and expectations. The charter was most recently amended in December 2014 in connection with the consummation of the LIN Media merger.

To ensure it is making fully informed compensation determinations, the Committee reviews, considers and relies on various sources of information and materials. Without limitation, the Committee generally (i) considers market information and advice provided by its independent compensation consultant and other advisors; (ii) reviews financial and company performance materials such as budgets, financial statements, management reports of our business activities and individual performance assessments; (iii) considers factors such as the experience, skill sets and contributions of each NEO towards our overall success; (iv) receives input from the CEO with respect to salaries, incentives and total pay for the NEOs other than the CEO; and (v) reviews tally sheets with the overall compensation element values and totals, primarily to identify any competitive issues, gain an understanding of the relative dollar values of each compensation element and to understand the magnitude of total compensation. However, compensation decisions for these individuals are made by the Committee within the parameters of the overall levels of compensation established by the Board’s approval of overall levels of compensation.

The Role of PM&P as Independent Advisors to the Committee

Periodically, the Company reviews its compensation programs with outside consultants who are engaged by and report directly to the Committee. Such a review did not take place with outside consultants in 2014.

In mid-2013, the Committee retained Pearl Meyer & Partners (PM&P) as its independent consultant to provide assistance specifically with the implementation of the employment agreements for each of the NEOs in the context of the Young merger. In September 2013, the Committee retained PM&P as its ongoing independent consultant. PM&P consulted on a variety of executive pay issues, including pay philosophy, salary management, incentive plan design and general assistance to the Committee in its intensive reexamination of executive pay during the remainder of 2013 following the Young merger and early in 2014. The Committee assessed the independence of PM&P pursuant to the applicable SEC rules. The Committee concluded that no conflict of interest exists that would prevent PM&P from serving as its independent consultant.

How Pay is Set: Initial Benchmarking

Peer Group Companies

Our Committee examines competitive peer group and survey information, compiled by the Company’s Human Resources Department and PM&P, as one factor to assist in determining base salary, annual incentive compensation and, if appropriate, stock-based long-term equity awards. The peer group companies provide relevant comparisons based on their similarity to us in size and business operations. In light of the changes affecting the Company in 2014, the Committee did not consider any changes to the peer group in 2014. The 10 companies in our 2013 peer group are shown in the table below:

Allbritton Communications Company*	LIN Media LLC **
Belo Corp. *	Meredith Corporation
Fisher Communications, Inc. *	Nexstar Broadcasting Group
Gannett Co., Inc.	Scripps Networks Interactive
Gray Television, Inc.	Sinclair Broadcast Group, Inc.

*During 2013, Belo was acquired by Gannett, and Allbritton and Fisher were acquired by Sinclair

** During 2014, LIN Media LLC was acquired by Media General

The acquisitions noted above left only six television broadcasting companies in the peer group at the end of 2014. In early 2015, management, the Committee and PM&P jointly developed a new peer group which included a broader group of media companies, given the low number of pure television broadcasting companies following recent industry consolidation. The new group, as shown below, also consists of 10 companies. The Committee chose to eliminate Scripps Networks Interactive from the 2013 peer group given its market cap of nearly $10 billion. The key factors in choosing the new peer group were:

●	Industry (broader media including television broadcasting),

●	Revenues (within about 40% - 250% of Media General’s projected $1.2 billion of revenues in 2015), and

●	Market cap within 20% - 500% of Media General’s market cap.

The 2015 peer group includes:

Clear Channel Outdoor Holdings, Inc.	New York Times Company
Dex Media, Inc.	Nexstar Broadcasting Group, Inc.
Gannett Co., Inc.	Scholastic Corporation
Gray Television, Inc.	Sinclair Broadcast Group, Inc.
Meredith Corporation	Tribune Media Company

The 2015 peer group includes companies from the advertising and broadcasting industries. We note Media General is at about the 18th percentile versus the peer group in terms of revenue comparisons (based on Media General’s projected 2015 revenues), but at about the 44th percentile and 53rd percentile respectively, in terms of market cap and estimated EBITDA (Media General’s EBITDA is pro forma, giving effect to the LIN Media merger as if it occurred on January 1, 2014, for expected outcomes in 2014 and 2015). We also note that Gannett is a much larger company than Media General in terms of revenue, but has announced that in mid-2015 it will be splitting into broadcasting and publishing companies. The Committee used the 2015 peer group to evaluate CEO pay in early 2015.

In addition to market data, the Committee considered factors such as individual performance, internal pay equity among executives, promotion potential and retention risk in determining total compensation for our NEOs.

Section III: Details and Analysis of the 2014 Executive Compensation Program

Salary

The Company believes individual performance has a significant impact on overall Company results. Therefore, the Company considers individual performance, along with the factors below, when determining salaries for its NEOs:

●     company performance;

●     management level and experience;

●     market salary data; and

●     internal pay equity.

The Committee did not provide any salary increases for the NEOs for 2014, because salaries for certain NEOs were adjusted pursuant to the terms of employment agreements that became effective at the closing of the Young merger in November 2013.

Annual Incentives

For all NEOs other than Mr. Sadusky, the Committee established 2014 individual incentive award targets at the beginning of the year, but did not establish financial performance goals in light of the ongoing Young integration and the then upcoming LIN Media merger. Award targets for each of these NEOs were based on a percentage of the individual’s salary at the rate in effect the beginning of 2014.  Mr. Sadusky’s incentive, which was expressed as a maximum, was set by the compensation committee of LIN Media based on two separate components, the first of which was to be determined quantitatively based solely on achievement of financial goals for the business. The second component was to be determined qualitatively based on the assessment of other performance criteria as it deems relevant on a case-by-case basis. The maximum amount for each component of Mr. Sadusky’s 2014 annual incentive target equals the percentage of his base salary detailed below. Cash awards were paid for 2014 based on the discretionary judgment of the Committee, because financial targets were not set.

The target incentives along with the discretionary payments for 2014 are shown below:

			Annual		Annual	Actual
	2014		Incentive		Incentive	Incentive
Executive	Salary		Target %		Target $	Paid
Sadusky	$711,000	X	106.5%	=	$757,000	$400,000*
Mahoney	625,000	X	75.0%	=	468,750	404,600
Woodward	500,000	X	45.0%	=	225,000	200,000
McDermott	575,000	X	45.0%	=	258,750	200,000
Conschafter	450,000	X	36.0%	=	162,000	139,800
Cottingham	430,000	X	36.0%	=	154,800	122,500
Carington	400,000	X	36.0%	=	144,000	144,000
Mulvaney	257,300	X	35.0%	=	90,055	90,000

* Incentive paid primarily on LIN results for 2014. The amount in the target column represents the maximum incentive opportunity for Mr. Sadusky, as provided in his employment agreement.

The adjustments shown in the table above were based generally on overall financial results, with several executives also receiving a pro-rata incentive based on their termination dates (Messrs. Mahoney and Cottingham).

Long-Term Incentive Equity-Based Awards

As noted above, Media General did not make any long-term incentive equity-based grants in 2014. However, the Committee has tentatively approved stock unit grants in 2015, including both performance share units (PSUs) and restricted stock units (RSUs), but subject to shareholder approval. The PSUs would be earned over a three-year performance period based on the achievement of financial performance objectives. The RSUs would vest based on the passage of time and continued employment and are designed to promote retention.

Perquisites and Other Personal Benefits

The Company provides its NEOs with a limited number of perquisites and other personal benefits as described below:

●

The Company offers tax preparation and financial planning services to its NEOs to reduce the amount of time and attention the officer must devote to such activities and to ensure the officer’s tax returns comply with IRS regulations. The services are taxable to the NEO, and the NEO pays the associated income taxes.

●

Prior to its merger with LIN Media, the Company did not provide most of its officers and other corporate level executives with company-provided automobiles or automobile allowances. However, it was LIN Media’s practice to provide its officers and other corporate level executives with company-provided automobiles. Therefore, Mr. Sadusky and certain other executives from the LIN Media management team continue to use a company-owned vehicle and are responsible for paying income taxes associated with their personal use of such vehicles. In addition, Mrs. McDermott is eligible to receive a Company automobile allowance.

●	The Company provides life insurance coverage to Mr. Woodward beyond that offered to other Company employees. The Company pays the annual premium and related tax gross-ups.

Pension and Other Retirement Benefits

Certain NEOs, including our CEO and the former CEO, participate in various qualified and non-qualified retirement plans. At one time, these plans were generally available to a broad range of employees, including NEOs. However, Media General has frozen its retirement programs and the Deferred Compensation Plan. In addition, Media General assumed the obligations of LIN’s frozen retirement plan and its deferred compensation plan upon consummation of the merger. Each of the qualified and non-qualified plans are described more fully in the narrative discussion following the Pension and Non-qualified Deferred Compensation tables. The Company continues to sponsor a supplemental 401(k) Plan.

Employment Arrangements, Severance and Change-in-Control Benefits

In 2014, the Company entered into an employment agreement with Mr. Sadusky which became effective upon the consummation of the Company’s merger with LIN. Mr. Sadusky’s employment agreement has a five-year term. In 2013, the Company entered into employment agreements with each of the other NEOs, with the exception of Mr. Mulvaney. The terms of these agreements are summarized below following the Summary Compensation Table and in the Section titled “Potential Payments Upon Termination or Change in Control.”

Stock Ownership Guidelines

The Company strongly encourages select executives (including its NEOs) to retain at least 50% of remaining shares upon exercise of stock options or upon the release of restrictions on PARS, after shares have been sold to cover the cost of exercise and any taxes due. While the Company continues to believe stock ownership aligns its NEOs’ interest with those of its stockholders and signals continued commitment to the Company, the Company waived this stock ownership guideline for exercises of stock options granted prior to 2010.  The Company does not anticipate waiving the guideline for subsequent grants of equity awards.

Impact of Tax Consideration on Compensation

Section 162(m) of the Internal Revenue Code (Code) limits the Company’s deduction for compensation paid to the NEOs (with the exception of the CFO) named in the Summary Compensation Table to $1 million during the tax year, subject to certain permitted exceptions. The Company’s Long-Term Incentive Plan has been structured so that awards of stock options, stock appreciation rights and certain performance awards may be granted in a manner that satisfies the exception under Section 162(m) of the Code for “qualified performance-based compensation.” However, although the Committee will consider the impact of Section 162(m) in making its compensation decisions, it believes the tax deduction is only one of several relevant considerations in setting compensation. Accordingly, if it is deemed appropriate to provide compensation that does not constitute qualified performance-based compensation, the Committee may do so and, in such event, certain portions of compensation paid to the NEOs may not be deductible for federal income tax purposes by reason of Section 162(m) of the Code.

Compensation Committee Report

The Committee has reviewed the section of this Proxy Statement titled “Compensation Discussion and Analysis” with the management of the Company, and the Committee has recommended that the CD&A be included in this Proxy Statement and filed with the Securities and Exchange Commission.

The Compensation Committee Dennis J. FitzSimons, Chairman Royal W. Carson, III Soohyung Kim Wyndham Robertson

Summary Compensation Table

The following table sets forth total compensation for 2014, 2013, and 2012 for the Company’s President and Chief Executive Officer, the Company’s former President and Chief Executive Officer, its Senior Vice President and Chief Financial Officer, the three other most highly compensated executive officers as of December 31, 2014. It also includes two former executive officers who had compensation that was higher than some of those on the table. Please note, as described in the footnotes below, that total compensation includes equity-based compensation (i.e., stock awards and option awards) and certain compensation paid in-kind (e.g., certain perquisites). Therefore, total compensation reflected below includes both cash and non-cash compensation attributable to each NEO during the applicable year.

Name and Principal Position	Year	Salary	Bonus (5)	Stock Awards	Option Awards (Stock Options)	Non-Equity Incentive Plan Compensation (Annual Incentive Plan)	Change in Pension Value and Non-qualified Deferred Compensation Earnings (6)	All Other Compensation (7)	Total

Vincent L. Sadusky	2014 (1)	$ 24,605	$400,000	$ -	$ -	$ -	$ -	$ -	$ 424,605
President and
Chief Executive Officer

George L. Mahoney,	2014 (2)	604,452	404,600	-	-	-	577,313	3,466,831	5,053,196
Former President and	2013	625,000	-	-	136,000	387,516	-	101,780	1,250,296
Chief Executive Officer	2012	565,000	-	134,958	48,327	324,358	800,565	106,216	1,979,424

James F. Woodward,	2014	500,000	200,000	-	-	-	148,806	61,952	910,758
Senior Vice President	2013	414,039	-	768,962	43,520	153,456	-	58,762	1,438,739
and Chief Financial	2012	345,000	-	82,668	29,637	219,500	119,218	53,214	849,237
Officer

Deborah A. McDermott	2014	575,000	200,000	-	-	-	-	21,200	796,200
Senior Vice President	2013 (1)	78,767	-	884,299	-	700,000	-	1,397	1,664,463
and Chief Operating
Officer

James R. Conschafter,	2014 (3)	450,000	139,800	-	-	-	102,256	965,748	1,657,804
Former Vice President,	2013	412,580	75,000	692,066	28,832	131,505	-	24,742	1,364,725
Broadcast Markets	2012	381,333	-	59,760	21,360	187,838	95,738	25,218	771,247

John R. Cottingham,	2014 (4)	393,479	122,500	-	-	-	68,533	942,929	1,527,441
Former Vice President,	2013	398,510	75,000	661,296	27,472	23,697	-	20,766	1,206,741
Broadcast Markets	2012	354,583	-	54,780	19,491	158,829	55,756	27,064	670,503

Andrew C. Carington	2014	400,000	144,000	-	-	-	23,727	10,400	578,127
Vice President,	2013	326,933	-	617,213	23,120	94,631	-	25,064	1,086,961
General Counsel and	2012	270,000	-	41,334	14,685	133,609	18,705	10,531	488,864
Secretary

Timothy J. Mulvaney	2014	257,300	218,650	-	-	-	33,616	7,800	517,366
Controller and Chief	2013	229,534	-	-	16,592	49,995	-	5,100	301,221
Accounting Officer	2012	210,000	-	33,864	12,015	74,227	26,573	8,319	364,998

(1)

Compensation for Mr. Sadusky is limited to amounts earned or awarded on or after the closing of the merger with LIN Media on December 19, 2014, and compensation for Mrs. McDermott for 2013 is limited to amounts earned or awarded on or after the closing of the merger with Young on November 12, 2013.

(2)

On December 19, 2014, Mr. Mahoney resigned as the Company’s President and Chief Executive Officer. The salary amount reflects the pro-rated portion of his annual $625,000 base salary. Mr. Mahoney also received severance payments which are reflected in the All Other Compensation table.

(3)

On December 31, 2014, Mr. Conschafter resigned as the Company’s Vice President, Broadcast Markets. Mr. Conschafter also received severance payments which are reflected in the All Other Compensation table.

(4)

On November 30, 2014, Mr. Cottingham resigned as the Company’s Vice President, Broadcast Markets. The salary amount reflects the pro-rated portion of his annual $430,000 base salary. Mr. Cottingham also received severance payments which are reflected in the All Other Compensation table.

(5)	Amounts represent discretionary bonus payments paid early in 2015, except Mr. Mulvaney who also received $128,650 upon completion of the LIN Merger.

(6)

The components of this column for 2014 are set forth in the table below. Reported amounts increased in 2014 for the NEOs due primarily to an 85 basis point decrease in the discount rate used to calculate the present value of accumulated benefits.

Name	Change in Present Value of Accumulated Benefits under Retirement Plan	Change in Present Value of Accumulated Benefits under Supplemental Retirement Plan	Change in Present Value of Accumulated Benefits under ERISA Excess Plan	Total
George L. Mahoney	$ 92,795	$484,518	$ -	$577,313
James F. Woodward	146,161	-	2,645	148,806
James R. Conschafter	50,355	-	51,901	102,256
John R. Cottingham	34,449	-	34,084	68,533
Andrew C. Carington	23,727	-	-	23,727
Timothy J. Mulvaney	33,616	-	-	33,616

Mr. Sadusky participates in former LIN Media plans. Changes between December 19, 2014 and December 31, 2014 were not material. Mrs. McDermott does not participate in a pension plan.

(7)	The amounts disclosed under this column for the most recent fiscal year (2014) consist of the following:

Name	Annual Company Contributions to Vested and Unvested Defined Contribution Plans	Dollar Value of Insurance Premiums Paid by the Company With Respect to Variable Universal Life Insurance for the Benefit of the Named Executive Officer	Tax Gross Up Associated with Variable Universal Life Insurance for the Benefit of the Named Executive Officer	Perquisites	Cash Severance Paid (a)	Accrued Vacation Payments (b)	Health & Welfare Benefit Payments (c)	Total
Vincent L. Sadusky	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -
George L. Mahoney	34,612	32,557	28,610	18,764	3,287,500	52,788	12,000	3,466,831
James F. Woodward	16,146	24,456	21,350	-	-	-	-	61,952
Deborah A. McDermott	7,800	-	-	13,400	-	-	-	21,200
James R. Conschafter	21,450	-	-	14,298	918,000	-	12,000	965,748
John R. Cottingham	6,779	-	-	23,184	877,200	23,766	12,000	942,929
Andrew C. Carington	10,400	-	-	-	-	-	-	10,400
Timothy J. Mulvaney	7,800	-	-	-	-	-	-	7,800

a.

This column represents cash severance paid or payable to our former CEO and former NEOs (Messrs. Mahoney, Conschafter and Cottingham, respectively), as described in the Employment Agreement section below.

b.	This column represents accrued vacation paid to our former CEO and former NEOs, triggered by their termination of employment in 2014.

c.	This column represents the value of 12 months of premiums for health & welfare benefits for our former CEO and former NEOs as provided for in their 2013 employment agreements.

Perquisites for Messrs. Sadusky, Woodward, Carington, and Mulvaney were less than $10,000 in aggregate and thus are excluded from total compensation. Perquisites include the incremental cost to the Company for Messrs. Mahoney, Conschafter, Cottingham, and Mrs. McDermott of certain tax preparation and financial planning services, car allowance, and personal usage of company-owned automobiles.

Employment Agreements

The following are descriptions of employment agreements for the named executive officers.

Chief Executive Officer. On March 21, 2014, the Company entered into an employment agreement (Employment Agreement) with Mr. Sadusky, which commenced on December 19, 2014 (Effective Date) and continues for a term ending on the fifth anniversary of the Effective Date (subject to earlier termination as provided therein). Pursuant to the Employment Agreement, Mr. Sadusky will be paid an annual base salary in the amount of $711,000 and, beginning with each fiscal year commencing as of January 1, 2015, will be eligible to receive an annual incentive payment of up to $757,000. In February 2015, the Board approved a new base salary of $900,000 and an annual incentive payment of up to $1,125,000.

Mr. Sadusky is subject to covenants prohibiting competition with the Company and solicitation of the employees, consultants, customers and suppliers of the Company, in each case during the term of his employment and for the one-year period following the termination of his employment for any reason. Mr. Sadusky is also subject to a perpetual covenant not to disclose the confidential information or trade secrets of the Company. Under the Employment Agreement, during its term, the Company is required to use its best efforts to have Mr. Sadusky nominated as a member of the Board.

Former Chief Executive Officer.   George L. Mahoney resigned as the President and Chief Executive Officer of the Company on December 19, 2014 and entered into a separation agreement with the Company upon his resignation, key elements of the separation agreement include:

●

Payment of an annual incentive amount for 2014 of $404,600, which was both pro-rated to reflect Mr. Mahoney’s date of resignation and reduced based on the Committee’s judgment about overall corporate financial results.

●	Payment of 2x salary and annual incentive target of $2,187,500 as specified in his 2013 employment agreement.

●	Payment of an additional amount of $1,100,000 as recognition of long and exemplary service to Media General.

●	Continuation for 12 months of health and welfare benefits totaling approximately $12,000.

●	Vesting of all unvested stock options and PARS as of the termination date.

These payments were made in 2015, but are reflected in the 2014 Summary Compensation Table.

Other Former Named Executive Officers. Messrs. Cottingham and Conschafter resigned as Vice Presidents of Broadcast Markets as of November 30, 2014 and December 31, 2014, respectively and entered into separation agreements with the Company. Key elements of the separation agreements include:

●

Payments to Messrs. Cottingham and Conschafter of annual incentive amounts for 2014 of $122,500 and $139,800, respectively, which was both pro-rated to reflect Mr. Cottingham’s date of resignation and reduced based on the Committee’s judgment about overall business unit financial results. Mr. Conschafter’s annual incentive amount was also reduced to reflect financial performance, but not pro-rated given his resignation date of December 31, 2014.

●	Payment to Messrs. Cottingham and Conschafter of 1.5x salary and annual incentive target of $877,200 and $918,000, respectively, as specified in their 2013 employment agreements.

●	Continuation for 12 months of health and welfare benefits totaling approximately $12,000 each.

●	Vesting of all unvested stock options and PARS as of the termination date.

These payments were made in 2015, but are reflected in the 2014 Summary Compensation Table.

Other Named Executive Officers. Messrs. Carington, Woodward and Mrs. McDermott is each a party to an employment agreement with the Company. The employment agreements each provide for a three-year term which commenced upon the closing of the Young merger on November 12, 2013. Under the employment agreements, Messrs. Carington and Woodward and Mrs. McDermott are entitled to annual base salaries in the amount of $400,000, $500,000 and $575,000, respectively. The employment agreements also provide that the NEOs are eligible to earn a target annual bonus (as a percentage of base salary) equal to the following: (i) 45% of base salary for each of Mrs. McDermott and Mr. Woodward, and (ii) 36% of base salary for Mr. Carington. Each of the NEOs is entitled to participate in employee benefit plans and programs of the Company on the same basis as other senior executives, and certain other additional benefits. These additional benefits include, for Messrs. Woodward and Carington, a company-paid club membership and executive tax and financial planning services and for Mrs. McDermott a company car allowance and a company-paid club membership. As described above, the employment agreements also entitled each of the NEOs to the 2013 grant of DSUs subject to continued employment.

The employment agreements provide the NEOs with severance payments and benefits upon certain terminations of employment of the NEOs, as described in further detail above for our former CEO and former NEOs and under “Potential Payments upon Termination or Change in Control” for our current CEO and remaining NEOs other than Mr. Mulvaney. The employment agreements also provide that following the termination of the NEO’s employment for any reason during the employment term, he or she will be bound by noncompetition and nonsolicitation covenants for a period of 12 months following such termination.

Outstanding Equity Awards Table

The following table provides a detail of outstanding stock options, restricted stock awards (RSA), PARS and DSU for each named executive officer as of December 31, 2014.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#) (2) (3) (4)	Market Value of Shares or Units of Stock that Have Not Vested as of 12/31/14 ($)
Vincent L. Sadusky	12/8/2011	104,248	-	$ 2.4600	12/8/2021
	12/6/2012	55,656	111,311	4.4900	12/6/2022
(RSA)	12/6/2012					109,545	$1,832,688
(RSA)	9/10/2013					202,611	3,389,682
George L. Mahoney	1/27/2005	7,300	-	$63.1800	1/27/2015
	1/26/2006	12,100	-	49.6600	12/19/2015
	1/29/2008	9,200	-	20.3000	12/19/2015
	1/28/2010	10,700	-	8.9000	12/19/2015
	1/27/2011	12,400	-	5.2000	12/19/2015
	1/26/2012	18,100	-	4.9800	12/19/2015
	1/31/2013	50,000	-	4.2600	12/19/2015
James F. Woodward	1/27/2005	2,800	-	$63.1800	1/27/2015
	1/26/2006	5,100	-	49.6600	1/26/2016
	1/29/2008	2,400	-	20.3000	1/29/2018
(PARS)	1/29/2008					4,800	$ 80,304
	1/29/2009	5,000	-	2.1600	1/29/2019
	1/28/2010	5,000	-	8.9000	1/28/2020
(PARS)	1/28/2010					7,600	127,148
	1/27/2011	4,900	-	5.2000	1/27/2021
	1/26/2012	7,400	3,700	4.9800	1/26/2022
(PARS)	1/26/2012					16,600	277,718
	1/31/2013	5,334	10,666	4.2600	1/31/2023
(DSU)	11/12/2013					25,615	428,539
Deborah A. McDermott (DSU)	11/12/2013					29,457	492,816
James R. Conschafter	1/27/2005	8,500	-	$63.1800	1/27/2015
	1/26/2006	12,400	-	49.6600	12/31/2015
	1/29/2008	18,500	-	20.3000	12/31/2015
	1/29/2009	-	-	2.1600	12/31/2015
	1/28/2010	5,500	-	8.9000	12/31/2015
	1/27/2011	6,100	-	5.2000	12/31/2015
	1/26/2012	8,000	-	4.9800	12/31/2015
	1/31/2013	10,600	-	4.2600	12/31/2015
John R. Cottingham	1/27/2005	6,800	-	$63.1800	1/27/2015
	1/26/2006	11,100	-	49.6600	11/30/2015
	1/29/2008	18,000	-	20.3000	11/30/2015
	1/29/2009	-	-	2.1600	11/30/2015
	1/28/2010	5,500	-	8.9000	11/30/2015
	1/27/2011	5,600	-	5.2000	11/30/2015
	1/26/2012	7,300	-	4.9800	11/30/2015
	1/31/2013	10,100	-	4.2600	11/30/2015
Andrew C. Carington	1/27/2005	1,500	-	$63.1800	1/27/2015
	1/26/2006	2,700	-	49.6600	1/26/2016
	1/29/2008	4,000	-	20.3000	1/29/2018
	1/29/2009	3,000	-	2.1600	1/29/2019
	1/28/2010	4,300	-	8.9000	1/28/2020
	1/27/2011	3,200	-	5.2000	1/27/2021
	1/26/2012	3,667	1,833	4.9800	1/26/2022
(PARS)	1/26/2012					8,300	$ 138,859
	1/31/2013	2,834	5,666	4.2600	1/31/2023
(DSU)	11/12/2013					20,492	342,831
Timothy J. Mulvaney	1/27/2005	1,400	-	$63.1800	1/27/2015
	1/26/2006	2,100	-	49.6600	1/26/2016
	1/29/2008	3,300	-	20.3000	1/29/2018
	1/28/2010	4,500	-	8.9000	1/28/2020
	1/27/2011	4,500	-	5.2000	1/27/2021
	1/26/2012	3,000	1,500	4.9800	1/26/2022
(PARS)	1/26/2012					6,800	$ 113,764
	1/31/2013	2,034	4,066	4.2600	1/31/2023

Upon the closing of the LIN Media merger, each LIN Media option outstanding immediately prior to the effective time of the merger, was converted at the designated exchange ratio into an option to purchase shares of Media General on the same terms and conditions as were applicable under the LIN Media’s 2002 Plan. Stock option grants under the 2002 Plan vest over a period of time determined by the Compensation Committee at the time of the grant. Upon termination of employment, under the 2002 Plan, the employee has 60 days thereafter to exercise a vested option. If not exercised earlier, the options expire 10 years after the grant date. Options under the 2002 Plan are granted at fair market value on a predetermined date.

(1)

The unexercisable options awarded on December 6, 2012 vest on December 6, 2015 for Mr. Sadusky. The remaining unexercisable options awarded on January 26, 2012 vested on January 26, 2015; the unexercisable options awarded on January 31, 2013 vest evenly on January 31, 2015 and January 31, 2016 for Messrs. Woodward, Carington, and Mulvaney.

(2)

Restrictions on PARS awards granted on January 29, 2008 automatically lapse on January 29, 2018; restrictions on PARS awards granted on January 28, 2010 automatically lapse on January 28, 2020; and restrictions on PARS awards granted on January 26, 2012 automatically lapse on January 26, 2022, unless performance exceeds pre-set targets. PARS typically vest at the end of a 10-year period after grant. If certain pre-established earnings per share targets are achieved, vesting may accelerate to either a three, five or seven year period. PARS recipients are entitled to all the ownership rights of other holders of Voting Common Stock of the Company, including dividends. However, PARS cannot be sold or traded, and the ownership reverts to the Company upon termination of employment. Upon death, disability, or retirement after attaining age 63, executive officers vest in a pro rata portion of the shares awarded (which assumes ratable vesting over a 10-year period).

(3)

The unvested DSUs vest on November 12, 2015. The vested stock units are settled within thirty days following vesting and entitle the named executive officer to a cash payment equal to the closing price per share on the date of vesting.

(4)

The RSA share awards on December 6, 2012 automatically lapse on December 6, 2015; restrictions on RSA shares awarded on September 10, 2013 automatically lapse on September 10, 2016, The grant date fair value of deferred stock units is equal to the closing stock price on December 31, 2014.

Option Exercises and Stock Vested Table

The following table provides information with respect to stock options exercised and restrictions released on PARS during the fiscal year 2014.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of PARS Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)	Number of DSU Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($)
George L. Mahoney	-	$ -	71,000	$1,232,560	-	$ -
James F. Woodward	-	-	-	-	25,615	375,516
Deborah A. McDermott	-	-	-	-	29,457	431,840
James R. Conschafter	12,333	183,022	20,400	341,292	23,054	337,972
John R. Cottingham	6,000	89,040	14,002	214,371	22,029	322,945
Andrew C. Carington	-	-	-	-	20,492	300,413
Timothy J. Mulvaney	2,533	33,841	-	-	-	-

(1)

The number of shares acquired on vesting for Messrs. Mahoney, Conschafter, and Cottingham represent PARS that became vested as part of the individual’s employment agreement with Media General. A portion of the shares underlying the PARS were withheld to satisfy applicable annual federal and state income tax withholding requirements.

(2)

The number of shares on vesting for Messrs. Woodward, Conschafter, Cottingham, Carington and Ms. McDermott represent deferred stock units awarded that became vested as a part of the employment with Media General. One-half of the deferred stock unit vested on November 12, 2014. A portion of the cash underlying the DSU were withheld to satisfy applicable annual federal and state income and employment tax withholding requirements.

Pension Benefits Table

The following table provides information regarding estimated pension benefits for the NEOs as of and for the year ended December 31, 2014. For purposes of calculating the present value of accumulated benefits in the table below, the normal retirement age (the age at which the participant is eligible for unreduced benefits) is age 65 for the Media General Advantage Retirement and ERISA Excess plans and age 63 for the Supplemental Retirement Plan. Each of these plans have been fully frozen as explained below. Mrs. McDermott does not participate in a pension plan. Mr. Sadusky participates in the LIN Television Corporation Retirement Plan (LIN Pension Plan) and the LIN Television Corporation Benefit Retirement Plan (LIN SERP). Descriptions of these plans are set forth below.

Reference is made to Note 10 of Item 8 of the 2014 Form 10-K, which is incorporated herein by reference, for assumptions made in valuing the pension benefits below.

Name	Plan Name	Number of Years Credited Service (#) (1) (2)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Vincent L. Sadusky	LIN Retirement Plan	5	$ 68,418	$-
	LIN SERP	5	166,323	-
George L. Mahoney	Media General Advantage Retirement Plan	14	492,961	-
	Supplemental Retirement Plan	15	4,705,907	-
James F. Woodward	Media General Advantage Retirement Plan	23	607,950	-
	ERISA Excess Plan	23	11,001	-
James R. Conschafter	Media General Advantage Retirement Plan	9	330,044	-
	ERISA Excess Plan	9	340,311	-
John R. Cottingham	Media General Advantage Retirement Plan	6	213,351	-
	ERISA Excess Plan	6	211,094	-
Andrew C. Carington	Media General Advantage Retirement Plan	5	77,360	-
Timothy J. Mulvaney	Media General Advantage Retirement Plan	10	108,769	-

(1)     Years of credited plan service under the Media General Advantage Retirement and ERISA Excess plans reflect the officer’s years of service through December 31, 2006. The maximum number of years of credited plan service under the Supplemental Retirement Plan is 15 years. Years began to be counted following admission to the Supplemental Retirement Plan and accrued through January 31, 2010.

(2) Years of credited service through April 1, 2009 at which time the LIN Retirement Plan and the LIN SERP were frozen.

Media General Advantage Retirement Plan

The Media General Advantage Retirement Plan is a funded, qualified non-contributory defined benefit plan which covers substantially all full time employees hired before January 1, 2007. Employees become fully vested in plan benefits upon the earlier of completing five years of service or reaching age 65. Plan benefits begin either upon normal or late retirement after age 65 or upon early retirement after age 55 with at least ten years of service.

Each employee’s retirement benefit is based on a formula that uses average monthly compensation (salary and non-equity incentive awards), Social Security wages, and years of benefit service as its key inputs. Additional years of service are not granted under the plan. This aspect of the plan was frozen, effective December 31, 2006, and participants received years of service credit through that date or their date of termination, if earlier. The total amount of compensation to be factored into the benefit payment is subject to a federal limit. Due to an April 2009 plan amendment, compensation earned after May 31, 2009, does not increase accrued benefits, and the plan became fully frozen at that time.

Messrs. Conschafter, Cottingham and Mahoney are eligible to receive retirement benefits as a result of early retirement. Benefits for any employee who elects early retirement are calculated in a manner similar to that described above; however, the amount of benefit is reduced by a formula based on retirement age.

Married participants are paid a joint and 100% survivor annuity, with the accrued benefit paid monthly over the life of the retiree. Upon the retiree’s death, 100% of this benefit is paid monthly to the surviving spouse. Participants alternatively may elect a life-only annuity payment, fixed payments for life plus 10 years, leveling payments (which consider the effects of Social Security payments), a joint and 50% survivor annuity, a joint and 66.67% survivor annuity or, for total retirement benefit amounts under $10,000, a lump-sum payment.

LIN Media Retirement Plan and SERP

The Company assumed the LIN Media Retirement Plan and the LIN Media SERP upon the consummation of the LIN Media merger. Participants in the tax qualified pension plan participate in either a cash balance benefit plan or a traditional average final-pay plan and may also receive benefits under the LIN Media SERP, which is described below. Mr. Sadusky participates in the cash balance plan.

Effective April 1, 2009, these plans were frozen and Media General does not expect to make additional benefit accruals to these plans. Pension benefits vest after three years of service. Cash balance plan accounts earn annual interest at a rate equal to the interest rate for five-year U.S. Treasury Bills plus 25 basis points (the interest rate is reset annually at the Treasury rate during the November preceding each plan year). As of December 31, 2014, the estimated annual retirement benefits payable under the cash balance plan and our SERP as an annuity for life upon normal retirement, assuming Mr. Sadusky, remains employed by us at their current level of compensation until age 65, is approximately $40,000.

As permitted by the Employee Retirement Income Security Act of 1974, as amended, the LIN Media SERP is a non-qualified plan designed to provide for the payment by the Company of the difference, if any, between the amount of maximum Internal Revenue Service and/or other regulatory limitations and the annual benefit that would be payable under the LIN Media Retirement Plan (including the cash balance benefit plan and traditional average final-pay benefit plan), but for such limitations. The LIN Media SERP follows the provisions of the LIN Media Retirement Plan for normal retirement date and early retirement. Payments to cash balance participants will be paid in a lump sum six months after termination.

ERISA Excess Plan

The ERISA Excess Benefit Plan (ERISA Excess) is an unfunded, non-qualified, non-contributory defined benefit plan which operates in substantially the same manner as the qualified plan described above, however, retirement benefits are not subject to the federal limit. ERISA Excess plan amendments coincided with amendments to the qualified plan. Consequently, the ERISA Excess Plan was fully frozen in 2009.

Supplemental Retirement Plan

The Supplemental Retirement Plan (SERP) is an unfunded, non-qualified, non-contributory defined benefit plan which provides selected employees with the opportunity to receive a retirement benefit that exceeds the limitations of the qualified defined benefit plan along with certain additional benefits. SERP participants are eligible to receive an early retirement benefit upon reaching age 55 with one year of plan service and are eligible to receive an unreduced retirement benefit upon reaching age 63 with 15 years of plan service. The Company amended the plan twice during 2009. As a result, retirement benefits are based on final average earnings as of May 31, 2009 and service provided after January 31, 2010 does not increase the retirement benefit. Mr. Mahoney is eligible to receive reduced early retirement benefits.

The SERP benefit is based on a formula that uses as its key inputs, average annual compensation (salary and non-equity incentive awards) for the five calendar years during which compensation was highest together with years of plan service. As stated above, compensation earned after May 31, 2009, does not increase accrued benefits. The minimum possible benefit, for participants age 55 with one year of plan service, is 2.5% of average annual compensation. Plan participants age 63 with 15 years of plan service receive a maximum combined benefit under the SERP and qualified pension plan equal to 55% of the participant’s average annual compensation.

If a plan participant becomes disabled and is unable to return to work for an indefinite period of time, the participant becomes eligible to receive a supplemental benefit. The benefit is determined as the excess of the employee’s base salary and incentive award as of May 31, 2009 (adjusted for Social Security benefits) over any other compensation, including self-employment income, received by the employee.

After retirement, SERP participants are prohibited from engaging in any business that is in competition with the Company’s business, without the written consent of the Company. Accrued benefits for participants who violate this non-compete clause are subject to forfeiture.

Upon retirement, married participants receive an annuity benefit whereby the accrued benefit is paid monthly over the lifetime of the employee. Upon death, the plan participant’s spouse continues to receive a lower monthly benefit. Participants may also irrevocably elect to receive a reduced benefit in exchange for at least 120 monthly benefit payments to the employee and spouse. The present value of an unmarried participant’s death benefit is payable in a lump-sum to the participant’s estate if he or she was an employee at the time of death.

LIN Media Supplemental Income Deferral Plan

The LIN Media Supplemental Income Deferral Plan (“SIDP”) allows Mr. Sadusky to defer five percent to 80% of his base salary and five percent to 100% of his annual non-equity incentive awards on a tax-deferred basis and receive tax-deferred market-based growth. As of July 1, 2010, LIN began contributing to the SIDP three percent of the named executive officers’ income that exceeded the limit set by Internal Revenue Code Section 401(a)(17). In 2014, LIN Media made contributions to the SIDP for Mr. Sadusky equal to five percent of his base salary and non-equity incentive plan compensation. Media General assumed the SIDP in connection with the LIN merger and these obligations are an unsecured obligation of the Company, meaning that payments of participant balances in the SIDP are not guaranteed if the Company becomes insolvent or bankrupt.

Non-Qualified Deferred Compensation Table

The following table summarizes, for the NEOs, the activity during the last fiscal year related to the Company’s non-qualified deferred compensation plans. Neither Mrs. McDermott nor Mr. Mulvaney participated in a non-qualified deferred compensation plan in 2014.

Name	Plan Name	Executive Contributions in last FY ($) (1)	Registrant Contributions in last FY ($) (1)	Aggregate Earnings in last FY ($) (2)	Aggregate Withdrawals/ Distributions in last FY ($)	Aggregate Balance at last FYE ($) (3)
Vincent L. Sadusky	Supplemental 401(k) Plan	$ -	$ -	$ -	$-	$ -
George L. Mahoney	Supplemental 401(k) Plan	37,250	24,212	(117,221)	-	436,288
James F. Woodward	Supplemental 401(k) Plan	18,750	12,188	(12,022)	-	65,514
James R. Conschafter	Deferred Compensation Plan	-	-	9,147	-	431,268
	Supplemental 401(k) Plan	17,000	11,050	(16,457)	-	135,183
John R. Cottingham	Supplemental 401(k) Plan	12,375	6,779	(20,651)	-	145,300
Andrew C. Carington	Supplemental 401(k) Plan	-	-	(4,276)	-	12,185

(1)

Amounts reported as executive contributions are included in the salary column of the Summary Compensation Table for each executive. Amounts reported as registrant contributions are included in the all other compensation column of the Summary Compensation Table for each executive. Neither Mrs. McDermott nor Mr. Mulvaney participated in the Deferred Compensation Plans.

(2)	Aggregate earnings represent interest and dividends earned as well as unrealized gains and losses on participant investments.

(3)	The aggregate balance includes amounts previously reported in the Summary Compensation Table for each named executive officer as follows:

Name	Plan Name	Amounts Included in 2014 Total Compensation	Amounts Included in 2013 Total Compensation	Amounts Included in 2012 Total Compensation
George L. Mahoney	Supplemental 401(k) Plan	$37,250	$12,400	$ -
James F. Woodward	Supplemental 401(k) Plan	18,750	2,900	3,600
James R. Conschafter	Supplemental 401(k) Plan	17,000	7,500	5,460
John R. Cottingham	Supplemental 401(k) Plan	12,375	5,000	9,300
Andrew C. Carington	Supplemental 401(k) Plan	-	3,200	-

Deferred Compensation Plan

Generally, participants in the Deferred Compensation Plan are employees who earned amounts over certain qualified plan limits. Prior to the plan being frozen on January 1, 2012, participants were able to elect to defer, on a pre-tax basis, up to 80% of their annual salary and up to 100% of their non-equity incentive awards and earn a tax-deferred return on these amounts.

Plan participants can select from a combination of seven “phantom” equity and bond funds. Unlike a 401(k) plan, the obligation resides with the Company and earnings are credited to each participant’s account based on hypothetical rather than actual investment activity. Prior to 1999, participants had the option to participate in a variable interest account, which earned income based on the same interest rate applicable to the Company’s long-term borrowings. Some participants continue to maintain a portion of their balance in this account. Investment choices can be changed at any time; however, no amounts can be transferred into the variable interest account. The Plan’s funds had returns ranging from approximately 4.43% to 4.74% during 2014.

The allowable methods of distribution, which must have been elected prior to or at the time of the deferral, are summarized below:

●

Retirement or death after retirement – participants can elect to receive a lump sum or annual payments of up to 20 years upon attaining the age of early retirement (defined in this plan as at least age 55 with 5 years of service). In case of death, the designated beneficiary will receive any remaining annual payments.

●	Termination of employment, disability, or death prior to retirement – amounts will be paid to the participant or designated beneficiary in a lump sum or in annual payments of up to 10 years.

Historically, LIN Media offered its named executive officers and other eligible employees the opportunity to participate in the LIN Deferred Compensation Plan which allowed eligible employees to defer up to 100% of their base salary and performance bonuses in either mutual funds managed by Fidelity Investments or in other designated securities. As of December 2008, LIN Media decided not to offer eligible employees the opportunity to participate in the Deferred Compensation Plan because, among other reasons, the number of participants in the plan had declined while the expense and resources required to manage the plan had increased. Mr. Sadusky participates in the Deferred Compensation Plan which remains in place for purposes of servicing the current participants and the balance of the amounts that were previously deferred by named executive officers and other eligible employees.

Supplemental 401(k) Plan

The Supplemental 401(k) Plan is a non-qualified plan which permits certain executives to defer amounts that are above the federal 401(k) limit and obtain Company matching funds and earnings on those deferrals. The maximum annual amount that can be deferred into the supplemental plan is 50% of the participant's annual base salary. Prior to 2008, all participant account balances were invested in Media General Voting Common Stock held by a third-party trust. Beginning in 2008, participants over age 55 had the option to invest in a range of equity and bond funds in addition to Voting Stock. The Plan’s funds reflect returns ranging from (25.97%) to 14.57% during 2014.

Prior to April 2009, the employer matching contribution was equal to the lesser of: a) 100% of the participant’s contribution or b) 5% of the participant’s salary, non-equity incentive plan awards, and flexible credits (used for purposes of maintaining healthcare insurance and other benefits offered to all employees), minus the government’s qualified contribution earnings limit ($260,000 in 2014). The Company suspended the match on the Supplemental 401(k) Plan effective April 1, 2009; however, effective January 1, 2011, the Company reinstated the match up to a maximum of 2% of an eligible and participating employee’s salary.

Effective January 1, 2014, eligible and participating employees received a company match of up to 4% of their compensation as defined by the plans. Participants received a dollar-for-dollar matching contribution for the first 3% of compensation contributed and 50 cents on the dollar at the 4% and 5% levels. Participants were permitted to contribute up to a maximum of 50% of their annual base salary in any plan year. Effective July 1, 2014, eligible and participating employees received a company match of up to 3% of their compensation as defined by the plans by receiving 50 cents on the dollar for contributions at the 6% level.

Upon termination of employment for any reason, the participant (or beneficiary) receives a cash distribution. Participants are able to select the timing of payment (minimum of 6 months after separation and a maximum of 10 years after separation) provided the election was made at the time of deferral or prior to December 31, 2008, for amounts previously deferred. Participants cannot receive any distributions (including loans) while actively employed.

Potential Payments Upon Termination or Change-in-Control

During 2013, the Company entered into employment agreements with each of its NEOs, with the exception of Mr. Mulvaney, which became effective upon the closing of the Young merger transaction on November 12, 2013. During 2014, the Company entered into an employment agreement with Mr. Sadusky which became effective upon the closing of the LIN Media merger transaction on December 19, 2014. As described above, the employment agreements provide for a three-year term for Messrs. Carington and Woodward and Mrs. McDermott. The term of Mr. Sadusky’s employment agreement is five years. Please note the employment agreements for Messrs. Mahoney, Conschafter and Cottingham are not included in this section as their employment terminated in 2014 and their severance amounts are included in the Summary Compensation Table.

In the event the NEO is terminated during the employment term by the Company other than for cause or disability, or by the officer for good reason, referred to as a “qualifying termination,” the officer will be entitled to payment of:

●

1.5 times (1 times for Mr. Sadusky) the sum of his or her base salary at the rate in effect immediately prior to termination plus the target annual incentive opportunity for the year of such termination (and in Mr. Sadusky’s case the annual incentive amount for the prior fiscal year), referred to as the “severance payment”;

●	Continuation of medical, dental, disability, and life insurance benefits for 12 months following the termination date; and

●

Accelerated vesting of any equity or equity-based compensation held by Messrs. Carington, and Woodward and Mrs. McDermott as of the termination date. Mr. Sadusky’s employment agreement does not provide for the acceleration of vesting, however pursuant to the LIN Media merger agreement, if Mr. Sadusky’s employment is terminated by the Company other than for cause, his outstanding option grants and share awards shall accelerate.

In the event a qualifying termination occurs during the employment term following a change in control (as such term is defined in the employment agreements), the officer is entitled to the payments and benefits as provided in the event of a qualifying termination, except the multiple in calculating the severance payment will be 2 times and, in the case of Mr. Sadusky, the benefit continuation period will be 24 months. The severance cash amounts and benefits are reflected in the table below.

The employment agreements also provide that following the termination of the officer’s employment for any reason during the employment term, he or she will be bound by noncompete and nonsolicitation covenants for a period of 12 months following such termination.

Payments Associated with a Qualifying Termination in the Absence of a Change in Control

The table below sets forth an estimate of the total payments and benefits the NEOs are entitled to receive, assuming the NEO’s qualifying termination occurred on December 31, 2014 in the absence of a change in control.

Name	Cash (1)	2014 Annual Incentive Payment	Acceleration of Vesting of PARS/RSA (2)	Acceleration of Vesting of Stock Options (3)	Benefits (4)	Total
Vincent L. Sadusky	$1,468,000	$757,000	$5,222,370	$1,362,446	$12,000	$8,821,816
James F. Woodward	1,087,500	200,000	485,170	176,480	12,000	1,961,150
Deborah A. McDermott	1,250,625	200,000	-	-	12,000	1,462,625
Andrew C. Carington	816,000	144,000	138,859	92,193	12,000	1,203,052
Timothy J. Mulvaney	-	-	-	-	-	-

(1)

These cash amounts represent the severance payment the executive would be entitled to receive upon a qualifying termination. Mr. Sadusky is entitled to 1 times his base salary, $711,000 and 1 times his annual incentive opportunity, $757,000; Mr. Woodward would be entitled to 1.5 times his base salary, $750,000 and 1.5 times his target annual incentive opportunity, $337,500; Mrs. McDermott would be entitled to 1.5 times her base salary, $862,500 and 1.5 times her target annual incentive award, $388,125; and Mr. Carington is entitled to 1.5 times his salary, $600,000 and 1.5 times his target annual incentive opportunity, $216,000.

(2)

If a qualifying termination had occurred as of December 31, 2014, Mr. Sadusky would have immediately vested in 312,156 RSAs; Mr. Woodward would have immediately vested in 29,000 PARS; and Mr. Carington would have immediately vested in 8,300 PARS. The value above represents the number of shares that would have vested at the closing stock price on December 31, 2014.

(3)

If a qualifying termination had occurred as of December 31, 2014, Mr. Sadusky would have immediately vested in 111,311 stock options, Mr. Woodward would have immediately vested in 14,366 stock options and Mr. Carington would have immediately vested in 7,499 stock options. The value above represents the intrinsic value of these stock options as of December 31, 2014.

(4)

The benefits represents the estimated value of the continuation on the same terms of the medical, dental, disability, and life insurance benefits for the named executives for a period of 12 months following employment.

Payments Associated with a Qualifying Termination Associated with a Change in Control or a Change in Control Termination

The table below assumes a change in control took place on December 31, 2014 and the NEOs experienced a qualifying termination on that date. All payments set forth below are considered double-trigger benefits, meaning that such payments or benefits would be made upon the NEO’s qualifying termination of employment following a change in control.

Name	Cash (1)	2014 Annual Incentive Payment	Acceleration of Vesting of PARS/RSA (2)	Acceleration of Vesting of Stock Options (3)	Benefits (4)	Total
Vincent L. Sadusky	$2,936,000	$757,000	$5,222,370	$1,362,446	$24,000	$10,301,816
James F. Woodward	1,450,000	200,000	485,170	176,480	12,000	2,323,650
Deborah A. McDermott	1,667,500	200,000	-	-	12,000	1,879,500
Andrew C. Carington	1,088,000	144,000	138,859	92,193	12,000	1,475,052
Timothy J. Mulvaney	-	-	-	-	-	-

(1)

These cash amounts represent the severance payment the executive would be entitled to receive upon a qualifying termination following a change in control. Mr. Sadusky would be entitled to 2 times his base salary, $1,422,000 and 2 times his maximum annual incentive opportunity, $1,514,000; Mr. Woodward would be entitled to 2 times his base salary, $1,000,000 and 2 times his target annual incentive opportunity, $450,000; Mrs. McDermott would be entitled to 2 times her base salary, $1,150,000 and 2 times her target annual incentive opportunity, $517,500; and Mr. Carington would be entitled to 2 times his base salary, $800,000 and 2 times his target annual incentive opportunity, $288,000.

(2)

If a qualifying termination following a change in control had occurred as of December 31, 2014, Mr. Woodward would have immediately vested in 29,000 PARS; Mr. Sadusky would have immediately vested in 312,156 RSAs; and Mr. Carington would have immediately vested in 8,300 PARS. The value above represents the number of shares that would have vested at the closing stock price on December 31, 2014.

(3)

If a qualifying termination following a change in control had occurred as of December 31, 2014, Mr. Sadusky would have immediately vested 111,311 stock options, Mr. Woodward would have immediately vested in 14,366 stock options and Mr. Carington would have immediately vested in 7,499 stock options. If Mr. Sadusky had been terminated by the Company without cause as of December 31, 2014, pursuant to the LIN Media merger agreement, Mr. Sadusky would have vested in 111,311 stock options and 312,156 restricted shares. The value above represents the intrinsic value of these stock options as of December 31, 2014.

(4)

The benefits represents the estimated value of the continuation on the same terms of the medical, dental, disability, and life insurance benefits for the named executives for a period of 12 months following employment (24 months for Mr. Sadusky).

As summarized in the table below, the Company maintains certain plans that require the Company to provide compensation to NEOs of the Company in the event of retirement, death or disability; the provisions generally apply to all participants of a particular plan equally. The accompanying table excludes plans that are available generally to all salaried employees. As the NEOs are vested in their account balances under the previously described Deferred Compensation and Supplemental 401(k) Plans, reference to those plans is also excluded.

Executive Benefits and Payments Upon Specified Triggering Event	Retirement	Disability	Death
Compensation:
Performance-Accelerated Restricted Shares (PARS)	Upon retirement after age 63, a pro rata portion of the restricted shares becomes vested (which assumes ratable vesting over a 10 year period).	Upon disability, a pro rata portion of the restricted shares becomes vested.	Upon death, a pro rata portion of the restricted shares becomes vested.
Stock Options	Options become fully vested after age 63 with 10 years of service, provided the individual is employed on December 31 of the year of grant.	Upon disability, all options become fully vested.	Upon death, all options become fully vested.
Annual Incentive Plan	Employees who retire (age 55 or older with at least 5 years of service) are typically eligible to receive a prorated incentive award based on the full year's actual attained results.	Employees who become disabled (age 55 or older with at least 5 years of service) are typically eligible to receive a prorated incentive award based on the full year's actual attained results.	Upon death, employees (age 55 or older with at least 5 years of service) are typically eligible to receive a prorated incentive award based on the full year's actual attained results.
Benefits and Perquisites:
Supplemental Retirement Plan (SERP)

SERP participants are eligible to receive an unreduced retirement benefit upon reaching age 63 with fifteen years of plan service. Participants are eligible to receive an early retirement benefit upon reaching age 55 with one year of service. Because the plan is now frozen, participants do not receive credit for additional earnings or years of service.

If a SERP participant becomes disabled for an indefinite period of time, the participant becomes eligible to receive a supplemental benefit which effectively maintains their current compensation as of May 31, 2009 (salary and non-equity incentive award) during the period of disability.

A participant’s spouse receives 80 percent of the amount to which the participant was entitled, less payments due under the qualified pension plan. Unmarried participants’ estates receive a lump-sum payment if the participants were employees at the time of death.

ERISA Excess Plan (ERISA Excess)

Other than the maximum amount of benefit, retirement provisions operate in substantially the same manner as the qualified retirement plan. Because the plan is now frozen, participants do not receive credit for additional earnings or years of service.

		Other than the maximum amount of benefit, disability provisions operate in substantially the same manner as the qualified retirement plan.	Other than the maximum amount of benefit, death provisions operate in substantially the same manner as the qualified retirement plan.
Life Insurance Premiums Paid on Behalf of Officer and Associated Tax Gross Up

Retired employees (age 55 or older with 5 or more years of service) are eligible for continued Company-paid life insurance premium and tax gross-up payments until age 65. The targeted death benefit is generally equal to 150% of compensation (salary and non-equity incentive award target).

For disabled employees, the targeted death benefit is generally equal to 300% of final compensation up to age 55. The targeted death benefit generally decreases to 150% of compensation between ages 55 to age 65.

For active employees who die prior to age 65, the targeted death benefit is generally equal to 300% of compensation.
Retirement Transition Planning Program

Retiring participants age 55 or older are eligible for this program, however the Company must select the executives for participation. Participants receive tax and financial planning services for the tax year of retirement as well as the tax year immediately following the year of retirement.

Disabled employees age 55 or older are also eligible for this program, however the Company must select the executives for participation. Participants receive tax and financial planning services for the tax year of retirement as well as the tax year immediately following the year of retirement.

If an executive was a participant or was selected for participation at the time of his death, the surviving spouse is eligible for benefits. The surviving spouse would receive tax and financial planning services for the tax year of retirement as well as the tax year immediately following the year of retirement.

The obligation to pay death benefits to the beneficiary of each NEO pursuant to a variable universal life insurance policy is that of the insurance company; the Company only pays the insurance premiums on behalf of the NEO. In 2014, the Company paid insurance premiums only on behalf of Messrs. Mahoney and Woodward. The table below quantifies the approximate life insurance proceeds that would have been payable (by the insurance company) to the beneficiary of each NEO if a triggering event had occurred as of December 31, 2014:

Named Executive Officer	Estimated Life Insurance Benefit as of December 31, 2014
George L. Mahoney	$3,654,000
James F. Woodward	2,065,000

DIRECTOR COMPENSATION

Overview of the Company’s Director Compensation Philosophy

The Company’s Director compensation program is designed to align the interests of the Chairman, and the Outside Directors (i.e., Directors who had not at any time served as an employee of the Company) with those of the Company’s shareholders and to provide competitive current compensation for services to the Board. The Compensation Committee, with the assistance of outside consultants, periodically reviews and modifies the Company’s Director compensation system to ensure these objectives continue to be met.

Chairman Compensation

J. Stewart Bryan III, retired as an executive officer of the Company in 2008. Mr. Bryan continues to serve as the non-executive Chairman of the Board of Directors. Mr. Bryan is paid annual cash compensation of $300,000 for his service as non-executive Chairman. The Committee determined that cash compensation was appropriate given Mr. Bryan’s existing stock holdings in the Company. Additionally, Mr. Bryan is entitled to certain perquisites and personal benefits. In 2014, Mr. Bryan’s perquisites exceeded $10,000, and are reported as All Other Compensation in the table below.

Mr. Bryan is a beneficiary of the Media General Advantage Retirement Plan and the Supplemental Retirement Plan. He is receiving an annual benefit of approximately $137,000, which is paid in monthly installments under the qualified plan and an annual benefit of approximately $264,500 under the SERP plan which is paid annually. Mr. Bryan is also receiving installment payments pursuant to the 1985 Deferred Compensation Plan. As of December 31, 2014, there are eight annual installments of 27,110 each remaining to be paid.

Outside Director Compensation

Currently, each of the Outside Directors receive an annual retainer of $116,000 for all scheduled Board meetings and two committee meetings. An additional $1,750 is paid for each unscheduled Board meeting and each committee meeting attended by an Outside Director beyond the two included in the retainer. Pursuant to the Media General, Inc., Directors’ Deferred Compensation Plan, each Outside Director receives 50% of his or her annual compensation, including any additional meeting fees, in deferred stock units and may elect to receive the other half of his or her annual compensation either fully in cash, fully in deferred stock units, or split evenly in cash and deferred stock units. Annual deferral elections must be made prior to the calendar year in which the retainer and additional meeting fees will be earned.

The number of deferred stock units is determined quarterly, based on the average of the closing trading prices for the last 10 trading days of the preceding calendar quarter. Participant accounts are credited quarterly with amounts that are equivalent to dividends paid (if any) on our Voting Common Stock. The retainer and additional meeting fees are paid quarterly until April 1, 2015 when the new Director compensation plan will go into effect.

Upon election to the Board of Directors, a Director selects the method of account settlement. Upon termination from the Board for any reason, the Director or beneficiary will be paid annual common stock payments (which may be deferred until January 1 of the year following retirement) ranging from a lump sum payment to ten annual installments. If no election is made, the Director will receive a single common stock distribution as of the date of retirement. To avoid the cash demands associated with cash settlement payments and the interim volatility that impacts the Company’s financial statements, the Board determined in 2014 to modify the Deferred Compensation Plan to eliminate the cash settlement option.

Effective on April 1, 2015, the Outside Directors will begin to receive annual compensation of $160,000, 50% of which shall be paid in cash (subject to current deferral elections) and the remaining 50% of which shall be paid in equity. In addition, beginning April 1, 2015 for their service, the Chairman of the Audit and Compensation Committees shall each receive an additional $20,000 per year, and the Chairman of the Nominating and Governance Committees shall receive an additional $15,000 each year. Mr. McCormick shall receive an additional $105,000 per year for his services as the Chairman of a to be formed special committee focusing on digital opportunities.

Pursuant to the LIN Media merger agreement, effective as of December 19, 2014, Media General’s Board of Directors appointed four of LIN Media’s directors, Royal W. Carson, III, Douglas W. McCormick, John R. Muse and Vincent L. Sadusky, establishing the size of the Board of Directors as 11 members.

In 2014, Mr. Sullivan elected to receive all of his annual compensation in deferred stock units. Mr. Muse elected to receive 25% of his compensation in cash and 75% in deferred stock units. All other Outside Directors elected to receive 50% of their compensation in cash and 50% in deferred stock units. Coleman Wortham, III and Kevin T. Shea, both of whom retired from the Board in 2014, elected to receive 100% of their compensation in deferred stock units. Upon appointment to the board, Mr. Kim waived his right to receive compensation for his services as an Outside Director.

In April, 2014, Rodney A. Smolla, Carl S. Thigpen and Coleman Wortham III, retired as Outside Directors. In accordance with their settlement elections, Mr. Smolla received 87,034 shares of Voting Common Stock, Mr. Thigpen received 44,684 shares, and Mr. Wortham received 39,496 shares immediately following retirement. Additionally, as elected, another 140,253 shares were distributed to Mr. Wortham after January 1, 2015. In consideration of their service to the Board, each of these Directors also received 10,000 deferred stock units, the terms of which provide for vesting of 50% on the second anniversary of the grant and the remaining 50% on the third anniversary.

In December, 2014, upon consummation of the LIN Media merger, Marshall N. Morton, Howard L. Schrott, and Kevin T. Shea retired as Outside Directors. In accordance with their settlement elections, Mr. Schrott received 4,753 shares of Voting Common Stock and Mr. Shea received 10,596 shares immediately following retirement. There was no settlement of shares for Mr. Morton upon his retirement as he was paid entirely in cash for his services to the Board. In consideration of their service to the Board, each of these Directors also received 10,000 deferred stock units, the terms of which provide for vesting of 50% on the second anniversary of the grant and the remaining 50% on the third anniversary.

Directors’ Stock Ownership Guideline

To further align the interests of Directors and Stockholders, the Board of Directors adopted a share ownership guideline of 5,300 shares of the Company’s Voting Common Stock, including deferred stock units. The Board of Directors recommended this ownership guideline be attained within five years of a Director’s election to the Board.

Total Compensation for the Chairman and Outside Directors

The following table sets forth the components of total compensation during 2014 for the Chairman and Outside Directors:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($)	Total ($)
J. Stewart Bryan III, Chairman (2)	$300,000	$ -	$13,182	$313,182
Marshall N. Morton, Former Vice Chairman	170,000	-	-	170,000
Diana F. Cantor	72,875	72,875	-	145,750
Royal W. Carson, III (4)	1,208	1,208	-	2,416
H. C. Charles Diao	74,625	74,625	-	149,250
Dennis J. FitzSimons (5)	82,125	82,125	-	164,250
Soohyung Kim (6)	-	-	-	-
Douglas W. McCormick (4)	1,208	1,208	-	2,416
John R. Muse (4)	604	1,813	-	2,417
Wyndham Robertson (3)	71,125	71,125	-	142,250
Howard L. Schrott (3)	71,667	71,667	-	143,334
Kevin T. Shea (3) (5)	-	167,083	-	167,083
Rodney A. Smolla (3)	24,583	24,583	-	49,166
Thomas J. Sullivan (5)	-	143,250	-	143,250
Carl S. Thigpen (3)	23,708	23,708	-	47,416
Coleman Wortham III (3)	-	45,667	-	45,667

(1)

Amounts in the Stock Awards column reflect the aggregate grant date fair value of deferred stock units received by each Outside Director during 2014. Pursuant to the Directors’ Deferred Compensation Plan, the following Outside Directors elected to receive deferred stock units in lieu of cash: Mr. Shea (10,202 units), Mr. Sullivan (8,606 units), and Mr. Wortham (2,643 units). Additionally, Messrs. Morton, Schrott, Shea, Smolla, Thigpen and Wortham each received 10,000 deferred stock units as described in Note 3 on the following page; the value of these 10,000 deferred stock units are also reflected in the table on the following page. As the deferred stock units are not settled until the retirement of the Outside Director, the value ultimately realized by the Outside Director is subject to changes in the Company’s stock price. The table below illustrates the impact changes in stock price have on the Outside Director’s stock unit account balance:

	12/31/13 Balance		Units Received		Change in Fair Value	Units Distributed		12/31/14 Balance
Name	(#)	($)	(#)	($)	($)	(#)	($)	(#)	($)
Diana F. Cantor	85,622	1,935,057	4,370	72,875	(502,366)	-	-	89,992	1,505,566
Royal W. Carson III	-	-	70	1,208	(37)	-	-	70	1,171
H. C. Charles Diao	789	17,831	4,469	74,625	(4,490)	-	-	5,258	87,966
Dennis J. FitzSimons	49,105	1,109,773	4,930	82,125	(287,892)	-	-	54,035	904,006
Soohyung Kim	-	-	-	-	-	-	-	-	-
Douglas W. McCormick	-	-	70	1,208	(37)	-	-	70	1,171
Marshall N. Morton	-	-	10,000	159,900	7,400	-	-	10,000	167,300
John R. Muse	-	-	105	1,813	(56)	-	-	105	1,757
Wyndham Robertson	17,370	392,562	4,241	71,125	(103,603)	(1,343)	(21,000)	20,268	339,084
Howard L. Schrott	394	8,904	14,359	231,567	1,893	(4,753)	(75,064)	10,000	167,300
Kevin T. Shea	394	8,904	20,202	326,983	(1,244)	(10,596)	(167,343)	10,000	167,300
Rodney A. Smolla	85,614	1,934,876	11,420	184,483	(565,131)	(87,034)	(1,386,928)	10,000	167,300
Thomas J. Sullivan	712	16,091	8,606	143,250	(3,451)	-	-	9,318	155,890
Carl S. Thigpen	43,308	978,761	11,376	183,608	(280,527)	(44,684)	(714,542)	10,000	167,300
Coleman Wortham III	177,106	4,002,596	12,643	205,567	(1,062,850)	(39,496)	(631,581)	150,253	2,513,733

(2)

Compensation for Mr. Bryan included the reimbursement of the cost of the personal use of a company car, certain club memberships and home security services. Mr. Bryan is responsible for paying personal income taxes associated with these benefits.

(3)

Messrs. Morton, Thigpen, Smolla, Schrott, and Shea retired in 2014 and received stock as settlement of their account balances. Mr. Wortham retired in 2014 and received a partial settlement of his account balance. Miss Robertson previously served as director from 1996 to 2005. Her accumulated stock units from her previous tenure were paid in annual installments over 10 years. The final installment was paid in 2014.

(4)	Messrs. Carson, McCormick, and Muse were appointed to the Board following the merger on December 19, 2014.

(5)	Messrs. FitzSimons, Shea, and Sullivan each received an additional $15,000 for service on a special committee of the Board.

(6)	Mr. Kim has waived his right to receive compensation for his services as an Outside Director.

Compensation Committee Interlocks and Insider Participation

During 2014, none of the members of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries, and no member of the Committee was formerly an officer of the Company or any of its subsidiaries. In addition, during 2014, none of the Company’s executive officers served as a member of a compensation committee or on a board of directors of any other entity an executive officer of which served as a member of the Company’s Board of Directors.

Equity Compensation Plan information as of December 31, 2014

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding option, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)*
Equity compensation plans approved by security holders
1987 Non-qualified Stock Option Plan	8,000	$32.50	--
1995 Long-term Incentive Plan	1,057,802	15.99	1,643,848
LIN Media Stock Plan	1,216,505	5.49	--
Equity compensation plans not approved by security holders
Amended and Restated 2002 Stock Plan	2,282,307	$10.45	1,643,848

*The total includes 314,548 shares available for grants of Performance Accelerated Restricted Stock (PARS). At December 31, 2014, restrictions remained on 50,000 outstanding PARS.

AUDIT-RELATED MATTERS

Audit Committee Financial Experts

The Board of Directors has determined that all of the members of the Audit Committee are “audit committee financial experts” in accordance with applicable SEC rules. In reaching this conclusion, the Board considered each Audit Committee member’s qualifications in the aggregate, including the following relevant experience:

●

Mrs. Cantor is a Partner with Alternative Investment Management, LLC, an independent, privately held investment management firm; and she is the Chairman of the Virginia Retirement System, where she additionally is a member of the Audit and Compliance Committee and is responsible for the agency’s annual audit and budget. From 2008 to 2009, she was a Managing Director of New York Private Bank & Trust, the wealth management division of Emigrant Bank, where she managed wealth management professionals providing a full range of financial, trust, estate, tax planning and investment management services. From 1996 to 2007, she served as the Founder and Executive Director of the Virginia College Savings Plan, an independent agency of the Commonwealth of Virginia, and in that capacity, she actively supervised the preparation of that agency’s financial statements and worked closely with the agency’s independent auditors. She was Vice President of Richmond Resources, Ltd., a real estate development, construction and management company from 1990 to 1996; and she held several positions, including Vice President, at Goldman, Sachs & Co. between 1985 and 1990. She previously was an associate at Kaye, Scholer, Fierman, Hays & Handler, a New York law firm, from 1983 to 1985. Mrs. Cantor is the Chairman of Media General’s Audit Committee. She also serves as a Director of Universal Corporation, where she is Chairman of the Finance Committee and Director of Domino’s Pizza, Inc., where she is the Chairman of that Board’s Audit Committee. She also is a Director of Revlon, Inc. and is a member of that Board’s Audit Committee.

●

Mr. FitzSimons is the Chairman of McCormick Foundation, a charitable trust based in Chicago with over $1.5 billion in assets. From January 2003 until December 2007, he was the President and Chief Executive Officer of Tribune Company, one of the largest media companies in the nation where he was responsible for the financial statements of the company and worked closely with Tribune’s independent auditors. Mr. FitzSimons resigned from Tribune Company in December 2007 upon the sale of the company. He also was the Chairman of Tribune Company from 2004 until 2007, and had served as that company’s Chief Operating Officer from 2000 until 2003 managing that company's broadcasting, publishing and digital groups.  Before that, he rose through the ranks of Tribune’s broadcast division, ultimately serving as its President and CEO with responsibility for the Company's television and radio stations, Tribune Entertainment and the Chicago Cubs.

●

Mr. Diao is the Vice President—Finance and Corporate Treasurer at Computer Sciences Corporation. He was a Director of Young from 2012 until its merger with the Company in November 2013. During his service as a Director of Young, Mr. Diao served on Young’s Compensation and Nominating Committees. From 2008 to 2012, Mr. Diao was the Managing Director and founder of Diao & Co. LLC, a firm that provided M&A and financial advisory services to corporate clients and investment management services to institutional family offices. Mr. Diao is currently a board member of North Atlantic Holding Company, where he has served on the Audit Committee since 2012. Throughout his career, he has held a variety of senior positions for which he has had responsibility for the oversight and preparation of the financial statements including: Managing Director and Group Head of the telecommunications and media group at Prudential Securities, Senior Managing Director and Group Head—Special Situations Credit at Bear Stearns, Chief Investment Officer at Diao Capital Management LLC, and founder and managing Director of Diao & Co. LLC. Mr. Diao was appointed to the Board in connection with the Company's merger with Young. He is the Chairman of Media General’s Nominating & Governance Committee, and he serves as a member of the Compensation Committee. Mr. Diao has over 25 years of experience in the investment banking, financial advisory and investment management industries, including extensive experience with telecommunications and media companies.

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors and operates under a written charter adopted by the Board. Company management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee has reviewed and discussed with management the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, including a discussion of the suitability, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

In addition, the Committee has discussed with the Company’s independent registered public accounting firm its judgments as to the suitability, not just the acceptability, of the accounting principles adopted by the Company, as well as such other matters as are required to be discussed with the Committee by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16 (Communication with Audit Committees) and under the other applicable standards of the PCAOB. The Committee also has discussed with the independent auditors the auditors’ independence from management and the Company, including matters in the written disclosures and letter received by the Committee from the independent auditors and required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Committee concerning independence, and it has considered whether the auditors’ provision of non-audit services is compatible with the auditors’ independence. It also reviewed the Company’s compliance with the internal control provisions of Section 404 of the Sarbanes-Oxley Act of 2002.

The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements for the fiscal year ended December 31, 2014 be included in the Annual Report on Form 10-K for filing with the SEC.

The Audit Committee

Diana F. Cantor, Chairman H.C. Charles Diao Dennis J. FitzSimons

Audit and Non-Audit Fees

The Audit Committee has adopted policies and procedures for pre-approving audit and non-audit services to be performed by the Company’s independent auditors to assure that the provision of these services does not impair the auditors’ independence. Under these policies, the term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee provides for a different period. The Company’s annual audit services, engagement terms and fees and audit-related services to be provided by the Company’s auditors are subject to specific pre-approval by the Audit Committee. The Audit Committee may pre-approve non-audit services, including tax compliance, tax planning and tax advice, that it believes are appropriate and would not impair an independent accountant’s independence.

The following table presents fees billed by Deloitte & Touche LLP for services provided during fiscal years 2014 and 2013. All services reflected in the fees below were pre-approved by the Audit Committee in accordance with its established procedures.

	2014	2013
Audit Fees (a)	$2,081,000	$ 974,000
Audit-Related Fees (b)	325,000	99,000
Tax Fees (c)	218,000	117,000
All Other Fees	—	—
Total	$2,624,000	$1,190,000

(a)

Audit fees include professional services provided for the audit of the Company's annual financial statements, as well as reviews of the Company's quarterly reports on Form 10-Q, services associated with SEC registration statements and other documents issued in connection with securities offerings (e.g., consents), assistance in responding to SEC comment letters, and fees for professional services for the audit of the Company's internal controls under Section 404 of the Sarbanes-Oxley Act.

(b)

Audit-related fees include assistance with due diligence services pertaining to potential mergers and acquisitions, including review of financial statements and other financial data and records, discussions with counterparty’s external auditor as well as with its internal finance, accounting, and other personnel, and consultations relating to potential transactions.

(c)

Tax fees include for professional services for tax-related advice relating to mergers, acquisitions and divestitures, an IRS Code Section 382 study relating to the limitation on net operating loss carryforwards and certain built-in losses following ownership change, and assistance with structuring transactions under Section 1031 for “like-kind” exchanges. Executive tax services are not provided to the Company by Deloitte & Touche LLP.

Change of the Company’s Auditor

On November 12, 2013, the Company completed its merger with Young. This transaction was treated as a “reverse acquisition” for accounting purposes and, as such, the historical financial statements of the accounting acquirer, Young, are considered the historical financial statements of Media General.

PricewaterhouseCoopers LLP was the independent auditor that audited Young’s financial statements for the fiscal years ended December 31, 2012. Deloitte & Touche LLP was Media General’s independent registered public accounting firm prior to the closing of the merger. On November 6, 2013, Media General’s Audit Committee determined that Deloitte & Touche LLP would serve as the independent registered public accounting firm for Media General for the fiscal year ending December 31, 2013. On November 12, 2013, Media General notified PricewaterhouseCoopers LLP that it would be dismissed as Young's independent auditor. Such dismissal was to become effective on upon completion by PricewaterhouseCoopers LLP of its procedures relating to Young's financial statements as of and for the three and nine months ended September 30, 2013. Media General filed those financial statements with the SEC on January 29, 2014. On February 12, 2014, Media General notified PricewaterhouseCoopers LLP that they were dismissed following the completion on January 29, 2014 of their procedures with respect to Young’s financial statements as of and for the three and nine months ended September 30, 2013.

PricewaterhouseCoopers LLP’s reports on Young’s financial statements for the fiscal years ended December 31, 2012 did not contain an adverse opinion or disclaimer of opinion or qualification or modification as to uncertainty, audit scope, or accounting principles. In addition, during the fiscal years ended December 31, 2012 and through January 29, 2014, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports on the financial statements for such years.

Media General provided PricewaterhouseCoopers LLP with a copy of the foregoing disclosures and requested that PricewaterhouseCoopers LLP furnish a letter addressed to the SEC stating whether or not it agrees with the above statements made by Media General. Media General received letters from PricewaterhouseCoopers LLP, copies of which were filed with the SEC as exhibits to a Current Report filed by the Company on Form 8-K on November 13, 2013 as amended by a filing on Form 8-K/A made by the Company on February 18, 2014.

On November 6, 2013, Media General determined that Deloitte & Touche LLP would serve as the independent registered public accounting firm for Media General for the fiscal year ended December 31, 2013. Deloitte & Touche LLP was the independent registered public accounting firm that audited Media General’s financial statements for the fiscal years ended December 31, 2012, and December 31, 2011. During the fiscal years ended December 31, 2012, and December 31, 2011, and for the interim periods January 1, 2013 to September 30, 2013, Media General did not consult with Deloitte & Touche LLP in regard to Young’s financial statements, which were audited by PricewaterhouseCoopers LLP, with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on Young’s financial statements; or (iii) any other matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K of the SEC and the related instructions to Item 304 of Regulation S-K) or a reportable event of the type described in Item 304(a)(1)(v) of Regulation S-K. Additionally, during the fiscal years ended December 31, 2012, and December 31, 2011, and for the interim periods January 1, 2013, to September 30, 2013, no written report or oral advice was provided to Young by Deloitte & Touche LLP that was an important factor considered by Young in reaching a decision as to any accounting, auditing or financial reporting issue.

 The Audit Committee of the Board of Directors nominated Deloitte & Touche LLP as Media General’s independent registered public accounting firm for 2014. The shareholders ratified the selection of Deloitte & Touche LLP on April 24, 2014.

As of the date of this proxy statement, the Audit Committee of our Board of Directors has not yet selected an independent registered public accounting firm for 2015 because it is in the process of soliciting bids to perform such services.

STOCKHOLDER VOTING

The Company’s Articles of Incorporation provide for the holders of the Voting Common Stock of the Company to elect the Board of Directors and to vote on all other matters submitted for a vote of Stockholders. The holders of the Company’s Non-Voting Common Stock have no voting power for the election of directors or any other matters to be submitted for a vote of Stockholders. A majority of the shares of Voting Common Stock outstanding at the close of business on February 27, 2015, represented at the Annual Meeting in person or by proxy, will constitute a quorum at the Annual Meeting.

OVERVIEW OF ITEMS FOR STOCKHOLDER VOTES

This Proxy Statement contains four items requiring Stockholder action. Item 1 requests the election of 11 Directors to the Board. Item 2 requests the approval of the Media General, Inc. Amended and Restated Long-Term Incentive Plan. Item 3 requests approval of the Media General, Inc. Employee Stock Purchase Plan. Item 4 requests an advisory vote by the Company’s Stockholders on executive compensation.

ITEM 1—ELECTION OF DIRECTORS

In connection with the Company's merger with LIN Media, the size of the Board was determined to be eleven (11) members. The Nominating & Governance Committee recommended to the Board that eleven (11) of the Company's current Directors be nominated for election as Directors at the 2015 Annual Meeting. The Board approved the nomination of each of the eleven (11) current Directors recommended by the Nominating & Governance Committee. Accordingly, the Board of Directors proposes that the eleven (11) nominees named below be elected for a term of one year or until their successors are elected.

The accompanying biographical information for each nominee and the discussion of each nominee’s specific experience, qualifications, attributes and skills below summarizes the matters that led to the conclusions by the Nominating & Governance Committee and the Board that each nominee should serve as a Director in light of the Company’s business and structure.

J. STEWART BRYAN III – Principal Occupation: Chairman of the Board, Media General, Inc.

Director since 1974; Age – 76

Mr. Bryan is the Chairman of the Board of Directors and has served in that capacity for more than five years. He retired as an employee of the Company in 2008 and was the Company’s Chief Executive Officer from 1990 until July 2005; President from 1990 to 2001; and between 1985 and 1990, variously served as Vice Chairman of the Board, Chief Operating Officer and Executive Vice President of the Company. He was the Publisher of the Richmond Times-Dispatch from 1978 to 2005.

Specific experience, qualifications, attributes and skills:

Mr. Bryan brings deep knowledge of the Company’s history, strategies and culture to the Board’s deliberations. His extensive executive leadership experience with the Company has included the Company’s transformation from a diversified media company to a pure-play broadcast and digital company. Mr. Bryan is independent of the Company.

DIANA F. CANTOR – Principal Occupation: Partner, Alternative Investment Management, LLC

Director since 2005; Age – 57

Mrs. Cantor is a Partner with Alternative Investment Management, LLC, an independent, privately held investment management firm; and she is the Chairman of the Virginia Retirement System, where she additionally is a member of the Audit and Compliance Committee and is responsible for the agency’s annual audit and budget. From 2008 to 2009, she was a Managing Director of New York Private Bank & Trust, the wealth management division of Emigrant Bank, where she worked with wealth management professionals providing a full range of financial, trust, estate, tax planning and investment management services. From 1996 to 2007, she served as the Founder and Executive Director of the Virginia College Savings Plan, an independent agency of the Commonwealth of Virginia, and in that capacity, she actively supervised the preparation of that agency’s financial statements and worked closely with the agency’s independent auditors. She was Vice President of Richmond Resources, Ltd., a real estate development, construction and management company from 1990 to 1996; and she held several positions, including Vice President, at Goldman, Sachs & Co. between 1985 and 1990. She previously was an associate at Kaye Scholer, a New York law firm, from 1983 to 1985. Mrs. Cantor is an “audit committee financial expert” and is the Chairman of Media General’s Audit Committee and is a member of Media General’s Nominating & Governance Committee. She also serves as a Director of Universal Corporation, where she is Chairman of the Finance Committee and Director of Domino’s Pizza, Inc., where she is the Chairman of that Board’s Audit Committee. She also is a Director of Revlon, Inc. and is a member of that Board’s Audit Committee.

Specific experience, qualifications, attributes and skills:

Mrs. Cantor possesses extensive financial skills and significant public company directorship and committee experience, all of which add important, multi-disciplinary financial perspective and valuable consumer product and marketing experience to the Company’s Board and Audit Committee deliberations. She holds an undergraduate degree in accounting and graduate degrees in law and business. Mrs. Cantor is independent of the Company.

ROYAL W. CARSON, III – Principal Occupation: Chairman and Chief Executive Officer of Carson Private Capital

Director since 2014; Age – 65

Mr. Carson is Chairman and Chief Executive Officer of Carson Private Capital, a registered Dallas-based private investment firm with a 40-year history of sponsoring and managing investments on behalf of ultra-high net worth individuals and family offices, which participates in global private equity transactions within the consumer-branded and the U.S. energy sectors.  In addition to serving as an independent Director and a member of the Compensation Committee for Media General, Mr. Carson serves as a Trustee of the University of San Diego and is on the advisory board of Lion Capital. Mr. Carson has served on the board of directors of several corporations and non-profit civic organizations, including LIN Media, the University of Colorado Leeds School of Business and Deming Center for Entrepreneurship, the Roaring Fork Club, AimTruancy Solutions, the Dallas Museum of Natural History and St. Phillips School and Community Center.

Specific experience, qualifications, attributes and skills:

Mr. Carson’s extensive experience in the investment industry includes the development of strategic business opportunities. His skills and experience includes capital markets, mergers & acquisitions, corporate finance and operational expertise. Mr. Carson is independent of the Company.

H.C. CHARLES DIAO – Principal Occupation: Vice President and Treasurer, Computer Sciences Corporation

Director since 2013; Age – 57

Mr. Diao is the Vice President—Finance and Corporate Treasurer at Computer Sciences Corporation. He was a Director of Young from 2012 until its merger with the Company in November 2013. During his service as a Director of Young, Mr. Diao served on Young’s Compensation and Nominating Committees. From 2008 to 2012, Mr. Diao was the Managing Director and founder of Diao & Co. LLC, a firm that provided M&A and financial advisory services to corporate clients and investment management services to institutional family offices. Mr. Diao is currently a board member of North Atlantic Holding Company, where he has served on the Audit Committee since 2012. Throughout his career, he has held a variety of senior positions including: Managing Director and Group Head of the telecommunications and media group at Prudential Securities, Senior Managing Director and Group Head—Special Situations Credit at Bear Stearns, Chief Investment Officer at Diao Capital Management LLC, and founder and managing Director of Diao & Co. LLC. Mr. Diao was appointed to the Board in connection with the Company's merger with Young. He is the Chairman of Media General’s Nominating & Governance Committee, serves as a member of the Finance Committee and the Audit Committee and is an “audit committee financial expert.”

Specific experience, qualifications, attributes and skills:

Mr. Diao has over 25 years of experience in the investment banking, financial advisory and investment management industries, including extensive experience with telecommunications and media companies. Mr. Diao’s skills and experience include capital markets, mergers & acquisitions, corporate finance and pension asset and liability management. Mr. Diao is independent of the Company.

DENNIS J. FITZSIMONS – Principal Occupation: Chairman, McCormick Foundation

Director since 2009; Age – 64

Mr. FitzSimons is the Chairman of McCormick Foundation, a charitable trust based in Chicago with over $1.5 billion in assets. From January 2003 until December 2007, he was the President and Chief Executive Officer of Tribune Company, one of the largest media companies in the nation. Mr. FitzSimons resigned from Tribune Company in December 2007 upon the sale of the company. In December 2008, the company declared bankruptcy. He also was the Chairman of Tribune Company from 2004 until 2007, and had served as that company’s Chief Operating Officer from 2000 until 2003 managing that company's broadcasting, publishing and digital groups.  Before that, he rose through the ranks of Tribune’s broadcast division, ultimately serving as its President and CEO with responsibility for the Company's television and radio stations, Tribune Entertainment and the Chicago Cubs. Mr. FitzSimons is Chairman of Media General’s Compensation Committee, serves on the Audit Committee and is an “audit committee financial expert.”

Specific experience, qualifications, attributes and skills:

Mr. FitzSimons brings strategic media industry knowledge and extensive public company experience to the Board’s deliberations. As Tribune Company’s former Chief Executive Officer, he well understands the changing media landscape and the regulatory framework under which the Company’s broadcast television stations operate. At Tribune Company, he additionally had direct responsibility for developing and managing the cross-platform potential of that company’s broadcast, print and emerging digital media operations, all of which also are critically important today to Media General’s success. At the McCormick Foundation, with $1.5 billion in assets, Mr. FitzSimons has further broadened his executive leadership experience, overseeing all of the audit and investment decisions of that organization. Mr. FitzSimons is independent of the Company.

SOOHYUNG KIM – Principal Occupation: Chief Executive Officer and Chief Investment Officer, Standard General LP

Director since 2013; Age – 40

Mr. Kim is the Chief Executive Officer and Chief Investment Officer of Standard General, a New York-based registered investment advisor that he founded in 2007. He was a Director of Young from 2011 until its merger with the Company in November 2013. He was formerly Director of Research and Founding Partner of Cyrus Capital Partners. Prior to that, Mr. Kim was a Principal at OchZiff Capital Management, where he helped launch its fixed income business. Mr. Kim is a member of the Board of Managers of ALST Casino Holdco, the owner and operator of the Aliante Casino in Las Vegas, Nevada, and he is a former member of the Board of Greektown Superholdings. Mr. Kim is also a member of the Board of Directors of Greenwich House, the Coalition for Queens, the Cary Institute for Environmental Studies and President of the Board of the Stuyvesant Alumni Association. Mr. Kim was appointed to the Board in connection with the Company's merger with Young. He is the Chairman of Media General’s Finance Committee and serves on the Compensation Committee and the Nominating & Governance Committee.

Specific experience, qualifications, attributes and skills:

Mr. Kim brings to the Board significant operating and leadership experience as the Chief Executive Officer and Chief Investment Officer of an investment firm and extensive experience in finance, business development, mergers and acquisitions, and business restructuring and integration. Mr. Kim is independent of the Company.

DOUGLAS W. MCCORMICK– Principal Occupation: Venture Partner, Rho Ventures

Director since 2014; Age – 65

Mr. McCormick is a Venture Partner with Rho Ventures, a division of Rho Capital Partners, which he joined in October 2006. Mr. McCormick’s primary focus at Rho is on investments in the media sector. Prior to Rho, Mr. McCormick was CEO of iVillage Inc., a public company, from August 2000 until the sale of iVillage Inc. to NBC Universal in May 2006. He also served on iVillage’s board of directors, to which he was appointed in February 1999 and was elected Chairman in April 2001. Mr. McCormick also served as President and Chief Executive Officer of Lifetime Television, a cable network provider, from 1993 to 1998. Prior to Lifetime, Mr. McCormick held executive positions with The Samuel Goldwyn Company, Cable Health Network, Petry Television and KCOP-TV. Currently, Mr. McCormick is a member of the board of Ovation Television and is Chairman of the Board of Everyday Health in addition to serving on the boards of other private companies in the Rho portfolio. Mr. McCormick is a member of Media General’s Nominating & Governance Committee.

Specific experience, qualifications, attributes and skills:

Mr. McCormick brings to the Board operating and management expertise, including experience as a Chief Executive Officer of a global media corporation and experience investing in traditional and digital media enterprises. Mr. McCormick’s experience uniquely positions him to provide leadership for the Company’s early stage growth businesses as well as the legacy media properties. Mr. McCormick is independent of the Company.

JOHN R. MUSE – Principal Occupation: Chairman, Kainos Capital, LLC

Director since 2014; Age – 64

Mr. Muse is Chairman of the private equity firm Kainos Capital, LLC successor to HM Capital Partners, and has over 30 years of investment experience. He has been actively involved in the energy, food and beverage, and media sectors. Mr. Muse serves on the boards of directors of a number of Kainos Capital’s portfolio companies and also serves as a Director of Dean Foods (NYSE: DF) as well as the Anderson School of Business at UCLA. Mr. Muse is a member of Media General’s Finance Committee.

Specific experience, qualifications, attributes and skills:

Mr. Muse has over 30 years of experience in investment management, including significant experience managing investments in the media sector. In addition to his industry knowledge, Mr. Muse has extensive knowledge of mergers and acquisitions, capital markets and finance and business development. Mr. Muse is independent of the Company.

WYNDHAM ROBERTSON – Principal Occupation: Retired; Former Vice President for Communications at the University of North Carolina

Director since 2012, and from 1996 – 2005; Age – 77

Miss Robertson retired in March 1996 as Vice President for Communications at the University of North Carolina, having served in that position for more than five years. She previously was an Assistant Managing Editor for Fortune magazine and worked with that organization for 24 years. Miss Robertson serves on Media General's Compensation and Nominating & Governance Committees.

Specific experience, qualifications, attributes and skills:

During the past seven years, Miss Robertson has been principally involved in philanthropy and not-for-profit work, including serving as a member of the investment committee for Hollins University. From 1990 to 1995, she served as a Director of Capital Cities/ABC Inc., from 1993 to 1996, she served as a Director of The Equitable Companies Inc., from 1995 to 1998, she served as a Director of Wachovia Corporation, and she also served as a Director of the Company from 1996 to 2005. As Vice President for Communication at the University of North Carolina, she oversaw a statewide public television network. At Fortune Magazine, she specialized in investment, financial and technology articles. Miss Robertson is independent of the Company.

VINCENT L. SADUSKY – Principal Occupation: President and Chief Executive Officer, Media General, Inc.

Director since 2014; Age – 49

Mr. Sadusky was previously President and Chief Executive Officer of LIN Media LLC until it merged with Media General, Inc. in 2014. Mr. Sadusky served as Vice President Chief Financial Officer and Treasurer of LIN in 2004 until his appointment as President and Chief Executive Officer in 2006. From 1999 until August 2004, Mr. Sadusky was Chief Financial Officer and Treasurer of Telemundo Communications Group, Inc., where he worked for over ten years. Prior to joining Telemundo Communications, he performed attestation and consulting services for seven years with Ernst & Young, LLC. Mr. Sadusky currently serves on the boards of International Game Technology (IGT) and Hemisphere Media Group, Inc. (HMTV). He was also the President and a board member of the Open Mobile Video Coalition (OMVC) from 2011 until its integration into the National Association of Broadcasters in January 2013 and is a member of the NBC affiliates board of directors. He formerly served on the board of directors of Maximum Service Television Inc. and JVB Financial Group, LLC until it was sold to Institutional Financial Markets, Inc. in 2011.

Specific experience, qualifications, attributes and skills:

Mr. Sadusky brings more than 20 years of experience in the broadcast industry to Media General and provides the Board with the unique perspective of the Chief Executive Officer on the financial position, operations and business development opportunities of the Company. Mr. Sadusky also has extensive public company directorship experience and expertise in finance, financial reporting, compliance and controls.

THOMAS J. SULLIVAN – Principal Occupation: Managing Partner, Smallwood Partners, LLC

Director since 2013; Age – 52

Mr. Sullivan is the Managing Partner of Smallwood Partners, LLC, a financial advisory services firm. He was a Director of Young from 2009 until its merger with the Company in November 2013, and served as Executive Chairman of Young from June 2012 until November 2013. He served on Young’s Audit, Compensation and Nominating Committees. He was the Senior Vice President, Finance, and Chief Financial Officer of Young in 2012. Mr. Sullivan serves on the Board of Directors of American Apparel, Inc. where he is Chairman of the Nominating & Governance Committee and is a member of the Audit Committee. He has been a member of the advisory board of Millennium Custodial Trust since 2010, and he has been a Trustee of Accredited Mortgage Loan REIT since 2009. Previously, Mr. Sullivan was a Managing Director with Investcorp International, Inc., a global middle market private equity firm from 1996 to 2009. Mr. Sullivan was appointed to the Board in 2013 in connection with Media General’s merger with Young and is a member of Media General’s Finance Committee.

Specific experience, qualifications, attributes and skills:

Mr. Sullivan brings to the Board substantial operating and financial management experience, as well as experience in the financial services industry. He has served on numerous boards and committees. As the former Executive Chairman and Chief Financial Officer of Young, Mr. Sullivan has a deep knowledge of both the financial and operating performance of the former Young television stations and the broadcast industry. Mr. Sullivan is independent of the Company.

The ByLaws of the Company provide that for the election of Directors, those receiving the greatest number of votes of Stockholders entitled to vote will be elected. Abstentions and non-votes by brokers, banks and other nominee holders of record will not be counted for or against any nominee. Unless otherwise indicated, shares subject to completed proxies will be voted for the election of the above nominees, or, if for any reason any of these nominees is unavailable, for substitutes that the Board may propose. The Company has no reason to believe any nominee will be unavailable.

The Board of Directors recommends a vote FOR each of its nominees.

ITEM 2—APPROVAL OF MEDIA GENERAL, INC. AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

      The Board of Directors (the “Board”) unanimously recommends that the Company’s stockholders approve the Media General Inc., Amended and Restated Long-Term Incentive Plan, amended and restated as of February 26, 2015, hereafter referred to as the “Plan”.

 Background

The Plan initially was approved by stockholders at the 1995 stockholders’ Annual Meeting to promote an identity of interests between stockholders and employees by encouraging and creating significant stock ownership and to attract and retain the services of qualified employees. The Plan was subsequently amended and restated and approved by stockholders, in each instance based upon a recommendation from the Board of Directors, at the 2001 Annual Meeting, the 2007 Annual Meeting and again at the 2014 Annual Meeting.

On December 19, 2014, Old Media General and LIN Media consummated a merger as a result of which the Company became the parent public company of the combined company and assumed the Plan, the LIN Media LLC Amended and Restated 2002 Stock Plan (the LIN Media Stock Plan), the LIN Media LLC Third Amended and Restated 2002 Non-Employee Director Stock Plan (the LIN Media Director Plan and together with the LIN Media Stock Plan, the LIN Media Plans), the obligations of Old Media General and LIN Media and all outstanding awards thereunder. Under the terms of the LIN Media merger, (i) each share of voting common stock of Old Media General was converted into one share of voting common stock of the Company (a Share) and (ii) each common share of LIN Media for which a stock election was made in connection with the merger was converted into 1.4714 Shares. Equity-based awards granted pursuant to the Plan and the LIN Media Plans that were outstanding immediately prior to the Merger were converted into awards in respect of Shares at the closing of the LIN Media merger. Each Old Media General share that remained available for future grants under the Plan was converted into one Share and will be available for future grants and each LIN Media share that remained available for future grants under the LIN Media Plans was converted into 1.4714 Shares and will be available for future grants.

Of the 5,000,000 shares reserved and authorized for issuance under the Plan, immediately following the LIN Media merger, approximately 1,713,583 Shares remained available for future grants as of March 1, 2015. The Plan also provided that up to 1,100,000 of the total number of Shares authorized under the Plan could be issued pursuant to Restricted Stock, Restricted Stock Units, Performance Awards, Performance-Based Restricted Stock, Performance Accelerated Restricted Stock, Deferred Stock and Other Stock-Based Awards (collectively, Full Value Awards), of which, approximately 314,548 remained available for future grants as of March 1, 2015.

Immediately following the Merger and the conversion described above, the total number of Shares reserved and authorized under the LIN Media Plans for issuance pursuant to future awards was (i) under the LIN Media Stock Plan, 2,669,760 Shares and (ii) under the LIN Media Director Plan 1,983,945 Shares. However, without the approval of the Company’s stockholders, those Shares may not be used for awards to individuals who were employees or non-employee directors of Old Media General or its subsidiaries immediately prior to the merger.

The closing price of a Share on the NYSE on March 4, 2015 was $14.89.

Proposed Amendments to the Plan

The Board has approved and unanimously recommends that the stockholders approve the amended and restated Plan. The principal change to consolidate the Plan with the LIN Media Stock Plan and the LIN Media Director Plan. Following the addition of those Shares, the total number of Shares reserved and authorized for issuance under the Plan will be 9,653,705, of which approximately 6,367,288 remain available for future awards. Specifically, (i) Shares reserved for issuance under the LIN Media Stock Plan will be available for awards, including Full Value Awards, to all employees of the Company and its subsidiaries and (ii) Shares reserved for issuance under the LIN Media Director Plan will be available for awards to non-employee directors of the Company. The number of Shares that may be issued under the Plan in respect of Full Value Awards will be increased to 3,769,760, of which approximately 2,984,308 remain available for future Full Value Awards.

The actions taken do not increase the aggregate number of Shares that were available for awards under the Plan, the LIN Media Stock Plan and the LIN Media Director Plan, but rather, provide that the aggregate number of Shares available under all three plans will be combined and be made available for grants under the Plan. In addition, the aggregate number of Shares available for grants to employees will not be increased because the Shares previously available under the LIN Media Director Plan may be used only for future awards to the Company’s non-employee directors. If the Plan is approved by our stockholders, no future awards will be made under the LIN Media Plans.

In addition to consolidating into the Plan the Shares previously available for awards under the LIN Media Plans, the amended and restated Plan also increases the per individual limit with respect to the maximum number of Shares that may be subject to Performance Awards, Performance-Based Restricted Stock, Performance Accelerated Restricted Stock (PARS), Deferred Stock and Other Stock-Based Awards such that the maximum number of Shares that may subject to such an award to any individual is (i) in a one-year period is 350,000 Shares and (ii) and in a two-year period 700,000 Shares.

We believe in granting stock incentives not only to our executive officers and other senior management employees, but also to key professionals and employees who are responsible for our day-to-day operations. These employees are integral to our business operations and their work is essential to building stockholder value. We currently consider approximately 75 of our executive officers, key employees, independent consultants and non-employee directors (representing approximately 1.4% of our workforce) as eligible to receive stock-based incentive awards.

Without the approval of the stockholders for the Plan (as amended and restated by the Board), the Shares that are available for awards under the LIN Media Plans may not be used for awards to individuals who were employees or non-employee directors of Old Media General or its subsidiaries immediately prior to the merger. Our Board believes the consolidation of the Shares available under the Plan, the LIN Media Stock Plan and the LIN Media Director Plan is consistent with stockholder protection and sound corporate governance practices. The approval of the Plan is important in order to enable the Company to continue to utilize stock-based incentive awards as a means of attracting, retaining and incentivizing key personnel. The Board believes that approval of the Plan is in the best interests of the Company and the stockholders.

Summary of the Plan

The following is a summary of the material features of the Plan and does not describe all the Plan’s provisions. We urge you to read the complete text of the Plan that is included as Appendix A to this Proxy Statement. Capitalized terms used in this summary that are not otherwise defined have the meanings given in the Plan.

General

The Plan provides for the discretionary grant by the Committee of PARS, Performance Awards, Restricted Stock, Performance-Based Restricted Stock, Deferred Stock, Options, Stock Appreciation Rights (SARs) and Other Stock-Based Awards, or combinations of these awards.

Administration. The Committee is authorized to designate participants from among eligible officers, salaried employees and non-employee Directors, determine the type and number of awards to be granted, set terms and conditions of awards and make all determinations which may be necessary or advisable for Plan administration.

Eligibility. The individuals eligible to participate in the Plan are all officers, salaried employees or non-employee directors. It is expected that, in addition to non-employee directors (approximately 75 people as of the date of this Proxy Statement), the Chief Executive Officer and the Company’s other most highly compensated officers, who are the individuals named in the Summary Compensation Table in this Proxy Statement, and other salaried employees of the Company and its subsidiaries whose performance may significantly affect the success of the Company (approximately 75 people as of the date of this Proxy Statement) will be those eligible to receive grants under the Plan.

Available Shares. Following the amendment and restatement of the Plan and upon the approval of this Proposal, the total number of Shares reserved and authorized for issuance under the Plan will be 9,653,705, of which approximately 6,367,288 will be available for future awards. Of the available Shares (i) up to 3,769,760 Shares may be issued in respect of Full Value Awards, of which approximately 2,984,308 remain available for future Awards and (ii) up to 1,983,945 may be issued only in respect of awards, granted to non-employee directors.

Types of Awards

Performance Accelerated Restricted Stock (PARS)

Awards and Dividends. Awards of PARS shall be denominated in Shares. The participant thereupon shall be a stockholder with respect to the Shares awarded, including the right to vote such Shares and to receive all dividends and distributions paid with respect thereto.

Restrictions and Acceleration. At the time of the award of PARS, the Committee shall specify a period commencing on the date of the award and ending on a date that is no more than 10 years thereafter. At the time of each such award, the Committee also shall specify and advise the participant of such performance targets as the Committee shall determine to be appropriate which, if met, shall accelerate the termination of the foregoing restricted period for all or such other portion of the PARS as the Committee shall deem appropriate.

Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during an applicable restriction period, all PARS that remain subject to such applicable restriction period shall be forfeited; provided, however, that the Committee may provide, or may determine in any individual case, that restrictions or forfeiture conditions relating to PARS will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee in other cases may waive in whole or in part the forfeiture of PARS.

Performance Award

Awards and Conditions. A Performance Award shall confer upon the participant rights, valued as determined by the Committee, and payable to, or exercisable by, the participant to whom the Performance Award is granted, in whole or in part, as determined by the Committee, conditioned upon the achievement of performance criteria determined by the Committee. A Performance Award shall be denominated in Shares in the form of performance-based stock units, and may be payable in cash, Shares, other awards or other property. Performance Awards may have such other terms as shall be determined by the Committee.

Forfeiture. Performance Awards shall be forfeited unless the pre-established performance criteria established by the Committee are satisfied during the applicable performance period. Except as otherwise determined by the Committee, including any vesting of Performance Awards upon termination of employment or service during the applicable performance period, a Performance Award shall be forfeited upon termination of employment or service during the applicable performance period; provided, however, that the Committee may provide, or may determine in any individual case, that restrictions or forfeiture conditions relating to Performance Awards be waived in whole or in part in the event of termination of employment or service resulting from specified events.

Restricted Stock

Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments or otherwise as the Committee shall determine.

Forfeiture. Performance-Based Restricted Stock shall be forfeited unless the pre-established performance criteria established by the Committee are satisfied during the applicable restriction period. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock (including Performance-Based Restricted Stock) that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide, or may determine in any individual case, that restrictions or forfeiture conditions relating to the Restricted Stock will be waived in whole or in part in the event of termination of employment or service resulting from specified events.

Dividends. Dividends paid on Restricted Stock shall be paid to the Participant in cash. Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such stock or other property has been distributed.

Restricted Stock Units

Issuance and Restrictions. Each Restricted Stock Unit shall represent the right of the Participant to receive one Share upon vesting of the Restricted Stock Unit or on any later date specified by the Committee; provided, however, that the Committee may provide for the settlement of Restricted Stock Units in cash, other awards or other property having a value equal to the fair market value of the Shares that would otherwise be delivered to the Participant (determined as of the date of the Shares would have been delivered), or a combination of cash, Shares, other awards or other property. A Restricted Stock Unit award may have such other terms as shall be determined by the Committee.

Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service, all unvested Restricted Stock Units shall be forfeited; provided, however, that the Committee may provide, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of termination of employment or service resulting from specified events.

Deferred Stock

Award and Restrictions. Delivery of Shares will occur upon expiration of the deferral period specified for Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). Any deferral election by the Participant that is permitted by the Committee shall be made in accordance with Section 409A of the Code. Deferred Stock shall be subject to such restrictions as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times, separately or in combination, in installments or otherwise as the Committee shall determine.

Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable deferral period or portion thereof, all Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided, however, that the Committee may provide, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will be waived in whole or in part in the event of termination of employment or service resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Deferred Stock.

Stock Options

Options are nonqualified stock options that are not intended to satisfy the requirements of Section 422 of the Code.

Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such exercise price shall be not less than the fair market value of a Share on the date of grant of such Option. An Option may not be repriced without the approval of stockholders after the date of grant of such Option.

Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Shares (including Shares acquired from the Company if held at least six months prior to such exercise), other awards under the Plan or awards issued under other Company plans, or other property, and the methods by which Shares will be delivered or deemed to be delivered to participants. Options shall expire not later than 10 years after the date of grant.

Stock Appreciation Rights

A SAR is the right to be paid an amount measured by the appreciation in the fair market value of Shares from the date of grant to the date of exercise of the right, with payment to be made in cash, Shares, other awards or other property or as determined by the Committee.

Right to Payment. A SAR shall confer on the participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the fair market value of one Share on the date of exercise over (B) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR, which shall be not less than the fair market value of one Share on the date of grant. A SAR may not be repriced without the approval of stockholders after the date of grant of such SAR.

Other Terms. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, the method of exercise, the method of settlement, the form of consideration payable in settlement, the method by which Shares will be delivered or deemed to be delivered to participants and any other terms and conditions of any SAR. SARs shall expire not later than 10 years after the date of grant.

Other Stock-Based Awards

The Committee is authorized to grant to participants such other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation, Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights and awards valued by reference to book value of Shares or the value of securities of or the performance of specified subsidiaries. The Committee shall determine the terms and conditions of such awards, which may include performance criteria. Shares delivered pursuant to such an award in the nature of a purchase right shall be purchased for such consideration, paid for at such times, by such methods and in such forms, including, without limitation, cash, Shares, other awards or other property, as the Committee shall determine.

Performance Goals and Award Limits under the Plan

The Plan is generally designed to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which requires per-person award limits and the use of pre-established objective financial or other performance criteria for making performance-based awards.

The limit on Shares available annually for individual awards of Options and SARs is 200,000 Shares; and the maximum number of Shares that may be awarded to any individual with respect to Performance Awards, Performance-Based Restricted Stock, PARS, and Other Stock-Based Awards intended to constitute performance-based compensation for purposes of Section 162(m) of the Code is 350,000 in any calendar year (or 700,000 over any two-year period).

The Committee may use the following performance criteria, individually or in any combination, for making performance-based awards: net sales; pretax income before allocation of corporate overhead and bonus; budget; earnings per share; net income; division, group, or corporate financial goals; return on stockholders’ equity; return on assets; attainment of strategic and operational initiatives; appreciation in or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; or reductions in costs. The payout of any award may be reduced (but not increased) based on the degree of attainment of other performance criteria or otherwise at the discretion of the Company.

The Committee may, at the time the performance criteria in respect of an award subject to performance goals are established, provide for the manner in which performance will be measured against the performance goals to reflect the impact of specified events, including any one or more of the following with respect to the performance period: (i) the gain, loss, income or expense resulting from changes in accounting principles or tax laws that become effective during the performance period; (ii) the gain, loss, income or expense resulting from occurrences or events that are extraordinary or unusual in nature or infrequent in occurrence; (iii) the gain or loss resulting from and the direct expenses incurred in connection with, the disposition of a business, or the sale of investments or non-core assets; (iv) the gain or loss from all or certain claims and/or litigation and all or certain insurance recoveries relating to claims or litigation; or (v) the impact of investments or acquisitions made during the year or, to the extent provided by the Committee, any prior year. The events may relate to the Company as a whole or to any part of the Company’s business or operations, as determined by the Committee at the time the performance goals are established. Any adjustments based on the effect of certain events are to be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Committee and, in respect of performance awards intended to constitute qualified performance-based compensation, such adjustments shall be permitted only to the extent permitted under Section 162(m) of the Code without adversely affecting the treatment of any performance award as qualified performance-based compensation.

 Federal Income Tax Implications

The grant of an Option or SAR will have no tax consequences for the participant or the Company. Upon exercising an Option, the participant generally must recognize ordinary income equal to the difference between the fair market value of the Shares acquired on the date of exercise over the price paid for the Shares. Upon exercising a SAR, the participant generally must recognize ordinary income equal to the cash or the fair market value of Shares received. In each case, the Company will be entitled to a deduction equal to the amount recognized as ordinary income by the participant.

A participant’s disposition of Shares acquired upon the exercise of an Option or SAR will result in a short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such Shares. Generally, there will be no tax consequences to the Company in connection with a disposition of Shares acquired under an Option or other award.

With respect to awards granted under the Plan that may be settled either in cash, Shares or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant generally must recognize compensation income equal to the cash or the fair market value of stock or other property received. The Company will be entitled to a deduction for the same amount. With respect to awards involving Shares or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the Company will be entitled to a deduction for the same amount at the same time the participant recognizes ordinary income.

In each instance described above, the deduction available to the Company may be limited by Section 162(m) of the Code which places a $1 million limit on the deduction that may be taken for compensation paid to the Chief Executive Officer and the other named executive officers included in the Summary Compensation Table for the applicable year (other than the Chief Financial Officer) unless such compensation is based upon the attainment of performance goals established by the Committee and paid pursuant to a plan approved by stockholders. The Plan is designed so that Options, SARs and performance-based awards (except for PARS) may be granted on a basis that would qualify as performance-based compensation.

The foregoing provides only a general description of the application of federal income tax laws to certain types of awards under the Plan. The summary does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws.

 New Plan Benefits Table

Other than as set forth in the table below, no determination has been made as to which of the individuals eligible to participate in the Plan will receive awards under the Plan in the future and, therefore, the future benefits to be allocated to any individual or to various groups of eligible participants are not presently determinable. Set forth below is information on equity awards granted effective February 26, 2015 under the Plan to the Named Executive Officers, all current executive officers as a group, all current directors who are not executive officers as a group, and all employees who are not executive officers as a group. Such equity awards remain subject to stockholder approval of the Plan.

Name & Position	Number of Time-Based Restricted Stock Units	Number of Performance-Based Restricted Stock Units
Vincent L. Sadusky, President and Chief Executive Officer	67,244	201,733
James F. Woodward, Senior Vice President and Chief Financial Officer	7,472	22,415
Deborah A. McDermott, Senior Vice President and Chief Operating Officer	17,932	53,796
Andrew C. Carington, Vice President, General Counsel and Secretary	6,724	20,173
Timothy J. Mulvaney, Controller and Chief Accounting Officer	1,494	4,483
Executive Officers	145,696	437,084
Non-Executive Officer Employee Group	218,246	331,964

Under the ByLaws of the Company, the Plan will be approved if the votes cast “FOR” its approval exceed the votes cast “AGAINST” its approval. Abstentions and non-votes by brokers, banks and other nominee holders of record will not be counted as votes for or against the Plan.

The Board of Directors unanimously recommends that Stockholders vote “FOR” the approval of the Plan.

ITEM 3 – APPROVAL OF THE MEDIA GENERAL, INC. EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors of the Company unanimously recommends that the Company’s stockholders approve the Media General, Inc. Employee Stock Purchase Plan (the ESPP), which will provide for the issuance of up to 600,000 shares of the Company’s voting common stock, no par value (Shares), to eligible employees. The ESPP will provide our employees with the opportunity to purchase Shares through accumulated payroll deductions, at a discount from the market price, thereby providing employees with the ability to acquire an equity interest in the Company. This will incentivize employees and further align their interests with those of our stockholders. The Board approved the ESPP on January 29, 2015, subject to stockholder approval at the Annual Meeting.

Summary of ESPP

The following is a summary of the material features of the ESPP and does not describe of all the ESPP’s provisions. We urge you to read the complete text of the ESPP that is included as Appendix B to this proxy statement. Capitalized terms used in this summary that are not otherwise defined have the meanings given in the ESPP.

Administration

The ESPP is administered by the Compensation Committee of the Board. The Committee may delegate any or all of its administrative authority under the ESPP to a committee comprised of officers or senior level employees of the Company, other than the authority to: (i) increase the maximum number of Shares available for issuance under the ESPP or the maximum number of Shares that may be purchased by any Participant during any Offering Period (other than for adjustments in connection with an Adjustment Event), (ii) modify the eligibility requirements under the ESPP, (iii) designate a subsidiary as eligible to participate in the ESPP, (iv) change the maximum duration of Offering Periods, (v) establish or change the Offering Price for any Offering Period or (vi) take any action specifically reserved by the Committee.

In its capacity as the Plan Administrator, the Committee has full authority to adopt administrative rules and procedures and to interpret the provisions of the ESPP. All costs and expenses incurred in the administration of the ESPP are paid by the Company.

Shares Subject to the ESPP

The ESPP authorizes the issuance of a total of 600,000 Shares, which Shares may be authorized but unissued Shares or treasury shares (including, without limitation, Shares acquired by the Company on the open market). Any Shares issued under the ESPP will reduce, on a Share-for-Share basis, the number of Shares available for issuance under the ESPP. In the event of any change to our outstanding Shares as a result of a merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or similar event, appropriate adjustments will be made to the number of Shares available under the ESPP and to each outstanding Purchase Right (as defined below).

Purchase Rights, Offering Periods and Purchase Dates

The ESPP operates by offering eligible employees the right to use accumulated payroll deductions to purchase Shares (a Purchase Right) through a series of successive or overlapping offering periods (each, an “Offering Period”). The maximum duration of an Offering Period under the ESPP is 27 months. The Committee may determine that there will be a single Purchase Date on the last day of an Offering Period or multiple Purchase Dates during an Offering Period.

Eligibility and Participation

The ESPP allows employees of the Company and its designated subsidiaries to participate, except for an employee (i) whose customary employment is for not more than (x) 20 hours of service per week or (y) five months per calendar year or (ii) who, immediately after the Purchase Right is granted, owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or a subsidiary. The Committee, however, may waive the service requirements for eligibility to participate in the ESPP with respect to employees who customarily work for less than 20 hours per week or for less than five months per calendar year. As of April 1, 2015, we estimate that approximately 4300 employees will be eligible to participate in the ESPP.

In order to participate in the ESPP, an employee who is eligible at the beginning of an Offering Period must elect a percentage of compensation or fixed dollar amount of payroll deductions. We refer to employees who have enrolled in the ESPP as “Participants.” A Participant’s accumulated payroll deductions will be used on each Purchase Date to buy whole Shares at the applicable Offering Price (as defined below). For purposes of the ESPP, eligible earnings generally include base salary, incentive bonuses, commissions, overtime pay, shift premiums and other similar compensation payable in cash.

Once an eligible Employee becomes a Participant, he or she will be deemed to continue participation in the ESPP until the earlier of (a) the termination of the ESPP, (b) the Participant’s withdrawal from the ESPP or (c) the Participant ceasing to be an eligible employee. A Participant may generally withdraw from the ESPP during an Offering Period, and his or her accumulated payroll deductions will be refunded and not used to purchase Shares. If a Participant’s employment is terminated for any reason or he or she is no longer an eligible employee, the Participant’s participation in the ESPP will cease and any payroll deductions that the Participant made for the Offering Period in which his or her participation ends will be refunded and will not be used to purchase Shares.

Offering Price

The “Offering Price” of the Shares acquired on each applicable Purchase Date will be established by the Committee but may not be less than 85% of the lower of (i) the closing price per Share on the first business day of the Offering Period and (ii) the closing price per Share on the Purchase Date. The closing price on any relevant date under the ESPP will be the closing price per Share on such date on the New York Stock Exchange.

Non-transferability

No Purchase Rights will be assignable or transferable by the Participant, except by will or the laws of inheritance following a Participant’s death.

Corporate Transaction

In the event of (a) a merger, consolidation, reorganization, recapitalization or other similar change in the Company’s capital stock or (b) a liquidation or dissolution of the Company, the Committee shall have the option, in its discretion, to (A) accelerate the next Purchase Date with respect to the Offering Period then in progress to any payroll date preceding the Corporate Transaction and promptly refund (without interest) any cash balance remaining in a Participant’s account to such Participant or (B) terminate the Offering Period then in progress immediately prior to the consummation of such Corporate Transaction and refund the entire cash balance of a Participant’s account to such Participant as soon as reasonably practicable.

Amendment and Termination

The Board shall have complete power and authority to terminate or amend the ESPP; provided, however, that the Board shall not, without the approval of the stockholders of the Company, (a) increase the aggregate number of Shares which may be issued under the Plan (other than in connection with adjustments made in connection with an Adjustment Event) or (b) change the class of employees eligible to receive Purchase Rights under the ESPP; and provided, further, however, that no termination, modification or amendment of the ESPP may, without the consent of a Participant then having a Purchase Right under the Plan, adversely affect the rights of such Participant under such Purchase Right. Notwithstanding the foregoing, the Company shall not be prohibited from terminating the ESPP at any time (including during an Offering Period) and applying the amounts theretofore withheld from a Participant to the purchase of Shares as if the termination date of the Plan were a Purchase Date and promptly refunding (without interest) any cash balance remaining in such Participant’s account to the Participant.

Term

The ESPP will terminate upon the termination of the ESPP by the Board or, if earlier, when no more Shares are available for issuance under the ESPP.

Market Value

The closing price of a Share on the NYSE on March 4, 2015 was $14.89.

U.S. Federal Income Tax Consequences

The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under such an arrangement, no taxable income will be recognized by a Participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the Purchase Rights. However, a Participant may become liable for tax upon dispositions of Shares acquired under the ESPP, and the tax consequences will depend on how long a Participant has held the Shares prior to disposition.

Taxable income will not be recognized until: (i) there is a sale or other disposition of the Shares acquired under the ESPP; or (ii) the Participant dies while still owning the purchased Shares. If a Participant sells or otherwise disposes of the purchased Shares within two years after the beginning of the Offering Period in which such Shares were acquired or within one year after the Purchase Date, the Participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the Shares on the Purchase Date exceeded the price paid for those Shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to such amount. The Participant also will recognize a capital gain to the extent the amount realized upon the sale of the Shares exceeds the sum of the aggregate price paid for those Shares and the ordinary income recognized in connection with the disposition.

If a Participant sells or otherwise disposes of the purchased Shares more than two years after the beginning of the Offering Period in which such shares were acquired and more than one year after the Purchase Date (or the Participant dies while holding the purchased Shares), the Participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the sale price of the Shares exceeded the price paid for those Shares and (ii) the amount by which the fair market value of the Shares on the first day of the Offering Period exceeded the Offering Price (determined as if the first day of the Offering Period was the Purchase Date). Any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.

The foregoing provides only a general description of the application of federal income tax laws with respect to participation in the ESPP. The summary does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws.

New Plan Benefits

The benefits to be received by our employees as a result of the adoption of the ESPP are not determinable, since the amounts of future purchases by Participants are based on elective Participant contributions. No Purchase Rights have been granted, and no shares have been issued with respect to the 600,000 Shares reserved for issuance pursuant to the ESPP.

Under the By-laws of the Company, the ESPP will be approved if the votes cast “FOR” its approval exceed the votes cast “AGAINST” its approval. Abstentions and non-votes by brokers, banks and other nominee holders of record will not be counted as votes for or against the ESPP.

The Board of Directors unanimously recommends a vote “FOR” the approval of the ESPP.

ITEM 4 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board of Directors is providing the Company’s Stockholders with the opportunity to cast an advisory vote on executive compensation, as described below and consistent with federal legislation known as the Dodd-Frank Act.

The Company utilizes its compensation system to support and reinforce key operating and strategic goals, and its compensation system is applied consistently to all salaried employees, including the named executive officers in the Summary Compensation Table.

Base salary levels in the Company’s executive compensation system are guided by reference to external competitive levels as well as other factors including individual and Company performance. Pay and performance are linked through the use of annual and long-term incentives. The Company also provides various pension and retirement benefits as well as perquisites. The Company’s executive compensation program is tightly administered by the Board’s Compensation Committee to link individual performance with compensation opportunities and to align the interests of the Company’s executives with those of its Stockholders.

The Compensation Discussion and Analysis, beginning on Page 9 of this Proxy Statement, describes the Company’s executive compensation system.

The Board requests the Company’s Stockholders approve the compensation of the Company’s named executive officers as follows:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including in the Compensation Discussion and Analysis, the compensation tables and narrative discussion, is hereby approved.

As an advisory vote, this proposal is not binding. However, the Compensation Committee and the Board value the opinions expressed by the Company’s Stockholders on this issue and will consider the outcome of this vote when making future compensation decisions for the named executive officers.

Under the By-laws of the Company, the above resolution will be approved if the votes cast “FOR” its approval exceed the votes cast “AGAINST” its approval. Abstentions and non-votes by brokers, banks and other nominee holders of record will not be counted as votes for or against the above resolution.

The Board of Directors unanimously recommends that Stockholders vote FOR the above resolution.

NOMINATIONS AND PROPOSALS FOR 2016 ANNUAL MEETING OF STOCKHOLDERS

The By-laws of the Company provide that the Annual Meeting of Stockholders shall be held on a date fixed by the Board of Directors. The Company’s 2016 Annual Meeting is currently expected to be held on April 21, 2016.

Rule 14a-8 under the Exchange Act contains eligibility requirements that must be satisfied for a Stockholder to submit a proposal for inclusion in a company’s proxy statement. Stockholders eligible to have their proposals included in the Company’s Proxy Statement for the 2016 Annual Meeting of Stockholders, in addition to other applicable requirements established by the SEC, must ensure that their proposals are received by the Secretary of the Company no later than November 14, 2015.

The By-laws of the Company also establish advance notice procedures for eligible Stockholders to make nominations for Director and to propose business to be transacted at an Annual Meeting. Under the Company’s By-laws, a Stockholder who wishes to submit Director nominations or other proposals for consideration at the 2016 Annual Meeting must ensure that the same are received by the Secretary of the Company between December 26, 2015, and January 25, 2016. The Company’s By-laws also require that certain specific information accompany a Stockholder’s notice of nomination or proposal for business.

DIRECTOR NOMINATION PROCESS

Pursuant to the Company’s Articles of Incorporation and Principles of Corporate Governance, a copy of which is available without charge on the Company’s website, www.mediageneral.com, the Nominating & Governance Committee is responsible for assisting the Board with the identification and consideration of, and recommends to the Board, candidates qualified to become nominees for election as Directors of the Company. Under the Corporate Governance Principles, in its consideration of Director nominees recommended by the Nominating & Governance Committee, the Board is to consider all criteria established by it for election of nominees to the Board. Additionally, except for a Director who may have been an officer of the Company, the Company’s Principles of Corporate Governance provide that all Directors shall be under the age of 73, provided that a Director serving at the time he or she reaches such age shall be permitted to complete his or her term of office but shall not thereafter be eligible for re-election unless the Board of Directors annually shall determine otherwise. Notwithstanding the foregoing, a nominee who was nominated pursuant to Section 2.3 of the May 24, 2012 Shareholders Agreement between the Company, Berkshire Hathaway, Inc., D. Tennant Bryan Media Trust and J. Stewart Bryan III and is over the age of 72, may be eligible to serve as a Director, but shall not thereafter be eligible for reelection unless the Board of Directors annually shall determine otherwise. Miss Robertson was nominated pursuant to Section 2.3 of the Shareholders Agreement and the Board determined her to be eligible for reelection at the April 23, 2015 Annual Meeting of Stockholders.

To qualify to be one of the Company’s Director nominees, at a minimum, a candidate must exhibit the highest standards of integrity, commitment and independence of thought and judgment and be able to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties as a Director. The Board believes that the Directors as a group should possess a diverse range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to all of the Company’s operations and interests. In light of these considerations, in selecting Director nominees, the Nominating & Governance Committee and the Board review information regarding each proposed candidate, including any information provided in connection with a Stockholder recommendation submitted in accordance with the procedures described below, and consider the demonstrated talents, skills and expertise of any proposed candidate in relation to those of the existing Directors.

In selecting the Company’s Director nominees in connection with each Annual Meeting, it is the Company’s policy that the Nominating & Governance Committee consider Director candidates recommended by any Stockholder of the Company. Pursuant to procedures adopted by the Board, Director candidate recommendations made by Stockholders in connection with any Annual Meeting must be submitted, in writing, and received by the Secretary of the Company at least 120 days prior to the anniversary of the date on which the Company mailed its proxy statement in connection with the prior year’s Annual Meeting. Any Stockholder who wishes to recommend to the Nominating & Governance Committee and the Board a candidate for election at the Company’s 2016 Annual Meeting must ensure that the recommendation is received by the Secretary of the Company not later than November 14, 2015. Stockholder recommendations must be submitted together with the following information regarding the candidate:

●	the candidate’s full name, age, principal occupation and employer;

●	the candidate’s residence and business addresses and telephone numbers;

●	a biographical profile of the candidate, including educational background and business and professional experience and experience in the industries in which the Company has operations;

●

any relationship between the candidate and the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and all other information necessary for the Nominating & Governance Committee and the Board to determine whether the candidate meets the Board’s independence standards and qualifies as independent under the NYSE rules;

●	the classes and number of shares of stock of the Company owned beneficially and of record by the candidate;

●

any other information relating to the candidate (including a written consent of the candidate to be named as a nominee of the Company and to serve as a Director if elected) that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies for the election of Directors pursuant to the SEC’s proxy rules and the rules of the NYSE; and

●	any other information regarding the candidate that the Stockholder wishes the Board to consider in evaluating the recommended candidate.

In addition, when submitting a recommendation, a Stockholder must include the following information:

●	the Stockholder’s full name, principal occupation and employer;

●	the Stockholder’s address and telephone number;

●

the classes and number of shares of stock of the Company owned beneficially and of record by the Stockholder, including, if the Stockholder is not a Stockholder of record, proof of ownership of the type referred to in Rule 14a-8(b)(2) of the SEC’s proxy rules;

●

a description of all arrangements and understandings between the Stockholder and each candidate being recommended by the Stockholder and any other person or persons (including their names) pursuant to which the candidate(s) are being recommended by the Stockholder; and

●

all other information relating to the Stockholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies for the election of Directors pursuant to the SEC’s proxy rules and the rules of the NYSE.

The Nominating & Governance Committee weighs these criteria in the context of the Company’s Principles of Corporate Governance, and in making its recommendations to the Board of Directors, the Committee as a matter of practice additionally considers candidates’ diversity of experience, profession, skills, geographic representation and background, all to provide the Board and the Company with an appropriate mix of experience, knowledge, perspective and judgment.

CODE OF BUSINESS CONDUCT AND ETHICS

The Board of Directors has adopted a Code of Business Conduct and Ethics that applies to the Company’s Directors, officers and employees, including the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and others performing similar functions. A copy of the Company’s Code of Business Conduct and Ethics is available without charge on the Company’s website, www.mediageneral.com, and in print from the Investor Relations Department. The Company intends to disclose on its website any amendments that are made to the Code as well as any waivers granted under the Code to any Executive Officer or Director, as required by the rules of the SEC and the NYSE.

RELATED PERSON TRANSACTIONS

The Board of Directors has adopted a written Policy and Procedures with Respect to Related Person Transactions containing the policies and procedures governing the review and approval of related person transactions involving the Company.

For purposes of this policy, a “Related Person Transaction” is any financial transaction, arrangement or relationship in which the Company was, is or will be a participant; where the amount involved exceeds $120,000; and in which a Director, executive officer, Director nominee, beneficial owner of 5% of the Company's Voting Common Stock, or any of their respective immediate family members, has a direct or indirect interest, unless the Company’s Chief Financial Officer or General Counsel determines that the interest is not material or otherwise not required to be disclosed under the SEC’s rules.

Under the policy, any potential Related Person Transaction is to be analyzed by the Company’s Chief Financial Officer or the General Counsel to determine whether the transaction is a Related Person Transaction. Related Person Transactions will be submitted to the Audit Committee of the Board of Directors for consideration at the next Audit Committee meeting. However, in those instances in which the Chief Financial Officer or the General Counsel, in consultation with the Chief Executive Officer or the Chief Financial Officer (as applicable), determines it is not practicable or desirable for the Company to wait until the next Audit Committee meeting, the Related Person Transaction will be submitted to the Chair of the Audit Committee. The review of a Related Person Transaction is to include the consideration of all the relevant facts and circumstances, including, if applicable:

●	the benefits to the Company,

●	the impact of the transaction on the independence of any Director or Director nominee,

●	the availability of other sources for comparable products or services,

●	the terms of the transaction, and

●	the terms available to unrelated third parties or to employees generally.

The Audit Committee (or its Chair) is to approve only those Related Person Transactions that the Audit Committee (or its Chair) determines in good faith are in, or not inconsistent with, the best interests of the Company and its Stockholders.

The Policy and Procedures with Respect to Related Person Transactions is available at the Company’s website, www.mediageneral.com.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

As a policy matter, all Directors are urged strongly to attend each Annual Meeting of Stockholders. A majority of the members of the Board attended the Company’s Annual Meeting in 2014.

COMMUNICATIONS WITH BOARD OF DIRECTORS

Stockholders or other interested parties desiring to send communications to the Board’s independent Directors, non-management Directors or any individual Director, including the Director to preside at the Board’s next executive session, may do so by addressing their correspondence to “Corporate Secretary, Media General, Inc., 333 East Franklin Street, Richmond, Virginia 23219” and by marking the envelope “Confidential Communication to Board of Directors.” The Board’s independent non-management Directors have approved a process by which the Corporate Secretary will maintain a log of all such correspondence and will review, sort and summarize this correspondence. Communications determined to be appropriate in accordance with the independent non-management Directors’ approved process will be forwarded to the individual members of the Board. Directors at any time may review the log of all correspondence and request a copy of any communication.

SOLICITATION OF PROXIES

The Company may solicit proxies in person, via the Internet or by telephone or mail. The cost of solicitation of proxies, including the reimbursement to banks and brokers for reasonable expenses in sending proxy material to their principals, will be borne by the Company. Officers and other employees of the Company may participate in such solicitation, for which they will receive no special or additional compensation. In addition, the Company has retained D. F. King & Co. to assist in the solicitation of proxies for a basic fee of $10,500 plus reimbursement of out-of-pocket expenses.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

During the year ended December 31, 2014, all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 with respect to the common stock of the Company were met except for one late filing of a Form 4 required to be filed for each of Andrew Carington, James Conschafter, John Cottingham, Deborah McDermott, Robert Peterson and James Woodward with respect to the vesting of previously reported Deferred Stock Units.

OTHER MATTERS

Management does not intend to present, nor, in accordance with the Company’s By-laws, has it received proper notice from any person who intends to present, any matter for action by Stockholders at the Annual Meeting, other than as stated in the accompanying Notice. However, the enclosed proxy confers discretionary authority with respect to the transaction of any other business which properly may come before the meeting, and it is the intention of the persons named in the enclosed proxy to vote the same in accordance with their best judgment.

As indicated on Page 23, certain information is incorporated by reference from the Company’s 2014 Annual Report to Stockholders on Form 10-K.

Important Notice Regarding the Internet Availability of Proxy Materials for the Stockholder Meeting to be Held on April 23, 2015

The Notice of Annual Meeting, Proxy Statement and 2014 Annual Report are available at www.mediageneral.com.

Electronic Delivery of Notice of Internet Availability, Proxy Materials and Annual Report

Receiving a Notice of Internet Availability or other proxy materials online in place of paper copies helps to reduce the Company’s printing and mailing costs and provides Stockholders with a convenient, automatic link to the proxy vote site. Most Stockholders desiring to enroll in this electronic delivery service may do so by visiting www.proxyvote.com and following the prompts for email enrollment. “Street name” Stockholders can check the information in the proxy materials provided by their bank or broker.

Annual Report on Form 10-K

The Company’s Annual Report on Form 10-K for the year ended December 31, 2014 is available at www.mediageneral.com. The Company will provide, without charge, on the written request of any person solicited hereby, a copy of the Company’s Annual Report on Form 10-K as filed with the SEC for the year ended December 31, 2014. Written requests should be mailed to “Andrew C. Carington, Corporate Secretary, Media General, Inc., 333 East Franklin Street, Richmond, Virginia 23219.”

By Order of the Board of Directors,

ANDREW C. CARINGTON, Secretary

Richmond, Virginia

March 13, 2015

Stockholders are requested to vote by the Internet, by telephone or by completing and returning the accompanying proxy card in the envelope provided, whether or not they expect to attend the meeting in person. Internet and telephone voting facilities will close at 11:59 p.m. ET on April 22, 2015. A proxy may be revoked at any time before it is voted.

APPENDIX A

MEDIA GENERAL, INC. AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

MEDIA GENERAL, INC.

AMENDED AND RESTATED

LONG-TERM INCENTIVE PLAN

Effective as of [__________], 2015

1.         Purpose. The purpose of this Media General, Inc. Amended and Restated Long-Term Incentive Plan, effective as of [__________], 2015 (the “Plan”), of Media General, Inc. together with any successor thereto (the “Company”), is (a) to promote the identity of interests between Shareholders and employees and non-employee directors of the Company by encouraging and creating significant ownership of Voting Common Stock of the Company by officers, other salaried employees and non-employee directors of the Company and its subsidiaries; (b) to enable the Company to attract and retain qualified officers, employees and non-employee directors who contribute to the Company’s success by their ability, ingenuity and industry; and (c) to provide meaningful long-term incentive opportunities for officers, other employees and non-employee directors who are responsible for the success of the Company and who are in a position to make significant contributions toward its objectives.

2.          Definitions. In addition to the terms defined elsewhere in the Plan, the following shall be defined terms under the Plan:

2.01.     “Award” means any Performance Accelerated Restricted Stock, Performance Award, Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Units, Deferred Stock or Other Stock-Based Award or any other right or interest relating to Shares or cash granted to a Participant under the Plan.

2.02.     “Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award.

2.03.     “Board” means the Board of Directors of the Company.

2.04.     “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

2.05.     “Committee” means the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan, or any subcommittee of either; provided, however, that the Committee, and any subcommittee thereof, shall consist of two or more directors, each of whom is a “disinterested person” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Code.

2.06.     “Company” is defined in Section 1.

2.07.     “Covered Employee” has the same meaning as set forth in Section 162(m) of the Code, and successor provisions.

2.08.     “Deferred Stock” means a right, granted to a Participant under Section 6.06, to receive Shares at the end of a specified deferral period.

2.09.     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

2.10.     “Fair Market Value” means, as of any given date, with respect to Shares, Awards or other property, the closing price for the Shares as reported on the New York Stock Exchange or other primary market in which Shares are traded (or if the Shares were not traded on such date, then on the next preceding day on which the Shares were traded), or on any other reasonable basis determined by the Committee using actual transactions in the Shares as reported by such market and consistently applied.

2.11.    “Option” means a right, granted to a Participant under Section 6.07, to purchase Shares, other Awards or other property at a specified price during specified time periods and which is not intended to satisfy the requirements of Section 422 of the Code.

2.12.     “Other Stock-Based Award” means a right, granted to a Participant under Section 6.09, that relates to or is valued by reference to Shares.

2.13.     “Participant” means a person who, as an officer, salaried employee or a non-employee director of the Company or any Subsidiary, has been granted an Award under the Plan.

2.14.     “Performance Accelerated Restricted Stock” means Restricted Stock granted to a Participant under Section 6.02 containing certain performance criteria established by the Committee which, if met, shall accelerate the vesting thereof.

2.15.     “Performance Award” means a right granted to a Participant under Section 6.03 to receive cash, Shares, other Awards or other property, the payment of which is contingent upon achievement of performance goals specified by the Committee.

2.16.     “Performance-Based Restricted Stock” means Restricted Stock that is subject to a risk of forfeiture if specified performance criteria are not met within the restriction period.

2.17.     “Plan” is defined in Section 1.

2.18.     “Restricted Stock” means Shares granted to a Participant under Section 6.04 that are subject to certain restrictions and to a risk of forfeiture.

2.19.    “Restricted Stock Units” means a right granted to a Participant under Section 6.05 to receive cash, Shares, other Awards or other property, the payment of which is contingent upon the satisfaction of the vesting or other conditions specified by the Committee.

2.20.     “Rule 16b-3” means Rule 16b-3, as from time to time amended and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

2.21.     “Shareholders” means the holders of all issued and outstanding Shares.

2.22.     “Shares” means the Voting Common Stock, no par value, of the Company and such other securities of the Company as may be substituted for Shares or such other securities pursuant to Section 9.

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2.23.     “Stock Appreciation Right” means a right granted to a Participant under Section 6.08 to be paid an amount measured by the appreciation in the Fair Market Value of Shares from the date of grant to the date of exercise of the right, with payment to be made in cash, Shares, other Awards or other property as specified in the Award or determined by the Committee.

2.24.     “Subsidiary” means any corporation (other than the Company) with respect to which the Company owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock. In addition, any other related entity may be designated by the Board as a Subsidiary, provided such entity could be considered as a subsidiary according to generally accepted accounting principles.

2.25.     “Year” means a calendar year.

3.     Administration.

3.01.     Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i)         to select and designate Participants;

(ii)        to designate Subsidiaries;

(iii)       to determine the type or types of Awards to be granted to each Participant;

(iv)      to determine the number of Awards to be granted, the number of Shares to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, based in each case on such considerations as the Committee shall determine (including the effect of Section 162(m) of the Code)) and all other matters to be determined in connection with an Award;

(v)        to determine whether, to what extent and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards or other property, or an Award may be cancelled, forfeited or surrendered;

(vi)     to determine whether, to what extent, and under what circumstances cash, Shares, other Awards or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee or at the election of the Participant; provided, however, that any such deferral will be made in accordance with Section 409A of the Code;

(vii)      to prescribe the form of each Award Agreement, which need not be identical for each Participant;

(viii)   to establish the performance criteria, pursuant to Section 7.01 hereof, under which Performance Accelerated Restricted Stock, Performance-Based Restricted Stock and other Performance Awards are to be granted, and to determine and certify whether such criteria have been attained;

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(ix)      to adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(x)        to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement or other instrument hereunder; and

(xi)       to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

3.02.     Manner of Exercise of Committee Authority. Unless authority is specifically reserved to the Board under the terms of the Plan or applicable law, the Committee shall have sole discretion in exercising such authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, Subsidiaries, Shareholders, Participants and any person claiming any rights under the Plan from or through any Participant. The express grant of any specific power to the Committee and/or the taking of any action by the Committee shall not be construed as limiting any power or authority of the Committee. A memorandum signed by all members of the Committee shall constitute the act of the Committee without the necessity, in such event, to hold a meeting. The Committee may delegate to officers or managers of the Company or any Subsidiary the authority, subject to such terms as the Committee shall determine, to perform administrative functions under the Plan.

3.03.     Limitation of Liability. Each member of the Committee shall in good faith be entitled to rely or act upon any report or other information furnished to such member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

4.     Shares Subject to the Plan. The total number of Shares that may be issued under the Plan is 9,653,705, of which (i) up to 3,769,760 Shares may be issued in respect of awards of Restricted Stock, Restricted Stock Units, Performance Awards, Performance-Based Restricted Stock, Performance Accelerated Restricted Stock, Deferred Stock and Other Stock-Based Awards to Participants and (ii) up to 1,983,945 may be issued only in respect of awards, granted on or after _____, 2015, of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock or Other Stock-Based Awards to non-employee directors (the Shares referred to in this clause (ii), the “Director Pool”). The Shares included in the previous sentence include 2,669,760 Shares that remained available for grants under the Lin Media LLC Amended and Restated 2002 Stock Plan (the “Lin Stock Plan”) as of ______2015, and 1,983,945 Shares that remained available for grants under the LIN Media LLC Third Amended and Restated 2002 Non-Employee Director Stock Plan (the “Lin Director Plan” and together with the Lin Stock Plan, “Lin Media Plans”) as of ______2015, which plans were assumed by the Company as of December 19, 2014. No further grants will be made under the Lin Media Plans.

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For purposes of this Section 4, the number of and time at which Shares shall be deemed to be subject to Awards and therefore counted against the number of Shares reserved and available under the Plan shall be the earliest date at which the Committee reasonably can estimate the number of Shares to be distributed in settlement of an Award or with respect to which payments will be made; provided, however, that the Committee may adopt procedures for the counting of Shares relating to any Award for which the number of Shares to be distributed, or with respect to which payment will be made, cannot be fixed at the date of grant to ensure appropriate counting, avoid double counting (in the case of tandem or substitute awards) and provide for adjustments in any case in which the number of Shares actually distributed or with respect to which payments are actually made differs from the number of Shares previously counted in connection with such Award. Gross issuance amounts, not net issuance amounts, shall be utilized in counting Shares against the number of Shares reserved, and Shares withheld by or otherwise remitted to the Company to satisfy a Participant’s tax withholding obligations upon the lapse of any restrictions on Performance Accelerated Restricted Stock, Restricted Stock, or Other Stock-Based Awards, upon the exercise of any Options or Stock Appreciation Rights or upon the payment or issuance of Shares under the Plan with respect to any Award, will not be available for Awards under the Plan.

If any Shares to which an Award relates (including for this purpose an award made under a Lin Media Plan) are forfeited or the Award is settled or terminates without a distribution of Shares (whether or not cash, other Awards or other property is distributed with respect to such Award), any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement or termination, again be available for Awards under the Plan. If any of the Shares that again become available under the Plan pursuant to the previous sentence relate to awards that were made under the Lin Director Plan, such Shares shall be added to the Director Pool.

5.    Eligibility. Awards may be granted only to individuals who are officers, other salaried employees or non-employee directors of the Company or a Subsidiary.

6.     Specific Terms of Awards.

6.01.     General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 11.02), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including without limitation the acceleration of vesting of any Awards or terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant.

6.02.     Performance Accelerated Restricted Stock. Subject to the provisions of Sections 7.01 and 7.02, the Committee is authorized to grant Performance Accelerated Restricted Stock to Participants on the following terms and conditions:

(i)     Awards and Dividends. Performance Accelerated Restricted Stock Awards shall be denominated in Shares. The Participant thereupon shall be a Shareholder with respect to the Shares awarded, including the right to vote such Shares and to receive all dividends and distributions paid with respect thereto.

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(ii)     Certificates of Shares. Performance Accelerated Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Performance Accelerated Restricted Stock are registered in the name of a Participant, such certificates shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Performance Accelerated Restricted Stock, the Company shall retain physical possession of the certificates, and the Participant shall deliver a stock power to the Company, endorsed in blank, relating to that Performance Accelerated Restricted Stock.

(iii)     Restrictions and Acceleration. At the time of the award of Performance Accelerated Restricted Stock, the Committee shall specify a period commencing on the date of the Award and ending on a date that is no more than 10 years thereafter. At the time of each such Award, the Committee also shall specify and advise the Participant of such performance targets as the Committee shall determine to be appropriate which, if met, shall accelerate the termination of the foregoing restricted period for all or such other portion of the Performance Accelerated Restricted Stock as the Committee shall deem appropriate.

(iv)     Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service (as determined under criteria established by the Committee) during an applicable restriction period, all Performance Accelerated Restricted Stock that remains subject to such applicable restriction period shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Performance Accelerated Restricted Stock will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee in other cases may waive in whole or in part the forfeiture of Performance Accelerated Restricted Stock.

6.03.     Performance Award. Subject to the provisions of Sections 7.01 and 7.02, the Committee is authorized to grant Performance Awards to Participants on the following terms and conditions:

(i)     Awards and Conditions. A Performance Award shall confer upon the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Award is granted, in whole or in part, as determined by the Committee, conditioned upon the achievement of performance criteria determined by the Committee.

(ii)     Forfeiture. Performance Awards shall be forfeited unless the pre-established performance criteria established by the Committee are satisfied during the applicable performance period. Except as otherwise determined by the Committee, including any vesting of Performance Awards upon termination of employment or service (as determined under criteria established by the Committee) during the applicable performance period, a Performance Award that shall be forfeited upon termination of employment or service during the applicable performance period; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Performance Award be waived in whole or in part in the event of termination of employment or service resulting from specified events.

(iii)     Other Terms. A Performance Award shall be denominated in Shares in the form of performance-based stock units, and may be payable in cash, Shares, other Awards or other property. Performance Awards may have such other terms as shall be determined by the Committee.

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6.04.     Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i)     Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends thereon), which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments or otherwise as the Committee shall determine.

(ii)     Forfeiture. Performance-Based Restricted Stock shall be forfeited unless the pre-established performance criteria established by the Committee are satisfied during the applicable restriction period. Except as otherwise determined by the Committee, including any vesting of Restricted Stock and accelerated vesting of Performance Accelerated Restricted Stock, upon termination of employment or service (as determined under criteria established by the Committee) during the applicable restriction period, Performance Accelerated Restricted Stock or other Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Performance Accelerated Restricted Stock or other Restricted Stock will be waived in whole or in part in the event of termination of employment or service resulting from specified events.

(iii)     Certificates of Shares. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, the Company shall retain physical possession of the certificates, and if required by the Committee, the Participant shall deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)     Dividends. Dividends paid on Restricted Stock shall be paid to the Participant in cash. Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such stock or other property has been distributed.

6.05.     Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Participants on the following terms and conditions:

(i)     Issuance and Restrictions. Each Restricted Stock Unit shall represent the right of the Participant to receive one Share upon vesting of the Restricted Stock Unit or on any later date specified by the Committee; provided, however, that the Committee may provide for the settlement of Restricted Stock Units in cash, other Awards or other property having a value equal to the Fair Market Value of the Shares that would otherwise be delivered to the Participant (determined as of the date of the Shares would have been delivered), or a combination of cash, Shares, other Awards or other property. A Restricted Stock Unit award may have such other terms as shall be determined by the Committee.

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(ii)     Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service (as determined under criteria established by the Committee), all Restricted Stock Units that are at that time have not yet vested shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of termination of employment or service resulting from specified events.

6.06.     Deferred Stock. The Committee is authorized to grant Deferred Stock to Participants on the following terms and conditions:

(i)     Award and Restrictions. Delivery of Shares will occur upon expiration of the deferral period specified for Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). Any deferral election by the Participant that is permitted by the Committee shall be made in accordance with Section 409A of the Code. In addition, Deferred Stock shall be subject to such restrictions as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times, separately or in combination, in installments or otherwise as the Committee shall determine.

(ii)     Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof (as provided in the Award Agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will be waived in whole or in part in the event of termination of employment or service resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Deferred Stock.

6.07.     Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i)     Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such exercise price shall be not less than the Fair Market Value of a Share on the date of grant of such Option. An Option may not be repriced without the approval of Shareholders after the date of grant of such Option. For this purpose, a repricing means any of the following (or such other action that has the same effect as any of the following): (a) amending the terms of an Option to reduce the exercise price of such Option; (b) taking any action that is treated as a repricing under generally accepted accounting principles; and (c) repurchasing for cash or canceling an Option in exchange for another Award at a time when the exercise price of such Option is greater than the Fair Market Value of the Shares, unless the cancellation and exchange occurs in connection with an event set forth in Section 9. Such cancellation and exchange is considered a repricing regardless of whether it is treated as a repricing under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

(ii)     Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Shares (including Shares acquired from the Company if held at least six months prior to such exercise), other Awards or awards issued under other Company plans, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through “cashless exercise” arrangements), and the methods by which Shares will be delivered or deemed to be delivered to Participants. Options shall expire not later than 10 years after the date of grant.

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6.08.     Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(i)     Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee as of the date of grant of the Stock Appreciation Right, which shall be not less than the Fair Market Value of one Share on the date of grant. A Stock Appreciation Right may not be repriced without the approval of Shareholders after the date of grant of such Stock Appreciation Right. For this purpose, a repricing means any of the following (or such other action that has the same effect as any of the following): (a) amending the terms of a Stock Appreciation Right to reduce the grant price of such Stock Appreciation Right; (b) taking any action that is treated as a repricing under generally accepted accounting principles; and (c) repurchasing for cash or canceling a Stock Appreciation Right in exchange for another Award at a time when the grant price of such Stock Appreciation Right is greater than the Fair Market Value of the Shares, unless the cancellation and exchange occurs in connection with an event set forth in Section 9. Such cancellation and exchange is considered a repricing regardless of whether it is treated as a repricing under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

(ii)     Other Terms. The Committee shall determine the time or times at which a Stock Appreciation Right may be exercised in whole or in part, the method of exercise, the method of settlement, the form of consideration payable in settlement, the method by which Shares will be delivered or deemed to be delivered to Participants and any other terms and conditions of any Stock Appreciation Right. Stock Appreciation Rights shall expire not later than 10 years after the date of grant.

6.09.     Other Stock-Based Awards. The Committee is authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation, Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Subsidiaries. The Committee shall determine the terms and conditions of such Awards, which may include performance criteria. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6.08 shall be purchased for such consideration, paid for at such times, by such methods and in such forms, including, without limitation, cash, Shares, other Awards or other property, as the Committee shall determine.

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7.     Certain Provisions Applicable to Awards.

7.01.     162(m) Performance-Based Awards. Performance Awards, Performance-Based Restricted Stock, and certain Other Stock-Based Awards may be granted on such terms and in such a manner that such Awards will be intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and, in that case, shall be paid solely on account of the attainment of one or more pre-established, objective performance goals within the meaning of Section 162(m) of the Code and the regulations thereunder. The performance goals for Awards intended to constitute “qualified performance-based compensation” shall be based upon the attainment of one or more of the following pre-established criteria: net sales; pretax income before allocation of corporate overhead and bonus; budget; earnings per share; net income; division, group, or corporate financial goals; return on stockholders’ equity; return on assets; attainment of strategic and operational initiatives; appreciation in or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company; market share; gross profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; or reductions in costs.

The Committee may, at the time the performance criteria are established in respect of an Award intended to constitute “qualified performance-based compensation”, provide for the manner in which performance will be measured against the performance goals to reflect the impact of specified events, including without limitation any one or more of the following with respect to the performance period (i) the gain, loss, income or expense resulting from changes in accounting principles or tax laws that become effective during the performance period; (ii) the gain, loss, income or expense resulting from occurrences or events that are extraordinary or unusual in nature or infrequent in occurrence; (iii) the gains or losses resulting from and the direct expenses incurred in connection with, the disposition of a business, or the sale of investments or non-core assets; (iv) the gain or loss from all or certain claims and/or litigation and all or certain insurance recoveries relating to claims or litigation; or (v) the impact of investments or acquisitions made during the year or, to the extent provided by the Committee, any prior year. The events may relate to the Company as a whole or to any part of the Company’s business or operations, as determined by the Committee at the time the performance goals are established. Any adjustments based on the effect of certain events are to be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Committee and such adjustments shall be permitted only to the extent permitted under Section 162(m) without adversely affecting the treatment of any Award intended to constitute “qualified performance-based compensation”.

The payout of any such Award intended to constitute “qualified performance-based compensation” may be reduced, but not increased, based on the degree of attainment of performance criteria or otherwise at the direction of the Committee.

7.02.     Maximum Yearly Awards. No Participant may be granted an Option or Stock Appreciation Right exceeding 200,000 Shares in any Year. The maximum number of Shares that may be awarded to any individual with respect to Awards of Performance-Based Restricted Stock, Performance Accelerated Restricted Stock, Performance Awards, and Other Stock-Based Awards intended to intended to constitute “qualified performance-based compensation” is 350,000 Shares in any Year or 700,000 Shares in any two-Year period.

7.03.     Stand-Alone, Additional, and Tandem Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award granted under the Plan or any award granted under any other plan of the Company, any Subsidiary or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

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7.04.     Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option or a Stock Appreciation Right exceed a period of 10 years from the date of its grant.

7.05.     Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary upon the grant or exercise or vesting of an Award may be made in such forms as the Committee shall determine, including without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments or on a deferred basis, provided that any such deferred payments satisfy the requirements of Section 409A of the Code. Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments, subject in any event to the requirements of Section 162(m) of the Code.

8.     General Restrictions Applicable to Awards.

8.01.     Compliance with Rule 16b-3. It is the intent of the Company that this Plan comply in all respects with Rule 16b-3 in connection with any Award granted to a person who is subject to Section 16 of the Exchange Act. Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such person, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements with respect to such person.

8.02.     Limits on Transfer of Awards; Beneficiaries. No right or interest of a Participant in any Award shall be pledged, encumbered or hypothecated to or in favor of any party (other than the Company or a Subsidiary) or shall be subject to any lien, obligation or liability of such Participant to any party (other than the Company or a Subsidiary). No Award subject to any restriction shall be assignable or transferable by a Participant otherwise than by will or the laws of descent and distribution (except to the Company under the terms of the Plan); provided, however, that a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant.

8.03.     Registration and Listing Compliance. The Company shall not be obligated to deliver any Award or distribute any Shares with respect to any Award in a transaction subject to regulatory approval, registration or any other applicable requirement of federal or state law, or subject to a listing requirement under any listing or similar agreement between the Company and any national securities exchange, until such laws, regulations and contractual obligations of the Company have been complied with in full, although the Company shall be obligated to use reasonable efforts to obtain any such approval and comply with such requirements as promptly as practicable.

8.04.     Share Certificates. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop-transfer order and other restrictions as the Committee may deem advisable under applicable federal or state laws, rules and regulations thereunder, and the rules of any national securities exchange on which Shares are listed. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions that may be applicable to Shares, including under the terms of the Plan or any Award Agreement. In addition, during any period in which Awards or Shares are subject to restrictions under the terms of the Plan or any Award Agreement, or during any period during which delivery or receipt of an Award or Shares has been deferred by the Committee or a Participant, the Committee may require the Participant to enter into an agreement providing that certificates representing Shares issuable or issued pursuant to an Award shall remain in the physical custody of the Company or such other person as the Committee may designate.

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9.     Adjustment Provisions. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of Shares, securities or other property which may thereafter be issued in connection with Awards (including the individual participant limits set forth in Section 7.02), (ii) the number and kind of Shares, securities or other property issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (other than Options or Stock Appreciation Rights that would create a deferral of income or a modification, extension or renewal under Section 409A of the Code of any Option or Stock Appreciation Right, except as may be permitted in applicable Treasury Regulations) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations or accounting principles.

10.     Plan Amendments. The Board may amend, alter, suspend, discontinue or terminate the Plan without the consent of Shareholders or Participants, except that any such amendment, alteration, suspension, discontinuation or termination shall be subject to the approval of the Company’s Shareholders no later than one year after such Board action if such Shareholder approval is required by any federal or state law or regulation, including without limitation Section 162(m) of the Code, or the rules of any stock exchange on which the Shares may be listed, or if the Board in its discretion determines that obtaining such Shareholder approval is for any reason advisable; provided, however, that without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation or termination of the Plan may impair the rights of such Participant under any Award theretofore granted to him.

11.     General Provisions.

11.01.     No Rights to Awards. No Participant, employee or non-employee director shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, employees and non-employee directors.

11.02.     No Shareholder Rights. No Award shall confer on any Participant any of the rights of a Shareholder of the Company unless and until Shares are duly issued or transferred to the Participant in accordance with the terms of the Award.

11.03.     Tax Withholding. The Company or any Subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts for withholding and other taxes due with respect thereto, its exercise or any payment thereunder and to take such other action as the Committee may deem necessary or advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax liabilities relating to any Award. This authority shall only include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s minimum withholding tax obligations.

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11.04.     No Right to Continued Relationship. Nothing contained in the Plan or any Award Agreement shall confer, and no grant of an Award shall be construed as conferring, (a) upon any employee any right to continue in the employ of the Company or any Subsidiary or to interfere in any way with the right of the Company or any Subsidiary to terminate his employment at any time or increase or decrease his compensation from the rate in existence at the time of granting of an Award or (b) upon any non-employee director any right to continue providing services to the Company or any Subsidiary or to interfere in any way with the right of the Company or any Subsidiary to terminate the relationship at any time or increase or decrease his compensation from the rate in existence at the time of granting of an Award.

11.05.     Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards or other property pursuant to any award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

11.06.     Other Compensatory Arrangements. The Company or any Subsidiary shall be permitted to adopt other or additional compensation arrangements (which may include arrangements which relate to Awards), and such arrangements may be either generally applicable or applicable only in specific cases.

11.07.     Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

11.08.     Governing Law. The validity, construction and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the Commonwealth of Virginia, without giving effect to principles of conflicts of laws and applicable federal law.

12.     Effective Date. This Amended and Restated Plan shall become effective upon the approval of the affirmative vote of the holders of a majority of the votes cast by the holders of Shares, at a meeting of the Company’s Shareholders to be held on April 23, 2015, or any adjournment thereof.

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APPENDIX B

MEDIA GENERAL, INC. EMPLOYEE STOCK PURCHASE PLAN

MEDIA GENERAL, INC.

EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I
INTRODUCTION

1.1.     Purpose. The Media General, Inc. Employee Stock Purchase Plan is intended to provide a method whereby Eligible Employees of Media General, Inc. and its Designated Subsidiaries will have an opportunity to purchase shares of Common Stock through accumulated payroll deductions.

1.2.     Qualification. It is the intention of the Company that the Plan will qualify as an “employee stock purchase plan” under Section 423 or any successor provision of the Code. The provisions of the Plan shall be construed so as to extend or limit the operation of, and participation in, the Plan as necessary to conform to the requirements of Section 423 of the Code.

ARTICLE II

DEFINITIONS

Capitalized terms used in the Plan shall have the following meanings:

2.1.     “Adjustment Event” occurs if (a) the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities or other equity interests of the Company or another corporation or entity, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, substitution or other similar corporate event or transaction or (b) there is an extraordinary dividend or distribution by the Company in respect of its shares of Common Stock or other capital stock or securities convertible into capital stock in cash or in property.

2.2.     “Board” shall mean the Board of Directors of the Company.

2.3.     “Code” shall mean the Internal Revenue Code of 1986, as amended. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

2.4.     “Committee” shall mean the Compensation Committee of the Board; provided, that if there is no Compensation Committee of the Board, or if the Board determines that the Compensation Committee shall not be the Committee, then the Committee shall be the Board or such Directors as are appointed by the Board to be the Committee.

2.5.     “Common Stock” shall mean the Voting Common Stock, no par value per share, of the Company.

2.6.     “Company” shall mean Media General, Inc., a Virginia corporation, and shall include any successor thereto by merger, consolidation, acquisition of substantially all the assets thereof, or otherwise.

2.7.     “Compensation” shall mean means (i) regular base salary paid to a Participant by the Company or a Designated Subsidiary during such Participant’s period of participation in the Plan and (ii) any overtime payments, bonuses, commissions, profit-sharing distributions and other incentive-type payments received during such period. Compensation shall be calculated before deduction of (A) any income or employment tax or other withholdings; or (B) any contributions made by the employee to any Code Section 401(k) salary deferral plan or Code Section 125 cafeteria benefit program now or hereafter established by the Company or any Subsidiary. Compensation shall not include any contributions made on the Participant’s behalf by the Company or any Subsidiary to any employee benefit or welfare plan now or hereafter established (other than Code Section 401(k) or Code Section 125 contributions deducted from such Compensation). The Plan Administrator may make modifications to the definition of Eligible Compensation for one or more Offerings as deemed appropriate.

2.8.     “Contribution” shall mean, for any Offering Period, the total of all payroll deductions from a Participant’s Compensation during the Offering Period pursuant to Section 4.1 hereof; provided, however, that a Participant’s Contribution may be reduced in whole or in part by the Plan Administrator, in its discretion, at any time during an Offering Period which is scheduled to end during the then-current calendar year to the extent necessary in order to comply with the provisions of Section 423(b)(8) of the Code and Section 3.1(b) hereof; and, provided, further, however, that a Participant’s Contribution in any calendar year may not exceed the Participant’s Compensation during such calendar year.

2.9.     “Corporate Transaction” means (a) a merger, consolidation, reorganization, recapitalization or other similar change in the Company’s capital stock or (b) a liquidation or dissolution of the Company.

2.10.   “Designated Subsidiary” shall mean any Subsidiary which has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan. The Committee may designate, or terminate the designation of, a Subsidiary as a Designated Subsidiary at any time.

2.11.   “Director” shall mean a director of the Company.

2.12.   “Eligible Employee” shall mean an Employee of the Company or a Designated Subsidiary: (i) who does not, immediately after a Purchase Right is granted, own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or a Subsidiary (as determined under Section 423(b)(3) of the Code); (ii) whose customary employment is for more than twenty (20) hours per week; and (iii) whose customary employment is for more than five (5) months in any calendar year; provided, however, that the Committee may waive the requirements in either or both of clauses (ii) or (iii) for any Offering Period. For purposes of clause (i) in the preceding sentence, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual. In addition, in the event local law prescribes that individuals employed for less than twenty (20) hours per week and/or less than five (5) months in any calendar year must be offered participation in the Plan, then all such individuals will be considered Eligible Employees under the Plan. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period of leave.

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2.13.   “Employee” shall mean any individual who renders services to the Company or a Subsidiary in the status of an employee within the meaning of Section 3401(c) of the Code or as determined under applicable local law.

2.14.   “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.15.   “Fair Market Value” on any date means the closing price at the close of the primary trading session of the shares of Common Stock on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as officially quoted in the consolidated tape of transactions on such exchange or such other source as the Plan Administrator deems reliable for the applicable date, or if there has been no such closing price of the shares of Common Stock on such date, on the next preceding date on which there was such a closing price;

2.16.   “Offering” means an offering of Common Stock pursuant to this Plan.

2.17.   “Offering Date” shall mean the first business day of each Offering Period.

2.18.   “Offering Price” shall have the meaning set forth in Section 5.3 hereof.

2.19.   “Offering Period” shall mean each period during which an Offering is outstanding under the Plan. Each Offering Period shall be of such duration, not exceeding twenty-seven (27) months, as determined by the Plan Administrator prior to the beginning of the applicable Offering Period.

2.20.   “Participant” shall mean any Eligible Employee who elects to participate in the Plan in accordance with the provisions of Section 3.2 hereof.

2.21.   “Plan” shall mean the Media General, Inc. Employee Stock Purchase Plan, as amended from time to time.

2.22.   “Plan Administrator” shall mean the Compensation Committee or the Administrative Committee to the extent the Administrative Committee is carrying out its administrative functions under the Plan.

2.23.   “Purchase Date” shall mean the last business day of each Offering Period, and each other date or dates within an Offering Period, if any, as may be determined by the Committee prior to the commencement of the Offering Period.

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2.24.   “Purchase Right” shall mean the right to purchase shares of Common Stock granted to an Eligible Employee pursuant to Article V.

2.25.   “Securities Act” shall mean the Securities Act of 1933, as amended.

2.26.   “Subsidiary” shall mean any corporation which is a subsidiary corporation within the meaning of Section 424(f) of the Code with respect to the Company.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.1.     Eligibility.

(a)     Each Employee who is an Eligible Employee on an Offering Date shall be eligible to participate in the Offering Period commencing on such Offering Date. Persons who are not Eligible Employees on an Offering Date shall not be eligible to participate in the Plan with respect to that Offering Period.

(b)     Notwithstanding any provision of the Plan to the contrary, no Eligible Employee shall be granted a Purchase Right to purchase shares of Common Stock under the Plan which permits such Eligible Employee’s rights to purchase stock under all employee stock purchase plans of the Company or any Subsidiary subject to Section 423 of the Code to accrue at a rate which exceeds $25,000 of Fair Market Value of the Common Stock (determined at the time such Purchase Right is granted) for each calendar year in which such Purchase Right is outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code.

3.2.     Commencement of Participation. An Eligible Employee may become a Participant by completing an authorization for payroll deductions on the form provided by the Plan Administrator and filing the completed form in accordance with the enrollment procedures established by the Plan Administrator. Payroll deductions for a Participant shall commence on the next following Offering Date after the Employee’s authorization for payroll deductions becomes effective. Each Participant shall be deemed to continue participation in the Plan until the earlier of (a) the termination of the Plan and (b) such Eligible Employee’s termination of participation in the Plan pursuant to Article VII hereof.

ARTICLE IV
PARTICIPANT CONTRIBUTIONS

4.1.     Amount of Deduction. The form described in Section 3.2 will permit a Participant to elect percentage or fixed dollar amount of payroll deductions for each pay period ending during an Offering Period; provided, that a Participant’s payroll deductions may be reduced in whole or in part by the Plan Administrator, in its discretion, at any time during an Offering Period which is scheduled to end during the then-current calendar year to the extent necessary in order to comply with the provisions of Section 423(b)(8) of the Code and Section 3.1(b) hereof.

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4.2.     Participant’s Account. All payroll deductions made for a Participant pursuant to Section 4.1 hereof shall be credited to a bookkeeping account established for such Participant under the Plan.

4.3.     Changes in Payroll Deductions. A Participant may increase or reduce (including a complete cessation) future payroll deductions (within the limits described in Section 4.1 hereof) by completing a form provided by the Plan Administrator for such purpose and filing the completed form in accordance with the procedures established by the Plan Administrator. An increase or reduction in future payroll deductions may be made at any time and (i) with respect to increases in payroll deductions, shall be effective as of the first day of the next Offering Period and (ii) with respect to decreases in payroll deductions, shall be effective as of the first pay period as is practicable following the Company’s receipt of the form providing for a decrease in payroll deductions. A Participant is permitted to make no more than one payroll deduction change that is effective during any Offering Period. Until a Participant has timely submitted a form in the manner specified in this Section 4.3, payroll deduction will continue throughout the Offering Period and future Offering Periods (unless participation in the Plan ceases pursuant to Section 7.1) in accordance with the most recent payroll deduction authorization form submitted by the Participant.

4.4.     Withholding. At any time, the Company or a Designated Subsidiary may withhold from the Participant’s Compensation an amount necessary for the Company to satisfy any applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to the early disposition of the Common Stock by the Participant. Furthermore, the Company reserves the right to satisfy its applicable withholding obligations by any other means, as determined by the Plan Administrator. The Company may defer delivery of shares of Common Stock until such withholding requirements are satisfied. The Committee may, in its discretion, permit a Participant or beneficiary to elect, subject to such conditions as the Committee shall impose, to have a number of whole shares of Common Stock otherwise issuable under the Plan withheld that, based on their Fair Market Value on the date immediately preceding the applicable Purchase Date, is a sufficient number, but not more than is required, to satisfy the withholding tax obligations.

ARTICLE V
OFFERINGS

5.1.     Offering Periods. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive Offering Periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been earlier terminated. The terms and conditions of each Offering Period may vary, and two or more Offering Periods may run concurrently under the Plan, each with its own terms and conditions. In addition, special Offering Periods may be established under such other circumstances as the Plan Administrator deems appropriate. In no event, however, shall the terms and conditions of any Offering Period contravene the express limitations and restrictions of the Plan, and the Participants in each separate Offering Period shall have equal rights and privileges under that offering in accordance with the requirements of Section 423(b)(5) of the Code and the applicable Treasury Regulations thereunder.

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5.2.     Number of Shares Subject to Purchase Rights. On each Offering Date, each Participant shall be deemed to have been granted a Purchase Right to purchase a number of shares of Common Stock equal to (a) the Contribution divided by (b) the applicable Offering Price determined as provided in Section 5.3 hereof; provided, that in no event shall a Participant be permitted to purchase during any Offering Period more than 5,000 shares of Common Stock (subject to any adjustment pursuant to Section 12.4 hereof); and provided, further, that purchases hereunder shall be subject to the limitations set forth in Section 3.1(b) hereof.

5.3.     Offering Price. Unless otherwise determined by the Committee, the per share purchase price of shares of Common Stock purchased with Contributions made during any Offering Period (the “Offering Price”) by a Participant shall be equal to the lesser of:

(a)     eighty-five percent (85%) of the Fair Market Value of the Common Stock on the Offering Date of such Offering Period; or

(b)     eighty-five percent (85%) of the Fair Market Value of the Common Stock on the Purchase Date of such Offering Period (or if there is more than one (1) Purchase Date in the Offering Period, on the applicable Purchase Date).

If the Committee desires to establish an Offering Price or a formula for setting the Offering Price for an Offering Period that is different than the Offering Price determined above, it shall do so in advance of the applicable Offering Period; provided, that, the Offering Price shall in no event be less than the Offering Price determined above. Any such Offering Price or formula for setting the Offering Price may, if the Committee so determines, remain in effect for subsequent Offering Periods until modified by the Committee.

ARTICLE VI
EXERCISE AND OTHER TERMS OF PURCHASE RIGHTS

6.1.     Automatic Exercise. Subject to Section 12.7 hereof, and unless a Participant withdraws from the Plan as provided in Section 7.1 hereof or otherwise becomes ineligible to participate in the Plan, each Participant’s right to purchase of shares of Common Stock with Contributions made during any Offering Period shall be exercised automatically on the each Purchase Date within the Offering Period, and the maximum number of full shares of Common Stock subject to the Purchase Right shall be purchased for the Participant at the applicable Offering Price with the accumulated Contributions in such Participant’s account as of the applicable Purchase Date. No fractional shares shall be purchased, and any Contributions accumulated in a Participant’s account which are not sufficient to purchase a full share of Common Stock on a Purchase Date shall be retained in the Participant’s account for the next following Offering Period or, if applicable, the next Purchase Date within the Offering Period. In addition, if by reason of the accrual limitations set forth in Section 3.1(b), any Purchase Right of a Participant does not accrue for a particular Offering Period, then the Contributions which the Participant made during that Offering Period with respect to such Purchase Right shall be refunded as soon as administratively feasible after the end of the Offering Period.

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6.2.     Non-Transferability of Rights. Purchase Rights under the Plan may not be assigned, transferred, pledged or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may, in its discretion, treat such act as an election to withdraw from participation in the Plan in accordance with Section 7.1 hereof. During a Participant’s lifetime, Purchase Rights held by a Participant shall be exercisable only by such Participant.

6.3.     Delivery of Shares. Subject to Section 12.7 hereof, as promptly as practicable after each Purchase Date on which a purchase of shares occurs, the Company shall arrange the delivery to each Participant of the shares of Common Stock purchased by the Participant in a form determined by the Plan Administrator and pursuant to rules established by the Plan Administrator. The Plan Administrator may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Plan Administrator may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any Purchase Right granted under the Plan until such shares have been purchased and delivered to the Participant, including to a broker designated by the Company, as provided in this Section 6.3.

6.4.     Stock Transfer Restrictions. The Plan is intended to satisfy the requirements of Section 423 of the Code. Shares of Common Stock purchased under the Plan may contain such restrictions, terms and conditions as the Committee may, in its discretion, determine, and the Committee may, in its discretion, require that an appropriate legend be placed on the certificates evidencing such shares of Common Stock.

ARTICLE VII
WITHDRAWAL

7.1.     In General. At any time prior to the last five (5) business days before a Purchase Date, a Participant may withdraw all or a portion of the Contributions credited to such Participant’s account and not yet used to exercise such Participant’s Purchase Right under the Plan by giving written notice to the Plan Administrator in accordance with any procedures the Plan Administrator may set. Such withdrawn amount shall be paid to the Participant as soon as reasonably practicable after receipt of the notice of withdrawal, and the Participant’s Purchase Right for the Offering Period with respect to such amount shall be automatically terminated. No further contributions for the purchase of shares of Common Stock shall be made during such Offering Period, and such Participant shall not participate in such Offering Period with respect to the withdrawn amount.

7.2.     Effect on Subsequent Participation. A Participant’s withdrawal from any Offering Period shall not have any effect upon such Participant’s eligibility to participate in any subsequent Offering Period or in any similar plan which may hereafter be adopted by the Company and for which such Participant is otherwise eligible. If a Participant withdraws all of the Participant’s Contributions with respect to an Offering Period, the Participant may participate in the Plan in successive Offering Periods by providing written notice to the Plan Administrator in accordance with provisions of Section 3.2 hereof and in accordance with any procedures the Plan Administrator may set.

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7.3.     Termination of Eligible Employee Status. Upon a Participant’s ceasing to be an Eligible Employee for any reason, including as a result of a termination of the Participant’s employment with the Company or any Designated Subsidiary, as the case may be, for any reason (including retirement or death), such Participant shall be deemed to no longer be a Participant under the Plan, and the Contributions credited to such Participant’s account shall be refunded to him or her as soon as reasonably practicable, or, in the case of his or her death, to the person or persons entitled thereto under Section 12.1 hereof.

ARTICLE VIII
NO INTEREST ON CONTRIBUTIONS

8.1.     No Interest on Contributions. No interest will be paid or allowed on any Contributions made pursuant to the Plan or credited to the account of or distributed to any Participant.

ARTICLE IX
STOCK

9.1.     Maximum Shares. Subject to the provisions of Sections 12.3 and 12.4 hereof, the maximum number of shares of Common Stock that may be issued under the Plan shall be 600,000 shares, which shares may be authorized but unissued shares of Common Stock or treasury shares (including, without limitation, shares acquired by the Company on the open market).

9.2.     Participant’s Interest in Shares. No Participant shall be deemed for any purpose to be the owner of shares of Common Stock subject to any Purchase Right held by such Participant unless and until (a) the Purchase Right shall have been exercised as provided in Section 6.1 hereof, (b) the Company shall have issued and delivered shares of Common Stock or evidence of book entry shares to the Participant and (c) the Participant’s name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Participant shall have full voting, dividend and other ownership rights with respect to such shares of Common Stock. Shares of Common Stock purchased by a Participant under the Plan will be recorded in the books and records of the Company in the name of the Participant.

ARTICLE X
ADMINISTRATION

10.1.   Plan Administrator. The Plan shall be administered by the Committee. The Committee may delegate any or all of its administrative authority under the Plan to a committee comprised of officers or senior level employees of the Company (the “Administrative Committee”). However, the Administrative Committee shall not have the authority to (i) increase the maximum number of shares available for issuance under the Plan or the maximum number of shares that may be purchased by any Participant for any Offering Period (other than for adjustments under Section 12.4), (ii) modify the eligibility requirements under the Plan, (iii) designate a Subsidiary as a Designated Subsidiary, (iv) change the maximum duration of Offering Periods, (v) establish or change the Offering Price for any Offering Period or (vi) take any action specifically reserved by the Committee.

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10.2.   Actions of Committee and Administrative Committee. The Committee and the Administrative Committee, as applicable, shall hold meetings when it deems necessary and shall keep minutes of its meetings. The acts of a majority of the total membership of the Committee or Administrative Committee at any meeting, or the acts approved in writing by all of its members, shall be the acts of the Committee or the Administrative Committee, as applicable. Determinations or actions under the Plan to be made or taken by the Plan Administrator may be taken by action of either the Committee or the Administrative Committee (subject to the limitations in Section 10.1) and determinations or actions under the Plan to be made or taken by the Committee may only be taken by action of the Committee.

10.3.   Authority of Plan Administrator. Subject to the provisions of the Plan, the Plan Administrator shall have the authority to construe the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for administering the Plan. The Plan Administrator may establish any policies or procedures that in its discretion are necessary or appropriate for the operation and administration of the Plan and may adopt rules for the administration of the Plan. All decision and determinations by the Plan Administrator in the exercise of its powers hereunder shall be final, binding and conclusive upon all parties.

10.4.   No Liability. No member of the Committee or the Administrative Committee shall be liable for any action or determination made in good faith with respect hereto or any Purchase Right granted hereunder.

ARTICLE XI
FOREIGN JURISDICTIONS

11.1.   The Plan Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing sentence, the Plan Administrator is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, contributing to the Plan by means other than payroll deductions, payment of interest on Contributions, conversion of local currency, withholding procedures, withdrawing from the Plan, beneficiary designations, the use of funds and handling of stock certificates which may vary to comply with or facilitate compliance with local law and procedures.

11.2   The Plan Administrator may also adopt Plan supplements applicable to particular Designated Subsidiaries or locations, which supplements may (as determined by the Plan Administrator) constitute provisions of this Plan applicable to such Designated Subsidiaries or locations or one or more sub-plans not intended to comply with Section 423 of the Code. The terms and conditions of any such sub-plan shall supersede the provisions of this Plan to the extent determined by the Plan Administrator, with the exception of Section 9.1, but unless otherwise so superseded, the provisions of this Plan shall be deemed incorporated into any such sub-plan.

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ARTICLE XII
MISCELLANEOUS

12.1.   Designation of Beneficiary.     To the extent permitted by applicable law, the Company may from time to time permit each Participant to name one or more individuals to whom (i) any shares of Common Stock and cash, if any, is to be delivered and paid from such Participant’s account under the Plan in the event of such Participant’s death subsequent to a Purchase Date but prior to delivery to such Participant of such shares and cash and (ii) cash, if any, is to be paid in the event of such Participant’s death prior to a Purchase Date. In the absence of any such designation or if any such designation is not effective under applicable law as determined by the Plan Administrator, any shares of Common Stock or cash remaining in the Participant’s account at the Participant’s death shall be delivered or paid to the Participant’s estate.

12.2.   Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

12.3.   Adjustment Upon Changes in Capitalization, Dissolution, Liquidation or Corporate Transaction.

(a)     Changes in Capitalization.

(i)     In the event of an Adjustment Event, the Committee shall make such adjustments, if any, as it determines are equitable and appropriate to (A) the maximum number and class of shares of Common Stock or other stock or securities with respect to which Purchase Rights may be granted under the Plan, (B) the maximum number and class of shares of Common Stock or other stock or securities that may be issued upon exercise of Purchase Rights under the Plan, (C) the maximum number and class of shares of Common Stock or other stock or securities with respect to which Purchase Rights may be granted to any Eligible Employee in any calendar year and (D) the number and class of shares of Common Stock or other stock or securities which are subject to outstanding Purchase Rights granted under the Plan and the Offering Price therefor, if applicable.

(ii)     Any such adjustment in the shares of Common Stock or other stock or securities subject to outstanding Purchase Rights (including any adjustments in the Offering Price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent permitted by Sections 423 and 424 of the Code.

(iii)     If, by reason of any such adjustment, a Participant shall be entitled to, or a Participant shall be entitled to exercise a Purchase Right with respect to, new, additional or different shares of stock or securities of the Company or any other corporation, such new, additional or different shares shall thereupon be subject to all of the conditions and restrictions that were applicable to the shares of Common Stock subject to the Purchase Right prior to such adjustment.

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(b)     Corporate Transactions.

(i)     In the event of a Corporate Transaction, the Committee shall have the option, in its discretion, to (A) accelerate the next Purchase Date with respect to the Offering Period then in progress to any payroll date preceding the Corporate Transaction and promptly refund (without interest) any cash balance remaining in a Participant’s account to such Participant or (B) terminate the Offering Period then in progress immediately prior to the consummation of such Corporate Transaction and refund the entire cash balance of a Participant’s account to such Participant as soon as reasonably practicable.

12.4.   Amendment and Termination. The Board shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board shall not, without the approval of the stockholders of the Company, (a) increase the aggregate number of shares of Common Stock which may be issued under the Plan (except pursuant to Section 12.4 hereof) or (b) change the class of Employees eligible to receive Purchase Rights under the Plan; and provided, further, however, that no termination, modification or amendment of the Plan may, without the consent of a Participant then having a Purchase Right under the Plan, adversely affect the rights of such Participant under such Purchase Right, except that the foregoing shall not prohibit the Company from terminating the Plan at any time (including during an Offering Period) and applying the amounts theretofore withheld from a Participant to the purchase of shares of Common Stock as if the termination date of the Plan were a Purchase Date and promptly refunding (without interest) any cash balance remaining in such Participant’s account to the Participant.

12.5.   Non-Exclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or purchase rights other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

12.6.   Limitation of Liability. As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a)     give any person any right to be granted a Purchase Right except as specifically provided in the Plan;

(b)     give any person any rights whatsoever with respect to shares of Common Stock except as specifically provided in the Plan;

(c)     limit in any way the right of the Company to terminate the employment of any person at any time; or

11

(d)     be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

12.7.   Conditions to Issuance of Shares.

(a)     The issuance of shares of Common Stock is subject to compliance with all applicable federal, state and foreign law. Further, if at any time the Plan Administrator determines, in its discretion, that the listing, registration or qualification of the shares of Common Stock issuable pursuant to the Plan is required by any securities exchange or under any federal, state or foreign law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares of Common Stock, no shares of Common Stock shall be or shall be deemed to be issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions that are not acceptable to the Plan Administrator. Any person exercising a Purchase Right or receiving shares of Common Stock shall make such representations and agreements and furnish such information as the Plan Administrator may request to assure compliance with the foregoing or any other applicable legal requirements.

(b)     Notwithstanding anything contained in the Plan to the contrary, in the event that the disposition of shares of Common Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such shares of Common Stock shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations promulgated thereunder. The Plan Administrator may require any individual receiving shares of Common Stock pursuant to exercise of any Purchase Right, as a condition precedent to receipt of such shares of Common Stock, to represent and warrant to the Company in writing that the shares of Common Stock acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under the Securities Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such shares of Common Stock shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.

12.8.   Governing Law. Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the Commonwealth of Virginia without giving effect to conflicts of laws principles thereof.

12.9.   Effective Date. The effective date of the Plan shall be as determined by the Board, subject only to approval by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with the applicable laws of the Commonwealth of Virginia within twelve (12) months after the adoption of the Plan by the Board.

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MEDIA GENERAL, INC.
333 EAST FRANKLIN STREET
RICHMOND, VA 23219

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 22, 2015 (April 20, 2015 for participants in Media General's 401(k) Plans). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 22, 2015 (April 20, 2015 for participants in Media General's 401(k) Plans). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M83022-P60669-Z64905

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MEDIA GENERAL, INC.

Item 1. ELECTION OF DIRECTORS:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED BELOW.

For All ☐ Withhold All ☐ For All Except ☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

NOMINEES:

01) J. Stewart Bryan III
02) Diana F. Cantor
03) Royal W. Carson III
04) H.C. Charles Diao
05) Dennis J. FitzSimons
06) Soohyung Kim
07) Douglas W. McCormick
08) John R. Muse
09) Wyndham Robertson
10) Vincent L. Sadusky
11) Thomas J. Sullivan

		For	Against	Abstain
Item 2.	**THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR:** The Media General, Inc. Amended and Restated Long-Term Incentive Plan.	☐	☐	☐
Item 3.	**THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR:** The Media General, Inc. Employee Stock Purchase Plan.	☐	☐	☐
Item 4.	**THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR:** The Board's advisory vote on executive compensation.	☐	☐	☐

RECEIPT OF NOTICE OF MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED. THIS INSTRUCTION CARD REVOKES ALL PREVIOUS INSTRUCTIONS. UNLESS INDICATED TO THE CONTRARY, IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

Note: Please sign exactly as your name or names appear(s) on this instruction card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] ________ Date ________

Signature (Joint Owners) ________ Date ________

The meeting address is:
WKRN-TV, 441 Murfreesboro Road, Nashville, Tennessee 37210.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

▼ **Please fold and detach card at perforation before mailing IF you are not voting via telephone or the Internet.** ▼

M83023-P60669-Z64905

MEDIA GENERAL, INC.

ANNUAL MEETING OF STOCKHOLDERS
April 23, 2015

PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Andrew C. Carington, Vincent L. Sadusky and James F. Woodward, or any of them, the proxies of the undersigned, with power of substitution, are hereby appointed to vote all Voting Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, April 23, 2015, and any adjournment thereof, as follows on the reverse side and upon such other business as may properly come before the meeting for the vote of such Stockholder(s).

EMPLOYEES' MG ADVANTAGE 401(K) PLAN OR MEDIA GENERAL, INC. SUPPLEMENTAL 401(K) PLAN

As a participant in the MG Advantage 401(k) Plan or Supplemental 401(k) Plan, you have the right to direct Fidelity Management Trust Company, as Trustee, regarding how to vote the shares of Media General, Inc. Voting Common Stock credited to your account at the Annual Stockholders' Meeting to be held on April 23, 2015, and any adjournment thereof, as follows on the reverse side and upon such other business as may properly come before the meeting for the vote of such Stockholder(s). The shares credited to your account will be voted as directed. If your voting direction is not received by April 20, 2015, the shares credited to your account will be voted in the same proportion as directions received from participants.

To ensure timely receipt of your vote and to help the company reduce costs, you are encouraged to submit your voting instruction over the Internet or by telephone: simply follow the instructions on the reverse side of this card. Internet and telephone voting facilities will close at 11:59 p.m. E.D.T. on April 22, 2015 (April 20, 2015 for participants in Media General's 401(k) Plans).

If you choose to submit your voting instruction by mail, just mark, sign and date this proxy card on the reverse side and return it promptly in the envelope provided. Please date and sign this proxy as your name appears. Joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.

(Continued and to be dated and signed on the reverse side)